UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

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THE WESTERN UNION COMPANY

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THE WESTERN UNION COMPANY
12500 East Belford Avenue
Englewood, Colorado 80112
April 17, 2013
Dear Stockholder:
The Board of Directors of The Western Union Company (“Western Union”) has a history of strong corporate governance and is committed to fulfilling its fiduciary obligations to Western Union’s stockholders. The Board continually monitors developments regarding corporate governance and executive compensation, with an eye toward ensuring that Western Union’s practices foster long-term stockholder value creation. We welcome stockholder input on these issues. As described below, we have taken significant steps to enhance Western Union’s corporate governance in the areas of stockholder engagement, board effectiveness, and executive compensation.
STOCKHOLDER ENGAGEMENT
Proxy Access - We have amended Western Union’s By-Laws to allow for stockholder “proxy access.” The By-Laws now permit qualifying stockholders or groups of qualifying stockholders that have each beneficially owned at least 3% of Western Union’s common stock for three years to nominate up to an aggregate of 20% of the members of the Board and have information and supporting statements regarding those nominees included in Western Union’s proxy statement.
Allowing Stockholders to Call Special Meetings - We are recommending that stockholders vote to approve amendments to Western Union’s Amended and Restated Certificate of Incorporation to allow Western Union stockholders to call a special meeting of stockholders. As more fully described in the enclosed proxy statement, the proposed modifications are structured so that a qualifying stockholder or group of stockholders that has held at least a 20% “net long position” in Western Union’s common stock for at least one year may call a special meeting.
Annual Election of the Board of Directors - At Western Union’s 2012 Annual Meeting of Stockholders, stockholders approved the Board’s proposal to declassify the Board. As a result, beginning with the 2013 Annual Meeting, directors standing for election at an annual meeting will be elected to a one-year, rather than three-year, term of office.
BOARD EFFECTIVENESS AND CAPABILITIES
Expanded Board Capabilities - We added two new independent directors to the Board in 2012, Richard A. Goodman and Solomon D. Trujillo, each of whom we believe has further expanded the skills and diversity of the Board. As a former executive and Chief Financial Officer of PepsiCo, Mr. Goodman brings to the Board financial expertise and global experience and perspective with regard to consumer products, marketing, brand management and complex capital structures. Mr. Trujillo brings to the Board experience as a chief executive officer of global companies in the telecommunications, media and cable industries. Also notable about Mr. Trujillo is that, in recognition of a lifetime of advocacy and commitment to workplace diversity, he received the Ronald H. Brown Corporate Bridge Builder Award from President Clinton and has been ranked by Hispanic Business magazine as one of the 100 Most Influential Hispanics in the United States.
The other members of the Board also represent diverse experience, backgrounds, cultural viewpoints and skill sets, including with respect to global business leadership, emerging markets, financial services, regulated industries, consumer goods and services, marketing, gender and ethnicity. Further information regarding the skills and background of the members of the Board can be found on pages 5-8 of the enclosed proxy statement, and a matrix illustrating the skills and qualifications of the members of the Board can be found on page 9.
EXECUTIVE COMPENSATION
The Company’s executive compensation practices include the following, each of which we believe reinforces our executive compensation philosophy and objectives and ultimately serves stockholder interests:

Pay-For-Performance - Our 2012 executive compensation program was designed so that performance-based pay elements comprised at least 88% of the targeted annual compensation for the Chief Executive Officer. To further align the interests of our executives with the Company’s stockholders, the 2012 performance-based restricted stock unit awards include payout modifiers limiting the percentage of the awards that may vest based on the Company’s total shareholder return performance relative to the S&P 500 Index and the Company’s stock price performance.
Emphasis on Future Pay Opportunity Versus Current Pay - In 2012, all of the long-term incentive awards delivered to our executives were in the form of equity-based compensation.
Executive Severance Policy - Upon a change-in-control, executive severance benefits are generally payable only upon a “double trigger,” and tax gross-up payments are prohibited for individuals promoted or hired as executives after April 2009.
“Clawback” Policy - The Company may recover incentive compensation in the event of fraud or misconduct by the executive.
Stock Ownership Requirements - We require all of our directors and executives to meet stock ownership requirements.
Prohibition on Pledging and Hedging of the Company’s Securities - We prohibit our executives and directors from pledging the Company’s securities or engaging in hedging or short-term speculative trading of the Company’s securities.
* * * * *
Despite the loss in market value of the Company’s stock in 2012 and recent regulatory, competitive and economic challenges, the Board and management remain committed to Western Union’s long-term success and to taking steps to create long-term stockholder value.  We firmly believe that our historically strong cash flow, significant annual dividend, worldwide brand, global retail network, and historical and continuing focus on the customer remain key components of Western Union’s business from which to leverage future growth, including through innovations in Western Union Business Solutions and Western Union Digital and online services.
Investor feedback on corporate governance is extremely helpful in enabling us to achieve long-term success, and you should feel free to contact us using the contact information given in the enclosed proxy statement. Thank you for your support and confidence.
The Board of Directors of The Western Union Company

THE WESTERN UNION COMPANY
12500 East Belford Avenue
Englewood, Colorado 80112
April 17, 2013
Dear Stockholder:
You are cordially invited to attend the 2013 Annual Meeting of Stockholders of The Western Union Company (the “Company”), to be held at 8:00 a.m., local time, on Thursday, May 30, 2013, at 505 Fifth Avenue, 7th Floor, New York, NY 10017. A registration desk will open at 7:30 a.m.
The attached notice and Proxy Statement contain details of the business to be conducted at the annual meeting. In addition, the Company’s 2012 Annual Report, which is being made available to you along with the Proxy Statement, contains information about the Company and its performance. Directors and officers of the Company will be present at the annual meeting.
Your vote is important! Whether or not you plan to attend the annual meeting, please read the Proxy Statement and then vote, at your earliest convenience, by telephone or Internet, or request a proxy card to complete, sign, and date and return by mail. Using the telephone or Internet voting systems, or mailing your completed proxy card, will not prevent you from voting in person at the meeting if you are a stockholder of record and wish to do so.
On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the Company.
Regards,

Hikmet Ersek
President, Chief Executive Officer and Director

THE WESTERN UNION COMPANY
12500 East Belford Avenue
Englewood, Colorado 80112
(866) 405-5012

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD May 30, 2013
NOTICE IS HEREBY GIVEN that the 2013 Annual Meeting of Stockholders of The Western Union Company, a Delaware corporation (the “Company”), will be held at 8:00 a.m., local time, on Thursday, May 30, 2013, at 505 Fifth Avenue, 7th Floor, New York, New York 10017, for the following purposes:

1.
Elect Dinyar S. Devitre, Betsy D. Holden, Wulf von Schimmelmann, and Solomon D. Trujillo to serve as members of the Company’s Board of Directors until the Company’s 2014 Annual Meeting of Stockholders.

2.	Hold an advisory vote to approve executive compensation.

3.	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2013.

4.	Approve amendments to the Company’s Amended and Restated Certificate of Incorporation to provide stockholders the right to call special meetings of stockholders.

5.	Vote on the stockholder proposal described in the accompanying Proxy Statement, if properly presented at the 2013 Annual Meeting of Stockholders.

6.	Transact any other business as may properly come before the meeting or any adjournment or postponement of the meeting.
The Board of Directors recommends the following votes:

•	FOR the election of all the nominees for the Board of Directors.

•
FOR the approval of a resolution to approve, on an advisory basis, the compensation of the Company’s named executive officers, as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in this Proxy Statement.

•	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2013.

•	FOR the amendments to the Company’s Amended and Restated Certificate of Incorporation to provide stockholders the right to call special meetings of stockholders.

•	AGAINST the stockholder proposal described in the accompanying Proxy Statement, if properly presented at the 2013 Annual Meeting of Stockholders.
Our stockholders of record on April 1, 2013 are entitled to notice of and to vote at the meeting and at any adjournment or postponement that may take place. A list of stockholders entitled to vote at the meeting will be available for the examination of any stockholder at the annual meeting and for ten days prior to the annual meeting at our principal executive offices located at 12500 East Belford Avenue, Englewood, Colorado 80112.
You are cordially invited to attend the annual meeting. To gain admission, you will need to show that you are a stockholder of the Company. All stockholders will be required to show valid, government-issued, picture identification or an employee badge issued by the Company. If your shares are registered in your name, your name will be compared to the list of registered stockholders to verify your share ownership. If your shares are in the name of your broker or bank, you will need to bring evidence of your share ownership, such as your most recent brokerage account statement or a legal proxy from your broker. If you do not have valid picture identification and proof that you own Company shares, you will not be admitted to the annual meeting of stockholders.

All packages and bags are subject to inspection. Please note that the registration desk will open at 7:30 a.m. Please arrive in advance of the start of the meeting to allow time for identity verification.
Your vote is extremely important. We appreciate your taking the time to vote promptly. After reading the Proxy Statement, please vote, at your earliest convenience by telephone or Internet, or request a proxy card to complete, sign, and return by mail. If you decide to attend the annual meeting and would prefer to vote by ballot, your proxy will be revoked automatically and only your vote at the annual meeting will be counted. YOUR SHARES CANNOT BE VOTED UNLESS YOU VOTE BY: (i) TELEPHONE; (ii) INTERNET; (iii) REQUESTING A PAPER PROXY CARD TO COMPLETE, SIGN, AND RETURN BY MAIL; OR (iv) ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON. Please note that all votes cast via telephone or the Internet must be cast prior to 12:00 p.m., Central Daylight Time on Wednesday, May 29, 2013.
By Order of the Board of Directors

John R. Dye
Executive Vice President, General Counsel and Secretary
April 17, 2013

YOUR VOTE IS IMPORTANT
PLEASE PROMPTLY VOTE BY TELEPHONE OR INTERNET, OR REQUEST A PROXY CARD TO COMPLETE, SIGN AND RETURN BY MAIL SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND SO THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. YOUR PROMPT ACTION WILL AID THE COMPANY IN REDUCING THE EXPENSE OF PROXY SOLICITATION.

TABLE OF CONTENTS

Proxy Statement	1
The Proxy Process and Stockholder Voting	1
Board of Directors Information	5
Proposal 1—Election of Directors	10
Corporate Governance	11
Summary of Corporate Governance Practices	11
Independence of Directors	12
Board Leadership Structure and Role in Risk Oversight	13
Committees of the Board of Directors	13
Chief Executive Officer Succession Planning	16
Communications with the Board of Directors	16
Board Attendance at Annual Stockholders’ Meeting	16
Presiding Director of Non-Management Director Meetings	16
Nomination of Directors	16
Submission of Stockholder Proposals	17
Code of Ethics	17
Compensation of Directors	18
Report of the Audit Committee	21
Compensation and Benefits Committee Report	22
Compensation Discussion and Analysis	23
Executive Summary	23
Establishing and Evaluating Executive Compensation	25
The Western Union Executive Compensation Program	31
Compensation of Our Named Executive Officers	36
Executive Compensation	41
2012 Summary Compensation Table	41
2012 All Other Compensation Table	42
2012 Grants of Plan-Based Awards Table	43
Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table	44
2012 Outstanding Equity Awards at Fiscal Year End Table	46
2012 Option Exercises and Stock Vested Table	48
2012 Nonqualified Deferred Compensation Table	48
Potential Payments Upon Termination or Change-in-Control	49
Payments Upon a Termination or Change-in-Control	51
Risk Management and Compensation	53
Proposal 2—Advisory Vote to Approve Executive Compensation	55
Proposal 3—Ratification of Selection of Auditors	57
Proposal 4—Approval of Amendments to the Company’s Amended and Restated Certificate of Incorporation to Provide Stockholders with the Right to Call Special Meetings of Stockholders	58
Proposal 5—Stockholder Proposal Regarding Political Contributions	60
Equity Compensation Plan Information	62
Stock Beneficially Owned by Directors, Executive Officers and Our Largest Stockholders	63
Certain Transactions and Other Matters	64
Section 16(a) Beneficial Ownership Reporting Compliance	64
Annex A—Proposed Amendments to the Company’s Amended and Restated Certificate of Incorporation to Provide Stockholders with the Right to Call Special Meetings of Stockholders	A-1
Annex B—Proposed Amendments to Article II of the Company’s By-Laws to Provide Stockholders with the Right to Call Special Meetings of Stockholders	B-1

Proxy Statement and Proxy Process

THE WESTERN UNION COMPANY
12500 East Belford Avenue
Englewood, Colorado 80112
(866) 405-5012
PROXY STATEMENT

The Board of Directors (“Board of Directors” or “Board”) of The Western Union Company (“Western Union” or the “Company”) is soliciting your proxy to vote at the annual meeting of stockholders to be held on May 30, 2013 at 8:00 a.m., local time, and any adjournment or postponement of that meeting. The meeting will be held at 505 Fifth Avenue, 7th Floor, New York, New York 10017.
In accordance with rules and regulations of the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each stockholder of record or beneficial owner, we furnish proxy materials, which include this Proxy Statement and the accompanying Proxy Card, Notice of Meeting, and Annual Report to Stockholders, to our stockholders over the Internet unless otherwise instructed by the stockholder. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.
The Notice of Internet Availability of Proxy Materials was first mailed on or before April 17, 2013 to all stockholders of record as of April 1, 2013 (the “Record Date”). The only voting securities of the Company are shares of the Company’s Common Stock, $0.01 par value per share (the “Common Stock”), of which there were 559,345,871 shares outstanding as of the Record Date.
The Company’s Annual Report to Stockholders, which contains consolidated financial statements for the year ended December 31, 2012, accompanies this Proxy Statement. You also may obtain a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 that was filed with the SEC, without charge, by writing to Investor Relations, The Western Union Company, 12500 East Belford Avenue, Mailstop M23IR, Englewood, Colorado 80112. If you would like to receive a copy of any exhibits listed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, please call (866) 405-5012 or submit a request in writing to Investor Relations at the above address, and the Company will provide you with the exhibits upon the payment of a nominal fee (which fee will be limited to the expenses we incur in providing you with the requested exhibits). The Company’s Annual Report on Form 10-K and these exhibits are also available in the “Investor Relations” section of www.westernunion.com.
THE PROXY PROCESS AND STOCKHOLDER VOTING

Why Did I Receive These Materials?
Our Board of Directors has made these materials available to you on the Internet or, upon your request, has delivered printed versions of these materials to you by mail, in connection with the Board’s solicitation of proxies for use at our 2013 Annual Meeting of Stockholders, which will take place on May 30, 2013, or any adjournment or postponement thereof. Our stockholders are invited to attend the annual meeting and are requested to vote on the proposals described in this Proxy Statement.
What Does It Mean If I Receive More Than One Notice of Internet Availability of Proxy Materials or Proxy Card?
This means you hold shares of the Company in more than one way. For example, you may own some shares directly as a “Registered Holder” and other shares through a broker or you may own shares through more than one broker. In these situations you may receive multiple Notices of Internet Availability of Proxy Materials or, if you request proxy materials to be delivered to you by mail, Proxy Cards. It is necessary for you to vote, sign, and return all of the Proxy Cards or follow the instructions for any alternative voting procedure on each of the Notices of Internet Availability of Proxy Materials you receive in order to vote all of the shares you own. If you request proxy materials to be delivered to you by mail, each Proxy Card you receive will come with its own prepaid return envelope; if you vote by mail, make sure you return each Proxy Card in the return envelope which accompanied that Proxy Card.

THE WESTERN UNION COMPANY-Proxy Statement 1

Proxy Statement and Proxy Process

Why Did My Household Receive Only One Copy of the Notice of Internet Availability of Proxy Materials or Proxy Materials?
In addition to furnishing proxy materials electronically, we take advantage of the SEC’s “householding” rules to reduce the delivery cost of materials. Under such rules, only one Notice of Internet Availability of Proxy Materials or, if you have requested paper copies, only one set of proxy materials are delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. If you are a stockholder sharing an address and wish to receive a separate Notice of Internet Availability of Proxy Materials or copy of the proxy materials, you may so request by contacting the Broadridge Householding Department by phone at 1-800-542-1061 or by mail to Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717. A separate copy will be promptly provided following receipt of your request, and you will receive separate materials in the future. If you currently share an address with another stockholder but are nonetheless receiving separate copies of the materials, you may request delivery of a single copy in the future by contacting the Broadridge Householding Department at the number or address shown above.
Does My Vote Matter?
YES! We are required to obtain stockholder approval for the election of directors and other important matters. Each share of Common Stock is entitled to one vote and every share voted has the same weight. In order for the Company to obtain the necessary stockholder approval of proposals, a “quorum” of stockholders (a majority of the issued and outstanding shares entitled to vote) must be represented at the meeting in person or by proxy. If a quorum is not obtained, the Company must adjourn or postpone the meeting and solicit additional proxies; this is an expensive and time-consuming process that is not in the best interest of the Company or its stockholders. Since few stockholders can spend the time or money to attend stockholder meetings in person, voting by proxy is important to obtain a quorum and complete the stockholder vote.
How Do I Vote?
By Telephone or Internet—You may vote your shares via telephone as instructed on the Proxy Card, or the Internet as instructed on the Proxy Card or the Notice of Internet Availability of Proxy Materials. The telephone and Internet procedures are designed to authenticate your identity, to allow you to vote your shares, and confirm that your instructions have been properly recorded.
The telephone and Internet voting facilities will close at 12:00 p.m., Central Daylight Time, on May 29, 2013.
By Mail—If you request paper Proxy Cards by telephone or Internet, you may elect to vote by mail. If you elect to do so, you should complete, sign, and date each Proxy Card you receive, indicating your voting preference on each proposal, and return each Proxy Card in the prepaid envelope which accompanied that Proxy Card. If you return a signed and dated Proxy Card but you do not indicate your voting preferences, your shares will be voted in accordance with the recommendations of the Board of Directors. By returning your signed and dated Proxy Card or providing instructions by the alternative voting procedure in time to be received for the 2013 Annual Meeting of Stockholders, you authorize Hikmet Ersek and John R. Dye to act as your Proxies to vote your shares of Common Stock as specified.
At the Meeting—Shares held in your name as the stockholder of record may be voted by you in person at the annual meeting. Shares held beneficially on your behalf by a broker or agent may be voted by you in person at the annual meeting only if you obtain a legal proxy from the broker or agent that holds your shares giving you the right to vote the shares, and you bring such proxy to the annual meeting.
Shares held in The Western Union Company Incentive Savings Plan—For shares held in The Western Union Company Incentive Savings Plan, that plan's trustee will vote such shares as directed. If no direction is given on how to vote such shares to the trustee by mail on or before May 24, 2013 or by Internet or phone by 11:59 p.m. (Central time) on May 27, 2013, the trustee will vote your shares held in that plan in the same proportion as the shares for which it receives instructions from all other participants in the plan.
How Many Votes Are Required to Approve a Proposal?
The Company’s By-Laws (the “By-Laws”) require directors to be elected by the majority of votes cast with respect to such director in uncontested elections (the number of shares voted “for” a director must exceed the number of votes cast “against” that director). In a contested election (a situation in which the number of nominees exceeds the number of directors to be elected), the standard for election of directors will be a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors.

THE WESTERN UNION COMPANY-Proxy Statement 2

Proxy Statement and Proxy Process

The proposal regarding stockholder special meeting rights (Proposal 4) requires the affirmative vote of the holders of a majority of the outstanding common stock of the Company entitled to vote thereon. The advisory vote to approve executive compensation (Proposal 2), the ratification of Ernst & Young LLP’s appointment as independent registered public accounting firm (Proposal 3), and the stockholder proposal (Proposal 5) set forth in this Proxy Statement require the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the annual meeting and entitled to vote thereon.
What Is The Effect Of Not Voting?
It depends on how ownership of your shares is registered and the proposal to be voted upon. If you own shares as a Registered Holder, rather than through a broker, your unvoted shares will not be represented at the meeting and will not count toward the quorum requirement. A failure to vote on Proposal 4 will have the same effect as a vote against the Proposal. Except as described below, and assuming a quorum is obtained, with respect to each of the other proposals your unvoted shares will not affect whether a proposal is approved or rejected.
If you own shares through a broker and do not vote, your broker may represent your shares at the meeting for purposes of obtaining a quorum. As described in the answer to the following Question, in the absence of your voting instruction, your broker may or may not vote your shares.
If I Don’t Vote, Will My Broker Vote For Me?
If you own your shares through a broker and you don’t vote, your broker may vote your shares in its discretion on some “routine matters.” With respect to other proposals, however, your broker may not be able to vote your shares for you. With respect to these proposals, the aggregate number of unvoted shares is reported as the “broker non-vote.” “Broker non-vote” shares are counted toward the quorum requirement. “Broker non-vote” shares will have the same effect as a vote against Proposal 4. With respect to each of the other proposals, a “broker non-vote” share will not affect the determination of whether the matter is approved. The Company believes that the proposal to ratify Ernst & Young LLP’s appointment as independent registered public accounting firm (Proposal 3) set forth in this Proxy Statement is a routine matter on which brokers will be permitted to vote any unvoted shares.
Other than Proposal 3, the Company believes that all other proposals set forth in this Proxy Statement are not considered routine matters and brokers will not be able to vote on behalf of their clients if no voting instructions have been furnished. Please vote your shares on all proposals.
How Are Abstentions Treated?
Whether you own your shares as a Registered Holder or through a broker, abstentions are counted toward the quorum requirement and are counted as votes “against” a proposal, other than the proposal for the election of directors.
If I Own My Shares Through A Broker, How Is My Vote Recorded?
Brokers typically own shares of Common Stock for many stockholders. In this situation the Registered Holder on the Company’s stock register is the broker or its nominee. This often is referred to as holding shares in “Street Name.” The “Beneficial Owners” do not appear in the Company’s stockholder register. If you hold your shares in Street Name, and elect to vote via telephone or the Internet, your vote will be submitted to your broker. If you request paper Proxy Cards and elect to vote by mail, the accompanying return envelope is addressed to return your executed Proxy Card to your broker. Shortly before the meeting, each broker totals the votes submitted by telephone, Internet, or mail by the Beneficial Owners for whom it holds shares, and submits a Proxy Card reflecting the aggregate votes of such Beneficial Owners.
Is My Vote Confidential?
In accordance with the Company’s Corporate Governance Guidelines, the vote of any stockholder will not be revealed to anyone other than a non-employee tabulator of votes or an independent election inspector, except (i) as necessary to meet applicable legal and stock exchange listing requirements, (ii) to assert claims for or defend claims against the Company, (iii) to allow the Inspectors of Election to certify the results of the stockholder vote, (iv) in the event a proxy, consent, or other solicitation in opposition to the voting recommendation of the Board of Directors takes place, (v) if a stockholder has requested that his or her vote be disclosed, or (vi) to respond to stockholders who have written comments on Proxy Cards.

THE WESTERN UNION COMPANY-Proxy Statement 3

Proxy Statement and Proxy Process

Can I Revoke My Proxy And Change My Vote?
Yes. You have the right to revoke your proxy at any time prior to the time your shares are voted. If you are a Registered Holder, your proxy can be revoked in several ways: (i) by timely delivery of a written revocation delivered to the Corporate Secretary, (ii) by timely submission of another valid proxy bearing a later date (including through any alternative voting procedure described on the Notice of Internet Availability of Proxy Materials or Proxy Card), or (iii) by attending the meeting and giving the Inspectors of Election notice that you intend to vote your shares in person. If your shares are held by a broker, you must contact your broker in order to revoke your proxy.
Will Any Other Business Be Transacted At The Meeting? If So, How Will My Proxy Be Voted?
Management does not know of any business to be transacted at the annual meeting of stockholders other than those matters described in this Proxy Statement. The period specified in the Company’s By-Laws for submitting additional proposals to be considered at the meeting has passed and there are no such proposals to be considered. However, should any other matters properly come before the meeting, and any adjournments and postponements thereof, shares with respect to which voting authority has been granted to the Proxies will be voted by the Proxies in accordance with their judgment.
Who Counts The Votes?
Votes will be counted and certified by the Inspectors of Election, who are employees of Wells Fargo Bank, N.A., the Company’s Transfer Agent and Registrar. If you are a Registered Holder, your telephone or Internet vote is submitted, or your executed Proxy Card is returned, directly to Wells Fargo for tabulation. As noted above, if you hold your shares through a broker, your broker returns a single Proxy Card to Wells Fargo on behalf of its clients.
How Much Does The Proxy Solicitation Cost?
The Company has engaged the firm of MacKenzie Partners, Inc., 105 Madison Avenue, New York, New York 10016, to assist in distributing and soliciting proxies for a fee of $10,000, plus expenses. However, the proxy solicitor fee is only a small fraction of the total cost of the proxy process. The largest expense in the proxy process is printing and mailing the proxy materials. The Company will also reimburse brokers, fiduciaries, and custodians for their costs in forwarding proxy materials to Beneficial Owners of our Common Stock. Proxies also may be solicited on behalf of the Company by directors, officers, or employees of the Company in person or by mail, telephone, or facsimile transmission. No additional compensation will be paid to such directors, officers, or employees for soliciting proxies. The Company will bear the entire cost of solicitation of proxies, including the preparation, assembly, printing, and mailing of the Notice of Internet Availability of Proxy Materials, and this Proxy Statement and the accompanying Proxy Card, Notice of Meeting, and Annual Report to Stockholders.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

The Company’s Proxy Statement and Annual Report to Stockholders are available at www.ematerials.com/wu for Registered Holders and at www.proxyvote.com for Beneficial Owners. To access such materials, you will need the control/identification numbers provided to you in your Notice of Internet Availability of Proxy Materials or your Proxy Card.

THE WESTERN UNION COMPANY-Proxy Statement 4

Board of Directors Information

BOARD OF DIRECTORS INFORMATION

In accordance with applicable Delaware law, the business of the Company is managed under the direction of its Board of Directors. Pursuant to the Company’s Amended and Restated Certificate of Incorporation, the Board of Directors is to consist of not less than one nor more than 15 directors. At the Company’s 2012 Annual Meeting of Stockholders, the Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to declassify the Board of Directors such that each director will be elected to a one-year term beginning with the directors elected at the 2013 Annual Meeting of Stockholders. During 2012, the Board of Directors met nine times (not including committee meetings). Each of the directors attended at least 75% of the aggregate number of meetings of the Board and Board committees on which they served during 2012.
Board of Directors Members

Name and Age	Principal Occupation, Business Experience and Directorships	Experience, Qualifications, Attributes and Skills Supporting Directorship Position on the Company’s Board*	Director Since
Dinyar S. Devitre Age 65
Special Advisor to General Atlantic LLC since June 2008. Mr. Devitre served as Senior Vice President and Chief Financial Officer of Altria Group, Inc. from March 2002 until March 2008. From 2001 to 2002, Mr. Devitre served as a private business consultant and from 1998 to 2001, he was Executive Vice President at Citibank in Europe. He started with the Altria Group companies in 1970 and served in a variety of positions, including President Philip Morris, Asia, Chairman and Chief Executive Officer Philip Morris, Japan, and Senior Vice President, Corporate Planning, Philip Morris Companies, Inc. from 1995 to 1998. Mr. Devitre was a director of Kraft Foods Inc. from September 2002 to May 2007, and is a director of SABMiller plc and Altria Group, Inc. Mr. Devitre’s term expires in 2013.
		Mr. Devitre brings to the Board experience as the chief financial officer of a large U.S.-based multinational company, as an executive and director of large consumer goods corporations subject to regulation in multiple jurisdictions and as an executive of a financial services company. Mr. Devitre has experience with complex capital structures and related issues. Mr. Devitre also provides the Board with diversity in viewpoint and international business experience as a native of India who has lived and worked in many countries.	2006
Hikmet Ersek Age 52
President and Chief Executive Officer of the Company since September 2010. Prior to taking this position, Mr. Ersek had served as our Chief Operating Officer since January 2010. From December 2008 to December 2009, Mr. Ersek served as the Company’s Executive Vice President and Managing Director, Europe, Middle East, Africa and Asia Pacific Region. From September 2006 to December 2008, Mr. Ersek served as the Company’s Executive Vice President and Managing Director, Europe/Middle East/Africa/South Asia. Prior to September 2006, Mr. Ersek held various positions of increasing responsibility with Western Union. Before joining Western Union in September 1999, Mr. Ersek was with GE Capital and Europay/MasterCard specializing in European payment systems and consumer finance. Mr. Ersek’s term expires in 2014.
		Mr. Ersek is the only Director who is also an executive of the Company. Mr. Ersek provides his insight as the Company’s leader, and from his prior roles as the Company’s Chief Operating Officer and leader in the Company’s Europe, Middle East, Africa and Asia Pacific region, a significant area for the Company. Mr. Ersek provides many years of international consumer payment sales, marketing, distribution, and operations insight from his experience with the Company, GE Capital, and Europay/MasterCard.	2010

THE WESTERN UNION COMPANY-Proxy Statement 5

Board of Directors Information

Name and Age	Principal Occupation, Business Experience and Directorships	Experience, Qualifications, Attributes and Skills Supporting Directorship Position on the Company’s Board*	Director Since
Richard A. Goodman Age 64
Executive Vice President, Global Operations of PepsiCo Inc. (“PepsiCo”) from March 2010 to December 2011. Prior to that, Mr. Goodman was PepsiCo’s Chief Financial Officer from October 2006. From 2003 until October 2006, Mr. Goodman was Senior Vice President and Chief Financial Officer of PepsiCo International. Mr. Goodman served as Senior Vice President and Chief Financial Officer of PepsiCo Beverages International from 2001 to 2003, and as Vice President and General Auditor of PepsiCo from 2000 to 2001. Before joining PepsiCo in 1992, Mr. Goodman was with W.R. Grace & Co. in a variety of senior financial positions. Mr. Goodman is a director of Johnson Controls Inc. and Toys “R” Us, Inc. Mr. Goodman’s term expires in 2015.
		Mr. Goodman brings to the Board experience as the chief financial officer and executive of a large, U.S.-based global company that manufactures, markets, and distributes a broad range of consumer goods. Mr. Goodman has experience with complex capital structures, and brings to the Board and management perspective with regard to consumer products, marketing, and brand management. Mr. Goodman also brings to the Board his experience as a board member of both a global diversified industrial company and a global retailer.	2012
Jack M. Greenberg Age 70
Non-Executive Chairman of the Board of Directors. Mr. Greenberg was Chairman (from May 1999) and Chief Executive Officer (from August 1998) of McDonald’s Corporation until December 2002. Mr. Greenberg joined McDonald’s Corporation as Executive Vice President and Chief Finance Officer and as a member of the Board of Directors in 1982. He served as a director of First Data from 2003 to 2006 and as a director of Abbott Laboratories from 2001 to 2007. Mr. Greenberg is a director of The Allstate Corporation, Hasbro, Inc., Innerworkings, Inc., where he serves as Chairman of the Board, and Manpower Inc. Mr. Greenberg’s term expires in 2014.

Mr. Greenberg’s experience as the Chairman and Chief Executive Officer of McDonald’s Corporation is supportive of his role as Non-Executive Chairman of the Board. He has experience working with large, global distribution networks, similar to the Company’s agent network, and operations, consumer marketing, pricing, and trend analysis. Mr. Greenberg brings to the Board experience as the chief financial officer of a large U.S.-based multinational company. He is also a certified public accountant and an attorney. Mr. Greenberg is the only Director who was a director of the Company’s former parent company, which provides historical context for the Company’s operations.
			2006
Betsy D. Holden Age 57	Senior Advisor to McKinsey & Company since April 2007. Ms. Holden served as President, Global Marketing and Category Development of Kraft Foods Inc., a food business unit of Altria Group, Inc., from January 2004 through June 2005, Co-Chief Executive Officer of Kraft Foods Inc. from March 2001 until December 2003, and President and Chief Executive Officer of Kraft Foods North America from May 2000 until December 2003. Ms. Holden began her career at General Foods in 1982. She currently serves as a director of the Catamaran Corporation and Diageo plc. Ms. Holden’s term expires in 2013.	Ms. Holden brings to the Board experience as a chief executive officer of a large U.S.-based multinational company and provides the Board with insights into consumer marketing and brand management from her years of experience with Kraft Foods. She is familiar with the challenges of operating in a highly regulated industry. Her current role as Senior Advisor to McKinsey & Company is focused on strategy, marketing, innovation, and board effectiveness initiatives across a variety of industries.	2006

THE WESTERN UNION COMPANY-Proxy Statement 6

Board of Directors Information

Name and Age	Principal Occupation, Business Experience and Directorships	Experience, Qualifications, Attributes and Skills Supporting Directorship Position on the Company’s Board*	Director Since
Linda Fayne Levinson Age 71
An advisor to professionally funded, privately held ventures. Ms. Fayne Levinson was Non-Executive Chair of the Board of Connexus, Inc., formerly VendareNetblue, a privately held online marketing company until May 2010 when it was merged with Epic Advertising. From 1997 until May 2004, Ms. Fayne Levinson was a partner at GRP Partners, a venture capital firm, investing in early stage technology companies in the financial services, internet media and online retail sectors. Earlier in her career, Ms. Fayne Levinson was an executive at American Express and a partner at McKinsey & Company. She is a director of NCR Corporation, Jacobs Engineering Group Inc., Ingram Micro, Inc., and Hertz Global Holdings Inc. Ms. Fayne Levinson’s term expires in 2014.
		Ms. Fayne Levinson provides a combination of consumer payments business experience with that of emerging technology and online retail services companies. She also provides general management experience from her time at American Express, strategic experience as a former McKinsey partner, and investment experience from her time as a venture capital investor. Each of these areas is central to the Company’s business. Ms. Fayne Levinson also has substantial experience with respect to executive compensation matters and corporate governance.	2006
Roberto G. Mendoza Age 67
Senior Managing Director of Atlas Advisors LLC, an independent global investment banking firm, since March 2010. Previously, Mr. Mendoza co-founded Deming Mendoza & Co., LLC, a corporate finance advisory firm, and served as one of its partners from February 2009 to March 2010. Mr. Mendoza served as Non-Executive Chairman of Trinsum Group from February 2007 to November 2008. In January 2007, Trinsum Group was formed as a result of a merger of Marakon Associates and Integrated Finance Limited, a financial advisory company which Mr. Mendoza co-founded and of which he served as Chairman of the Board and Managing Director from 2002 to February 2007. He also served as Managing Director of Goldman Sachs Services from September 2000 to February 2001. From 1967 to 2000, Mr. Mendoza held positions at J.P. Morgan & Co. Inc., serving from 1990 to 2000 as director and Vice Chairman of the Board. Mr. Mendoza served as Chairman of Egg plc from May 2000 to February 2006, and as a director of Prudential plc from May 2000 to May 2007, and of PARIS RE Holdings Limited from January 2007 to September 2009. He currently serves as a director of PartnerRe Ltd. and Manpower Inc. Mr. Mendoza’s term expires in 2015.

		Mr. Mendoza has substantial experience in investment banking and financial services. Mr. Mendoza also provides the Board with diversity in viewpoint and international business experience as he has lived and worked, and served on a variety of public company boards, both in the U.S. and abroad.	2006
Michael A. Miles, Jr. Age 51	Advisory Director of Berkshire Partners, a private equity firm, since March 2013. Previously, Mr. Miles was President of Staples, Inc. from January 2006 and Chief Operating Officer from September 2003. Prior to that, Mr. Miles was Chief Operating Officer, Pizza Hut for Yum! Brands, Inc. from January 2000 to August 2003. From 1996 to 1999, he served Pizza Hut as Senior Vice President of Concept Development & Franchise. Mr. Miles’ term expires in 2015.	Mr. Miles has experience as an executive of an international consumer goods retailer, and with large acquisitions outside of the U.S. and franchise distribution networks, which are similar to the Company’s agent network. Mr. Miles also brings U.S. and global operational expertise to the Board discussions.	2006

THE WESTERN UNION COMPANY-Proxy Statement 7

Board of Directors Information

Name and Age	Principal Occupation, Business Experience and Directorships	Experience, Qualifications, Attributes and Skills Supporting Directorship Position on the Company’s Board*	Director Since
Wulf von Schimmelmann Age 66
Chief Executive Officer of Deutsche Postbank AG, a Germany-based financial services provider, from 1999 to June 2007. Before that, Mr. von Schimmelmann was a member of the Board of Managing Directors at BHF-Bank in Frankfurt am Main, where he was responsible for investment banking, payment transactions, and corporate customers. Mr. von Schimmelmann is Chair of the Supervisory Board of Deutsche Post AG, a member of the Supervisory Board of Maxingvest AG and Allianz Deutschland AG, and a director of Accenture Ltd. and Thomson Reuters International. Mr. von Schimmelmann served as Chair of the Supervisory Board of BAWAG P.S.K. from 2007 to 2009, and as a member of the Supervisory Board of Deutsche Telekom AG from 2006 to 2009. Mr. von Schimmelmann’s term expires in 2013.
		Mr. von Schimmelmann brings to the Board experience as a chief executive officer of a large German multinational company. He has experience running a consumer-focused financial services business which was also an agent of the Company. This provides a perspective to the Board of one of the Company’s largest external constituent groups. Mr. von Schimmelmann has also operated in highly regulated financial services industries in a European jurisdiction. He also provides the viewpoint of a European who has also worked in the U.S.	2009
Solomon D. Trujillo Age 61
Founded Trujillo Group Investments, LLC, and has served as chairman since July 2003. Mr. Trujillo also served as the Chief Executive Officer and as director of Telstra Corporation Limited, Australia’s largest media-communications enterprise, from July 2005 to June 2009. From February 2003 to March 2004, Mr. Trujillo was Orange SA’s Chief Executive Officer. Before that, Mr. Trujillo was Chairman, President and Chief Executive Officer of Graviton, Inc. from January 2001 until January 2003. Mr. Trujillo is a director of Target Corporation, WPP plc, and ProAmerica Bank. Mr. Trujillo’s term expires in 2013.
		Mr. Trujillo is an international business executive with experience as a chief executive officer of global companies in the telecommunications, media, and cable industries headquartered in the United States, the European Union, and the Asia-Pacific region. He has global operations experience and provides the Board with substantial international experience and expertise in the retail, technology, media, and communications industries.	2012

*
The Board selects nominees for Director on the basis of experience, integrity, skills, diversity, ability to make independent analytical inquiries, understanding of the Company’s business environment, and willingness to devote adequate time to Board duties, all in the context of an assessment of the perceived needs of the Board at a given point in time. In addition to the individual attributes of each of the directors described in the preceding table, the Company highly values the collective business experience and qualifications of the directors. We believe that the experiences, viewpoints, and perspectives of our directors result in a Board with the commitment and energy to advance the interests of our stockholders.

THE WESTERN UNION COMPANY-Proxy Statement 8

Board of Directors Information

Director Qualifications Matrix
The following matrix is provided to illustrate the skills and qualifications of our Board.

	Leadership			Financial		International		Diversity
Director	CEO Experience	CFO Experience	Regulated Industry	Financial Literacy	Eligible for Audit Committee Qualified Expert	Emerging Markets	Global Operational Experience	Gender	Ethnicity	Geographic
Dinyar S. Devitre	X	X	X	X	X		X	M	X	X
Hikmet Ersek	X		X	X		X	X	M		X
Richard A. Goodman		X		X	X		X	M
Jack M. Greenberg	X	X	X	X	X	X	X	M
Betsy D. Holden	X		X	X			X	F
Linda Fayne Levinson	X		X	X				F
Roberto G. Mendoza			X	X			X	M	X	X
Michael A. Miles, Jr.				X			X	M
Wulf von Schimmelmann	X		X	X			X	M		X
Solomon D. Trujillo	X		X	X		X	X	M	X	X

THE WESTERN UNION COMPANY-Proxy Statement 9

Proposal 1

Proposal 1
ELECTION OF DIRECTORS

The Board of Directors is currently divided into three classes. At the Company’s 2012 Annual Meeting of Stockholders, the Company’s stockholders approved a proposal to amend the Company’s Amended and Restated Certificate of Incorporation to declassify the Board of Directors such that each director standing for election or re-election will be elected to a one-year term beginning with the directors elected at the 2013 Annual Meeting of Stockholders. The terms of office of Mr. Devitre, Ms. Holden, and Mr. von Schimmelmann expire at the 2013 Annual Meeting of Stockholders. Upon the recommendation of the Corporate Governance and Public Policy Committee, the Board of Directors appointed Mr. Trujillo as a director in July 2012, subject to election by the stockholders at the 2013 Annual Meeting of Stockholders. Mr. Trujillo was originally recommended to the Corporate Governance and Public Policy Committee by a search firm. Mr. Devitre, Ms. Holden, and Mr. von Schimmelmann have been nominated for re-election, and Mr. Trujillo has been nominated for election, through the 2014 Annual Meeting of Stockholders, or until a successor is elected and qualified. (See the “Board of Directors Information” section of this Proxy Statement for information concerning all directors.) In the case of a vacancy occurring during the year in any class, the Board of Directors may elect another director as a replacement, may leave the vacancy unfilled or may reduce the number of directors.
If re-elected or elected, as applicable, the terms of Mr. Devitre, Ms. Holden, Mr. von Schimmelmann, and Mr. Trujillo will expire at the 2014 Annual Meeting of Stockholders. The terms of Mr. Ersek, Mr. Greenberg, and Ms. Fayne Levinson also expire at the 2014 Annual Meeting of Stockholders. Along with the terms of directors elected at the 2014 Annual Meeting of Stockholders, the terms of Mr. Goodman, Mr. Mendoza, and Mr. Miles expire at the 2015 Annual Meeting of Stockholders. At the 2015 Annual Meeting of Stockholders, and at subsequent annual meetings of stockholders, all directors will be elected on an annual basis to one-year terms.
The Company’s By-Laws require directors to be elected by the majority of votes cast with respect to such director in uncontested elections (the number of shares voted “for” a director must exceed the number of votes cast “against” that director). In a contested election (a situation in which the number of nominees exceeds the number of directors to be elected), the standard for election of directors will be a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors.
Under the Company’s By-Laws, if an incumbent director is not elected, the director will promptly tender his or her resignation to the Board of Directors. The Corporate Governance and Public Policy Committee will make a recommendation to the Board of Directors as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken. The Board of Directors will act on the resignation, taking into account the committee’s recommendation, and publicly disclose (by a press release, a filing with the Securities Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days following certification of the election results. If such incumbent director’s resignation is not accepted by the Board of Directors, such director will continue to serve until the next annual meeting and until his or her successor is duly elected or his or her earlier resignation or removal.
Your shares will be voted as you instruct via the telephone or Internet voting procedure described on the Proxy Card or the Notice of Internet Availability of Proxy Materials, or as you specify on your Proxy Card(s) if you elect to vote by mail. If unforeseen circumstances (such as death or disability) require the Board of Directors to substitute another person for any of the director nominees, your shares will be voted for that other person.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO RE-ELECT MR. DEVITRE, MS. HOLDEN, AND MR. VON SCHIMMELMANN, AND TO ELECT MR. TRUJILLO, AS DIRECTORS TO SERVE UNTIL THE 2014 ANNUAL MEETING OF STOCKHOLDERS OR UNTIL THEIR RESPECTIVE SUCCESSORS ARE ELECTED AND QUALIFIED.

THE WESTERN UNION COMPANY-Proxy Statement 10

Corporate Governance

CORPORATE GOVERNANCE
Summary of Corporate Governance Practices

The Board of Directors believes that strong corporate governance is key to long-term stockholder value creation. Over the years, our Board of Directors has responded to evolving governance standards by enhancing our practices to best serve the interests of the Company’s stockholders, including:

•	Annual election of directors (approved by stockholders in 2012; phased in beginning in 2013).

•
Proxy access. Our By-Laws permit qualifying stockholders or groups of qualifying stockholders that have each beneficially owned at least 3% of the Company’s common stock for three years to nominate up to an aggregate of 20% of the members of the Board and have information and supporting statements regarding those nominees included in the Company’s proxy statement.

•	Majority vote standard in uncontested elections. Each director must be elected by a majority of votes cast, rather than by a plurality.

•	No stockholder rights plan (“poison pill”).

•	If proposal 4 is approved, stockholders will have the ability to call a special meeting of stockholders.

•	No supermajority voting provisions in the Company’s organizational documents.

•	Independent Board. Our Board is comprised of all independent directors, except our Chief Executive Officer.

•	Independent non-executive chairman. The Chairman of the Board of Directors, Jack Greenberg, is a non-executive independent director.

•
Independent Board committees. Each of the Audit Committee, Compensation and Benefits Committee, and Corporate Governance and Public Policy Committee is made up of independent directors. Each standing committee operates under a written charter that has been approved by the Board.

•
Confidential stockholder voting. The Company’s Corporate Governance Guidelines provide that the vote of any stockholder will not be revealed to anyone other than a non-employee tabulator of votes or an independent election inspector, except as set forth therein.

•
Committee authority to retain independent advisors. Each of the Audit Committee, Compensation and Benefits Committee, and Corporate Governance and Public Policy Committee has the authority to retain independent advisors.

•
Robust code of conduct. The Company is committed to operating its business with honesty and integrity and maintaining the highest level of ethical conduct. These absolute values are embodied in our Code of Conduct and require that every customer, employee, agent and member of the public be treated accordingly. The Company Code of Conduct applies to all employees, but the Company’s senior financial officers are also subject to an additional code of ethics, reflecting the Company’s commitment to maintaining the highest standards of ethical conduct.

•
Stock ownership guidelines for senior executives and directors. Significant stock ownership requirements for our senior executives and directors strongly link the interests of management and the Board with those of stockholders.

•
Prohibition on pledging and hedging of company stock by senior executives and directors. As noted below in “Compensation Discussion and Analysis-Executive Summary-Executive Compensation and Corporate Governance Framework,” the Company’s insider trading policy prohibits the Company’s executive officers and directors from pledging the Company’s securities or engaging in hedging or short-term speculative trading of the Company’s securities, including, without limitation, short sales or put or call options involving the Company’s securities.

•	Stockholder engagement. The Company regularly engages with its stockholders to better understand their perspectives.
You can learn more about our corporate governance by visiting the “Investor Relations, Corporate Governance” portion of the Company’s website, www.westernunion.com, or by writing to the attention of: Investor Relations, The Western Union Company, 12500 East Belford Avenue, Mailstop M23IR, Englewood, Colorado 80112.

THE WESTERN UNION COMPANY-Proxy Statement 11

Corporate Governance

Independence of Directors

The Board of Directors has adopted Corporate Governance Guidelines, which contain the standards that the Board of Directors will use to determine whether a director is independent. A director is not independent under these categorical standards if:

•
The director is, or has been within the last three years, an employee of Western Union, or an immediate family member of the director is, or has been within the last three years, an executive officer of Western Union.

•
The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from Western Union, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

•
(i) The director is a current partner or employee of a firm that is Western Union’s internal or external auditor; (ii) the director has an immediate family member who is a current partner of such a firm; (iii) the director has an immediate family member who is a current employee of such a firm and personally works on Western Union’s audit; or (iv) the director or an immediate family member was within the last three years a partner or employee of such firm and personally worked on Western Union’s audit within that time.

•
The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of Western Union’s present executive officers at the same time serves or served on that company’s compensation committee.

•
The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, Western Union for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of $1 million or 2% of such other company’s consolidated gross revenues.

•
The director is a current employee, or an immediate family member is a current executive officer, of a company which was indebted to Western Union, or to which Western Union was indebted, where the total amount of either company’s indebtedness to the other, in any of the last three fiscal years, exceeded 5% or more of such other company’s total consolidated assets.

•
The director or an immediate family member is a current officer, director, or trustee of a charitable organization where Western Union’s (or an affiliated charitable foundation’s) annual discretionary charitable contributions to the charitable organization, in any of the last three fiscal years, exceeded the greater of $1 million or 5% of such charitable organization’s consolidated gross revenues.

In determining the independence of the directors, the Board believes that the following relationships, considered individually, are immaterial for purposes of determining independence and will review all other relationships on a case by case basis to determine the independence of the director:

•	Owning or holding Western Union Common Stock or options to acquire Western Union Common Stock in accordance with Western Union’s equity compensation plans.

•	Service as an officer or employee of Western Union or its subsidiaries that ended more than three years ago.

•	Employment or affiliation with the auditor of Western Union by a director or immediate family member who personally worked on Western Union’s audit that ended more than three years ago.

•	Having a family member that is an employee of Western Union as long as such individual has not been an executive officer of Western Union within the last three years.
The Board has reviewed the independence of the current directors under these standards and the rules of the New York Stock Exchange and found Mr. Devitre, Mr. Goodman, Mr. Greenberg, Ms. Holden, Ms. Fayne Levinson, Mr. Mendoza, Mr. Miles, Mr. von Schimmelmann, and Mr. Trujillo to be independent.

THE WESTERN UNION COMPANY-Proxy Statement 12

Corporate Governance

Board Leadership Structure and Role in Risk Oversight

The Board has a non-executive Chairman. This position is independent from management. The Chairman sets the agendas for and presides over the Board meetings as well as meetings of the independent directors. The Chief Executive Officer is a member of the Board and participates in its meetings. The Board believes that this leadership structure is appropriate for the Company at this time because it allows for independent oversight of management, increases management accountability, and encourages an objective evaluation of management’s performance relative to compensation.
The Board regularly devotes time during its meetings to review and discuss the most significant risks facing the Company, and management’s process for identifying, prioritizing, and responding to those risks. During these discussions, the Chief Executive Officer, the General Counsel, and the Chief Financial Officer present management’s process for assessment of risks, a description of the most significant risks facing the Company, and any mitigating factors, plans, or policies in place to address and monitor those risks. The Board has also delegated risk oversight authority to its committees.
Consistent with the New York Stock Exchange listing standards, to which the Company is subject, the Audit Committee bears responsibility for oversight of the Company’s policies with respect to risk assessment and risk management and must discuss with management the major risk exposures facing the Company and the steps the Company has taken to monitor and control such exposures. The Audit Committee is also responsible for the oversight of the Company’s compliance with legal and regulatory requirements, which represent many of the most significant risks the Company faces. During the Audit Committee’s discussion of risk, the Company’s Chief Executive Officer, General Counsel, Chief Financial Officer, Chief Compliance Officer, and Chief Internal Auditor present information and participate in discussions with the Audit Committee regarding risk and risk management.
While the Board committee with primary oversight of risk is the Audit Committee, the Board has delegated to other committees the oversight of risks within their areas of responsibility and expertise. For example, in light of the breadth and number of responsibilities that the Audit Committee must oversee, and the importance of the evaluation and management of risk related to the Company’s compliance programs and policies associated with anti-money laundering laws, including investigations or other matters that may arise in relation to such laws, the Board delegated oversight of those risks to the Corporate Governance and Public Policy Committee, which reports regularly on these matters to the Board. During the Corporate Governance and Public Policy Committee’s discussions of these matters, each of the General Counsel and Chief Compliance Officer regularly present to and participate in discussions with the Corporate Governance and Public Policy Committee. In addition, the Compensation and Benefits Committee of the Board of Directors oversees the risks associated with the Company’s compensation practices, including an annual review of the Company’s risk assessment of its compensation policies and practices for its employees and the Company’s succession planning process.
Committees of the Board of Directors

The current members of each Board Committee are indicated in the table below.

Director	Audit		Corporate Governance & Public Policy		Compensation & Benefits
Dinyar S. Devitre	X		X	(1)
Hikmet Ersek
Richard A. Goodman	X	(1)			X
Jack M. Greenberg
Betsy D. Holden			X		X	(1)
Linda Fayne Levinson	X		X
Roberto G. Mendoza	X				X
Michael A. Miles, Jr.	X		X
Wulf von Schimmelmann			X		X
Solomon D. Trujillo					X

(1) Chairperson

THE WESTERN UNION COMPANY-Proxy Statement 13

Corporate Governance

Board and Committee Governing Documents
Each committee operates under a charter approved by the Board. The Company’s Audit Committee Charter, Compensation and Benefits Committee Charter, Corporate Governance and Public Policy Committee Charter, and Corporate Governance Guidelines are available without charge through the “Investor Relations, Corporate Governance” portion of the Company’s website, www.westernunion.com, or by writing to the attention of: Investor Relations, The Western Union Company, 12500 East Belford Avenue, Mailstop M23IR, Englewood, Colorado 80112.
Audit Committee
The Audit Committee consists of three or more directors, each of whom the Board has determined has no material relationship with the Company and is otherwise “independent” under the rules of the New York Stock Exchange. No director may serve as a member of the Audit Committee if such director serves on the audit committees of more than two other public companies unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Audit Committee. Currently, none of the Audit Committee members serve on more than three audit committees (including the Company’s Audit Committee). All Audit Committee members must be financially literate, and at least one member must have accounting or related financial management expertise. The Board of Directors has determined that Mr. Devitre and Mr. Goodman are audit committee financial experts as defined by Item 407(d)(5) of Regulation S-K. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to: (i) the integrity of the Company’s consolidated financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent registered public accounting firm’s qualifications and independence, and (iv) the performance of the Company’s internal audit function and independent registered public accounting firm.
The Audit Committee has established a policy to pre-approve all audit and non-audit services provided by the independent registered public accounting firm. These services include audit services, audit-related services, tax services, and other services. Any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. Once pre-approved, the services and pre-approved amounts are monitored against actual charges incurred and any modifications, if appropriate, must be approved. During 2012, the Audit Committee met twelve times.
Compensation and Benefits Committee
The Compensation and Benefits Committee (the “Compensation Committee”) consists of two or more directors, each of whom the Board has determined has no material relationship with the Company and is otherwise independent under the rules of the New York Stock Exchange. Each member of the Compensation Committee also meets the definitions of “outside director” under Section 162(m) of the Internal Revenue Code and “non-employee director” under Rule 16b-3 under the Securities Exchange Act of 1934, as amended.
Pursuant to its charter, the Compensation Committee has the authority to administer, interpret and, take any actions it deems appropriate in connection with any incentive compensation or equity based plans of the Company, any salary or other compensation plans for officers and other key employees of the Company, and any employee benefit or fringe benefit plans, programs, or policies of the Company. In addition to other duties which may be assigned by the Board, the Compensation Committee is responsible for (i) in consultation with senior management, establishing the Company’s general compensation philosophy, and overseeing the development and implementation of compensation policies, including reviewing and approving incentive compensation and equity-based plans of the Company that are subject to Board approval and recommending to the Board compensation for non-executive directors, (ii) reviewing and approving corporate goals and objectives relevant to the compensation of the Chief Executive Officer and other executive officers, evaluating the performance of the Chief Executive Officer and other executive officers in light of those goals and objectives, and setting compensation levels for the Chief Executive Officer (with the ratification of the independent directors of the Board) and other executive officers based on this evaluation and such other factors as the Compensation Committee deems appropriate and in the best interests of the Company, (iii) to the extent permitted by law, establishing, overseeing, and delegating authority to employee committees with respect to employee compensation or benefit plans, except with respect to awards to anyone subject to Section 16 of the Securities Exchange Act of 1934, (iv) overseeing regulatory compliance with respect to compensation matters, (v) reviewing and making recommendations to the Board regarding severance or similar termination agreements with the Company’s Chief Executive Officer or a person being considered for promotion or hire as the Company’s Chief Executive Officer which are outside of the scope of the Company’s Executive Severance Policy and approving any such agreements with any other current or former executive officer of the Company which are outside the scope of such policy, (vi) approving grants and/or awards of options, restricted stock, restricted stock units, and other forms of equity-based compensation under the Company’s equity-based plans, (vii) reviewing with management and preparing an annual report regarding the Company’s

THE WESTERN UNION COMPANY-Proxy Statement 14

Corporate Governance

Compensation Discussion and Analysis to be included in the Company’s Proxy Statement and annual report, (viii) reporting activities of the Compensation Committee to the Board of Directors on a regular basis and reviewing issues with the Board as the Compensation Committee deems appropriate, (ix) preparing an annual performance evaluation of the Compensation Committee and periodically reviewing and assessing the adequacy of its charter, (x) in consultation with the Chief Executive Officer, reviewing management succession planning, and (xi) periodically reviewing the Company’s overall organizational health by discussing the effectiveness of the Company’s principal strategies related to human capital management, recruiting, retention, career development, and diversity.
The Compensation Committee delegates certain of its responsibilities to four sub-committees comprised of employees of the Company with appropriate technical expertise. The Compensation Committee maintains responsibility to monitor the sub-committees, including those with fiduciary responsibilities, such as investment and plan administration duties. The sub-committees report periodically to the Compensation Committee. The four sub-committees are:
Investment Council—responsible for investment and asset management of the Company’s Retirement and funded Health and Welfare benefit programs.
Employee Benefits Committee—responsible for the administration, compliance, and operation of the Company’s Retirement and Health and Welfare benefit programs and policies.
Plan Design Committee—responsible for all strictly non-fiduciary settlor capacity functions related to the Company’s Retirement and Health and Welfare benefit programs and policies.
Equity Plan Committee—responsible for the administration, compliance, and operation of the Company’s Global Equity programs and policies.
As noted above, the Compensation Committee consults with senior management in establishing the Company’s general compensation philosophy. The Chief Executive Officer and the Executive Vice President and Chief Human Resources Officer work with the compensation consultant engaged by the Compensation Committee to develop executive compensation recommendations for the Compensation Committee.
The Compensation Committee regularly consults with outside compensation advisors in performing its duties. In 2008, the Compensation Committee retained Frederic W. Cook & Co., Inc. to assist with the Company’s on-going compensation philosophy, to provide executive and director compensation consulting services, and to assist with other matters related to executive and director compensation. The Compensation Committee has the authority to retain and dismiss compensation consultants, as well as to establish the scope of the consultant’s work. While the consultant reports to the Compensation Committee chair, the consultant works with the Company’s human resources staff and executive management as approved by the Compensation Committee chair. The consultant does not discuss analysis or recommendations related to the compensation of the Company’s Chief Executive Officer with the human resources staff or executive management.
The Compensation Committee, pursuant to its charter, regularly reviews and recommends to the Board of Directors compensation for the non-employee directors.
During 2012, the Compensation Committee met six times.
Corporate Governance and Public Policy Committee

The Corporate Governance and Public Policy Committee consists of two or more directors who have no material relationship with the Company and are otherwise independent under the rules of the New York Stock Exchange. All of the members of the Corporate Governance and Public Policy Committee meet the independence standards set forth in the rules of the New York Stock Exchange. The Corporate Governance and Public Policy Committee is responsible for (i) recommending to the Board of Directors criteria for Board and committee membership, (ii) considering, in consultation with the Chairman of the Board and the Chief Executive Officer, and recruiting candidates to fill positions on the Board of Directors, (iii) evaluating current directors for re-nomination to the Board of Directors, (iv) recommending the director nominees for approval by the Board of Directors and the stockholders, (v) recommending to the Board of Directors appointments to committees of the Board of Directors, (vi) recommending to the Board of Directors corporate governance guidelines addressing, among other matters, the size, composition, and responsibilities of the Board of Directors and its committees, (vii) reviewing at least annually and recommending modifications to the Board of Directors corporate governance guidelines, (viii) advising the Board of Directors with respect to the charters, structure, operations, and membership qualifications for the various committees of the Board of Directors, including policies for removal of members and rotation of members among other committees of the Board of Directors, (ix) overseeing the development and implementation of an orientation and continuing education program for directors, (x) establishing and implementing self-evaluation procedures for the Board of Directors and its committees, (xi) reviewing stockholder proposals submitted for inclusion

THE WESTERN UNION COMPANY-Proxy Statement 15

Corporate Governance

in the Company’s Proxy Statement, (xii) reviewing the Company’s related persons transaction policy, and as necessary, reviewing specific related person transactions, (xiii) reviewing and advising the Board of Directors regarding matters of public policy and social responsibility which are relevant to the Company or the industries in which the Company operates, including without limitation trends, policies, and regulatory developments relating to immigration and charitable giving activities, and (xiv) reviewing the Company’s compliance programs and policies relating to anti-money laundering laws, including investigations or other matters that may arise in relation to such laws and periodically reporting to the Board as to the status of and developments in this area.
During 2012, the Corporate Governance and Public Policy Committee met seven times.
Chief Executive Officer Succession Planning

The Company's Board of Directors has developed a governance framework for Chief Executive Officer succession planning that is intended to provide for a talent-rich leadership organization that can drive the Company's strategic objectives. Under its governance framework, the Board of Directors:

•
Reviews succession planning for the Chief Executive Officer on an annual basis. As part of this process, the Chief Executive Officer reviews the annual performance of each member of the management team with the Board and the Board engages in a discussion with the Chief Executive Officer and the Chief Human Resources Officer regarding each team member and the team member's development;

•
Maintains a confidential plan to address any unexpected short-term absence of the Chief Executive Officer and identifies candidates who could act as interim Chief Executive Officer in the event of any such unexpected absence; and

•	Ideally three to five years before the retirement of the current Chief Executive Officer, manages the succession process and determines the current Chief Executive Officer's role in that process.
Communications with the Board of Directors

Any stockholder or other interested party who desires to contact the non-management directors or the other members of the Company’s Board of Directors may do so by writing to: The Western Union Company, Board of Directors, 12500 East Belford Avenue, Mailstop M21A2, Englewood, Colorado 80112. Communications that are intended specifically for non-management directors should be addressed to the attention of the Chairperson of the Corporate Governance and Public Policy Committee. All communications will be forwarded to the Chairperson of the Corporate Governance and Public Policy Committee unless the communication is specifically addressed to another member of the Board, in which case, the communication will be forwarded to that director.
Board Attendance at Annual Stockholders’ Meeting

Although the Company does not have a formal policy regarding attendance by members of the Board of Directors at the Company’s annual meeting of stockholders, it encourages directors to attend. All members of the Board of Directors attended the Company’s 2012 Annual Meeting of Stockholders.
Presiding Director of Non-Management Director Meetings

The non-management directors meet in regularly scheduled executive sessions without management. The Chairman of the Board of Directors, Mr. Greenberg, is the presiding director at these meetings.
Nomination of Directors

The Company’s Board of Directors is responsible for nominating directors for election by the stockholders and filling any vacancies on the Board that may occur. The Corporate Governance and Public Policy Committee is responsible for identifying, screening, and recommending candidates to the Board for Board membership. The Corporate Governance and Public Policy Committee does not have any single method for identifying director candidates but will consider candidates suggested by a wide range of sources, including by any stockholder, director, or officer of the Company.

THE WESTERN UNION COMPANY-Proxy Statement 16

Corporate Governance

Director Qualifications
General criteria for the nomination of director candidates include experience, high ethical standards and integrity, skills, diversity, ability to make independent analytical inquiries, understanding of the Company’s business environment, and willingness to devote adequate time to Board duties—all in the context of an assessment of the perceived needs of the Board at that point in time. In exercising its director nomination responsibilities, the Corporate Governance and Public Policy Committee considers diversity in gender, ethnicity, background, and cultural viewpoints when considering director nominees, given the global nature of the Company’s business. However, the Board has not adopted a formal policy governing director diversity. The effectiveness of the nomination process is evaluated by the Board each year as part of its annual self-evaluation and by the Corporate Governance and Public Policy Committee as it evaluates and identifies director candidates.
Each director is expected to ensure that other existing and planned future commitments do not materially interfere with the member’s service as a Board or Committee member. The Corporate Governance and Public Policy Committee will consider candidates for election to the Board suggested in writing by a stockholder and will make a recommendation to the Board using the same criteria as it does in evaluating candidates submitted by members of the Board of Directors. If the Company receives such a suggestion, the Company may request additional information from the candidate to assist in its evaluation.
Stockholder Nominees
Stockholders may submit nominations for director candidates by giving notice to the Secretary of the Company at 12500 East Belford Avenue, Mailstop M21A2, Englewood, Colorado 80112. The requirements for the submission of such stockholder nominations are set forth in Article II, Section 8 of the Company’s By-Laws, which are available on the Company’s website, www.westernunion.com.
Submission of Stockholder Proposals

Stockholder proposals requested to be included in the Company’s Proxy Statement for its 2014 Annual Meeting of Stockholders pursuant to Exchange Act Rule 14a-8 must be received by the Company not later than December 18, 2013. Even if a proposal is not submitted in time to be considered for inclusion in the Company’s Proxy Statement for its 2014 Annual Meeting of Stockholders, a proper stockholder proposal or director nomination may still be considered at the Company’s 2014 Annual Meeting of Stockholders, but only if the proposal or nomination is received by the Company no sooner than January 30, 2014 and no later than March 1, 2014 and otherwise complies with the Company’s By-Laws. All proposals or nominations a stockholder wishes to submit at the meeting should be directed to Corporate Secretary, The Western Union Company, 12500 East Belford Avenue, Mailstop M21A2, Englewood, Colorado 80112.
Code of Ethics

The Company’s Director’s Code of Conduct, Code of Ethics for Senior Financial Officers, Reporting Procedure for Accounting and Auditing Concerns, Professional Conduct Policy for Attorneys, and the Code of Conduct are available without charge through the “Investor Relations, Corporate Governance” portion of the Company’s website, www.westernunion.com, or by writing to the attention of: Investor Relations, The Western Union Company, 12500 East Belford Avenue, Mailstop M23IR, Englewood, Colorado 80112. In the event of an amendment to, or a waiver from, the Company’s Code of Ethics for Senior Financial Officers, the Company intends to post such information on its website, www.westernunion.com.

THE WESTERN UNION COMPANY-Proxy Statement 17

Compensation of Directors

COMPENSATION OF DIRECTORS

The following table provides information regarding the compensation of our outside directors for 2012. Hikmet Ersek, our President and Chief Executive Officer, does not receive additional compensation for his service as a director.
2012 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($000) (1)	Stock Awards ($000) (2)	Option Awards ($000) (3)	All Other Compensation ($000) (4)	Total ($000) (5)
Jack M. Greenberg	125.0	175.0	175.0	26.8	501.8
Dinyar S. Devitre	110.0	—	130.0	25.3	265.3
Richard A. Goodman	104.1	130.0	—	21.5	255.6
Betsy D. Holden	106.0	130.0	—	17.1	253.1
Linda Fayne Levinson	120.0	65.0	65.0	0.1	250.1
Roberto G. Mendoza	95.0	65.0	65.0	0.4	225.4
Michael A. Miles, Jr.	95.0	130.0	—	1.5	226.5
Dennis Stevenson (6)	—	86.3	128.7	—	215.0
Wulf von Schimmelmann	85.0	130.0	—	1.5	216.5
Solomon D. Trujillo	38.1	58.6	—	1.4	98.1
Footnotes:

(1)
Ms. Fayne Levinson and Mr. Miles elected to receive their annual retainer fees for 2012 in the form of equity compensation as described below under “Equity Compensation.” Because Mr. Stevenson, a non-United States resident director, was required in 2012 to receive his annual retainer fee in the form of equity rather than cash, the annual retainer fee for Mr. Stevenson is reported in Stock Awards and Option Awards columns.

(2)
The amounts in this column represent the value of bonus stock units granted to each director as annual equity grants as well as the portion of the annual retainer fee for 2012 received by Mr. Stevenson in the form of stock awards. Stock awards consist of fully vested bonus stock units that are settled in shares of Common Stock and may be subject to a deferral election consistent with Internal Revenue Code Section 409A. The amounts shown in this column are valued based on the aggregate grant date fair value computed in accordance Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“FASB ASC Topic 718”). See Note 16 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2012 for a discussion of the relevant assumptions used in calculating these amounts.

(3)
The amounts in this column represent the value of options granted by Western Union as annual equity grants as well as the portion of the annual retainer fee for 2012 received by Mr. Stevenson in the form of option awards. The amounts shown in this column are valued based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. See Note 16 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2012 for a discussion of the relevant assumptions used in calculating these amounts.

(4)
All Other Compensation includes matches under the Company’s gift matching program that the Company made in 2012. Outside directors are eligible to participate in the Company’s gift matching program on the same terms as Western Union’s executive officers and employees. As noted below, contributions made or directed to be made to an eligible organization, up to an aggregate amount of $25,000 per calendar year, will be matched by the Company. Matching contributions to various charities were made on behalf of the following directors: Mr. Greenberg—$25,000; Mr. Devitre—$25,250; Mr. Goodman—$20,000; Ms. Holden—$17,000; and Mr. Mendoza—$250. The charitable contributions match amount reported for Mr. Devitre represent matches made by the Company in 2012 with respect to charitable contributions made by Mr. Devitre in 2012 and 2011. The remainder of the amount included in All Other Compensation represents travel and entertainment costs for directors’ spouses incurred in connection with Board of Directors-related events.

THE WESTERN UNION COMPANY-Proxy Statement 18

Compensation of Directors

(5)	As of December 31, 2012, each individual who served as an outside director during 2012 had outstanding the following number of stock units and options:

Name	Stock Units	Options
Jack M. Greenberg	10,965	458,457	(A)
Dinyar S. Devitre	21,365	108,315
Richard A. Goodman	7,271	—
Betsy D. Holden	35,192	53,980
Linda Fayne Levinson	28,403	143,253
Roberto G. Mendoza	25,889	115,195
Michael A. Miles, Jr.	55,028	53,980
Dennis Stevenson	27,410	133,069
Wulf von Schimmelmann	23,432	26,789
Solomon D. Trujillo	3,497	—

(A) Includes 217,845 options received pursuant to a conversion of First Data option awards to Western Union option awards.

(6)	Effective May 23, 2012, Dennis Stevenson ceased serving as a director of the Company.
Cash Compensation
In 2012, each outside director (other than our Non-Executive Chairman) received the following cash compensation for service on our Board and committees of our Board:

•	an annual Board retainer fee of $85,000;

•	an annual committee chair retainer fee of $15,000 for the chairperson of the Corporate Governance and Public Policy Committee of our Board; and

•
an annual committee chair retainer fee of $25,000 for the chairperson of each of the Audit Committee and the Compensation Committee of our Board, and a $10,000 committee member retainer fee for each other member of the Audit Committee of our Board.

Effective January 1, 2013, the committee chair annual retainer fee for the Corporate Governance and Public Policy Committee of our Board was increased to $25,000.
Equity Compensation
The 2012 outside director equity awards were granted pursuant to our 2006 Non-Employee Director Equity Compensation Plan and The Western Union Company 2006 Long-Term Incentive Plan. All stock units will be settled in shares of Common Stock and may be subject to a deferral election consistent with Internal Revenue Code Section 409A. The purpose of these awards is to advance the interest of Western Union and its stockholders by encouraging increased stock ownership by our outside directors and by helping the Company attract, motivate, and retain highly qualified outside directors.
Each outside director, except for our non-United States resident director, has the option of electing to receive such director’s annual retainer fees described above in the form of (a) all cash, (b) all fully vested stock options, (c) all fully vested stock units, (d) a combination of 75% fully vested stock options and 25% fully vested stock units, (e) a combination of 50% fully vested stock options and 50% fully vested stock units, or (f) a combination of 75% fully vested stock units and 25% fully vested stock options. Each outside director may also elect to receive such director’s annual equity grant in the form of any of the above alternatives, other than all cash.
Each outside director (other than our Non-Executive Chairman) is eligible to receive an annual equity grant with a value of $130,000 for service on our Board and committees of our Board.
Compensation of Our Non-Executive Chairman
Our Non-Executive Chairman receives the following compensation in lieu of the compensation described above for our other outside directors:

THE WESTERN UNION COMPANY-Proxy Statement 19

Compensation of Directors

•	an annual retainer fee of $125,000; and

•	an annual equity grant with a value of $350,000.
Our Non-Executive Chairman has the option to receive his annual retainer fee in the forms discussed above under “-Equity Compensation.”
Charitable Contributions
Outside directors may participate in the Company’s gift matching program on the same terms as Western Union’s executive officers and employees. Under this program, contributions up to $100,000 per calendar year that the director makes to the Western Union Foundation (the “Foundation”) without designating a recipient organization will be matched by the Company $2 for every $1 contributed. Contributions made or directed to be made to an eligible organization, as defined in the program, up to an aggregate amount of $25,000 per calendar year will be equally matched by the Company through the Foundation.
Reimbursements
Directors are reimbursed for their expenses incurred in attending Board, committee and stockholder meetings, including those for travel, meals, and lodging.
Indemnification Agreements
Each member of the Board of Directors has entered into a Director Indemnification Agreement with the Company to clarify indemnification procedures. Consistent with the indemnification rights already provided to directors of the Company in the Company’s Amended and Restated Certificate of Incorporation, each agreement provides that the Company will indemnify and hold harmless each outside director to the fullest extent permitted or authorized by the General Corporation Law of the State of Delaware in effect on the date of the agreement or as such laws may be amended or replaced to increase the extent to which a corporation may indemnify its directors.
Equity Ownership Guidelines
Each outside director is expected to maintain an equity investment in Western Union equal to five times the annual cash retainer, which must be achieved within five years of the director’s initial election to the Board. The holdings that may be counted toward achieving the equity investment guidelines include outstanding stock awards or units, shares obtained through stock option exercise, shares owned jointly with or separately by the director’s spouse, shares purchased on the open market and outstanding stock options received in lieu of cash retainer fees.

THE WESTERN UNION COMPANY-Proxy Statement 20

Report of the Audit Committee

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors of the Company oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the consolidated financial statements and the reporting process, including the systems of internal controls. The Company’s independent registered public accounting firm is responsible for auditing those consolidated financial statements and expressing an opinion as to whether they present fairly, in all material respects, the Company’s consolidated financial position, results of operations, and cash flows in conformity with United States generally accepted accounting principles.
In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements of the Company set forth in the Company’s 2012 Annual Report to Stockholders and the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 with management of the Company. The Audit Committee also discussed with Ernst & Young LLP, independent registered public accounting firm for the Company, the matters required to be discussed under Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended and as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Statement on Auditing Standards No. 61 communications include, among other items, matters relating to the conduct of an audit of the Company’s consolidated financial statements under the standards of the Public Company Accounting Oversight Board (United States).
The Audit Committee has received the written disclosures from Ernst & Young LLP required by the Public Company Accounting Oversight Board Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence,” regarding Ernst & Young LLP’s independence, has considered the compatibility of non-audit services with the auditors’ independence, and has discussed with Ernst & Young LLP their independence from the Company.
In reliance on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the Securities and Exchange Commission.
Audit Committee
Richard A. Goodman (Chairperson)
Dinyar S. Devitre
Linda Fayne Levinson
Roberto G. Mendoza
Michael A. Miles, Jr.

THE WESTERN UNION COMPANY-Proxy Statement 21

Compensation and Benefits Committee Report

COMPENSATION AND BENEFITS COMMITTEE REPORT

The Compensation and Benefits Committee has reviewed and discussed the Company’s Compensation Discussion and Analysis with management and, based on such review and discussion, the Compensation and Benefits Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement and its Annual Report on Form 10-K.
Compensation and Benefits Committee
Betsy D. Holden (Chairperson)
Richard A. Goodman
Roberto G. Mendoza
Wulf von Schimmelmann
Solomon D. Trujillo

THE WESTERN UNION COMPANY-Proxy Statement 22

Compensation Discussion and Analysis

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

The Western Union Company provides people and businesses with fast, reliable, and convenient ways to send money and make payments around the world. Western Union is unique in offering a regulated financial service in nearly every country in the world. Our business is complex, our regulatory environment is disparate and developing, our consumers are different from those addressed by traditional financial services firms, and our agent and client relationships are numerous and varied. Managing these complexities has been at the center of Western Union’s success, and our leadership must be capable of supporting our Company’s goals amid this complexity.
Business Performance
In 2012, the Company delivered:

•	Revenue of $5.7 billion, up 3% from 2011;

•	Operating income of $1.3 billion, down 4% from 2011;

•	Operating income margin of 23.5%; and

•	Cash flow from operations of $1.2 billion.
Executive Compensation Corporate Governance Framework
The Compensation and Benefits Committee of the Board of Directors (the “Compensation Committee” or “committee”) engages in an ongoing review of the Company’s executive compensation and benefits programs to ensure that they support the Company’s compensation philosophy and objectives, as described in “-Establishing and Evaluating Executive Compensation-Our Executive Compensation Philosophy and Objectives” below, and ultimately serve the interests of our stockholders. The Company’s practices include the following, each of which reinforces our executive compensation philosophy and objectives:

•
Long-Term Incentive Awards Closely Linked to Performance Objectives: Since 2009, the vesting of an increasing percentage of long-term incentive awards has been tied to the Company’s strategic and financial performance. The committee intends that the annual long-term incentive awards granted to those serving in the position of Chief Executive Officer or Executive Vice President, at the time of grant, be at-risk, performance-based equity compensation in the form of performance-based restricted stock units and stock options, which have value to an award recipient only if certain performance goals are achieved or our stock price appreciates. To further align the interests of the named executive officers with the Company’s stockholders, in February 2012, the committee implemented payout modifiers which limit the percentage of the 2012 performance-based restricted stock unit awards that may vest based on the Company’s total stockholder return (“TSR”) performance relative to the TSR performance of the S&P 500 Index and the Company’s stock price performance over a three-year performance period.

•
Emphasis on Future Pay Opportunity Versus Current Pay: The Compensation Committee seeks to provide an appropriate mix of compensation elements, including finding a balance among current versus long-term compensation and cash versus equity-based compensation. The committee believes that equity-based compensation aligns the interests of our named executive officers with those of our stockholders and encourages our named executive officers to continue to deliver results over a longer period of time. The committee believes that the compensation awarded to our named executive officers should be more at-risk by being based on the Company’s financial and stock price performance. Accordingly, in 2012, all of the long-term incentive awards delivered to our named executive officers were in the form of equity-based compensation.

•
Executive Severance Policy: In the event of a change-in-control, severance benefits are generally payable only upon a “double trigger” and change-in-control tax gross-up payments are prohibited for individuals promoted or hired as executive officers after April 2009.

•
“Clawback” Policy: The Company may recover incentive compensation paid to an executive officer that was calculated based upon any financial result or performance metric impacted by fraud or misconduct of the executive officer.

THE WESTERN UNION COMPANY-Proxy Statement 23

Compensation Discussion and Analysis

•
Stock Ownership Requirements: Our stock ownership guidelines require our Chief Executive Officer to own Western Union stock equal in value to five times his base salary and each of the other executive officers to own stock equal in value to two times his or her respective base salary. Our executive officers are required to retain, until the Company’s required ownership levels have been achieved, at least 50% of the after-tax shares acquired upon the vesting of restricted stock units and at least 50% of the shares acquired upon exercise of stock options after the payment of the exercise price, broker fees, and related tax withholding obligations. We also have stock ownership requirements for our directors, as discussed in the “Compensation of Directors-2012 Director Compensation-Equity Ownership Guidelines” above.

•
Prohibition on Pledging and Hedging of the Company’s Securities: The Company’s insider trading policy prohibits the Company’s executive officers and directors from pledging the Company’s securities or engaging in hedging or short-term speculative trading of the Company’s securities, including, without limitation, short sales or put or call options involving the Company’s securities.

2012 Say On Pay Vote
As noted above, in its compensation review process, the committee considers whether the Company’s executive compensation and benefits program serves the best interests of the Company’s stockholders. In that respect, as part of its on-going review of the Company’s executive compensation program, the Compensation Committee considered the approval by approximately 98% of the votes cast for the Company’s “say on pay” vote at the Company’s 2012 Annual Meeting of Stockholders and determined that the Company’s executive compensation philosophy, compensation objectives, and compensation elements continued to be appropriate and did not make any specific changes to the Company’s executive compensation program in response to the 2012 “say on pay” vote.
Pay-For-Performance
The principal components of the 2012 executive compensation program were annual base salary, annual incentives and long-term incentive awards in the form of stock options and performance-based restricted stock units. The Compensation Committee designed the 2012 executive compensation program so that performance-based pay elements (annual incentive awards, stock options, and performance-based restricted stock units) constitute a significant portion of the executive compensation awarded, determined at target levels. The following charts demonstrate that these variable pay elements comprised at least 88% of the targeted annual compensation for the Chief Executive Officer and, on average, 77% of the targeted annual compensation for the other named executive officers serving as of February 2013. For purposes of these charts, the percentage of targeted annual compensation was determined based on the annual base salary and target incentive opportunities applicable to the named executive officer as of December 31, 2012.

THE WESTERN UNION COMPANY-Proxy Statement 24

Compensation Discussion and Analysis

Given that a significant portion of the compensation of our named executive officers is both performance-based and “at risk,” we are providing the following supplemental table to demonstrate the difference between the compensation granted to our named executive officers serving as of December 31, 2012, as compared to the compensation “realizable” by such named executive officers for the 2010 to 2012 fiscal years. While the manner for reporting equity compensation as “realizable” compensation differs from the SEC rules relating to the reporting of compensation in the 2012 Summary Compensation Table, we believe that this table is a useful supplement to the 2012 Summary Compensation Table. The 2012 Realizable Compensation Table and the total realizable compensation reported in the table provides supplemental information regarding the compensation paid to the named executive officers and should not be viewed as a substitute for the 2012 Summary Compensation Table.
2012 Realizable Compensation Table

Name	Year	Proxy Reported Compensation ($000) (1)	Total Realizable Compensation ($000) (2)	Realizable as a % of Reported
Hikmet Ersek	2012	6,992.2	2,172.3	31%
	2011	7,872.4	4,405.8	56%
	2010	7,862.8	5,664.6	72%
Scott T. Scheirman	2012	2,463.2	1,057.4	43%
	2011	3,130.8	1,965.4	63%
	2010	2,147.4	1,868.3	87%
J. David Thompson	2012	3,426.5	2,358.7	69%
	2011	N/A	N/A	N/A
	2010	N/A	N/A	N/A
Rajesh K. Agrawal	2012	2,706.2	1,661.9	61%
	2011	1,667.8	1,339.9	80%
	2010	N/A	N/A	N/A
John R. Dye	2012	2,320.8	1,718.3	74%
	2011	N/A	N/A	N/A
	2010	N/A	N/A	N/A

Footnotes:

(1)	As reported in the Total column of the 2012 Summary Compensation Table.

(2)
Amounts reported in the calculation of total realizable compensation include (a) annualized base salary, (b) actual bonus payments and performance-based cash award payments made to each eligible executive in each of the years shown under the Company’s non-equity incentive plans, (c) the value realized from the exercise of stock options and for unexercised stock options, the difference between the exercise price and the closing stock price on December 31, 2012, each reported in the year granted, (d) the value realized upon vesting of restricted stock units or performance-based restricted stock units and the value of unvested restricted stock units or performance-based restricted stock units based on the closing stock price on December 31, 2012 (including payment of dividend equivalents if applicable), each reported in the year granted, and (e) amounts reported in the All Other Compensation Table for the respective years.

Other Corporate Governance Practices
The Board of Directors believes that strong corporate governance is key to long-term stockholder value creation. Please see “Corporate Governance-Summary of Corporate Governance Practices” above for a summary of the Company’s corporate governance practices.
ESTABLISHING AND EVALUATING EXECUTIVE COMPENSATION

Overview
This Compensation Discussion and Analysis describes the manner in which executive compensation decisions are made, the elements of our compensation program, and the compensation of each of our named executive officers. The information provided in this Compensation Discussion and Analysis should be read together with the information presented in the “Executive Compensation” section of this Proxy Statement.

THE WESTERN UNION COMPANY-Proxy Statement 25

Compensation Discussion and Analysis

In this Compensation Discussion and Analysis, we discuss the philosophy and objectives of our executive compensation program and how we compensated each of our named executive officers. For 2012, the named executive officers consisted of our Chief Executive Officer, Chief Financial Officer, our three other most highly compensated executive officers serving as executive officers at the end of 2012, and one former executive officer who left the Company during 2012 and who would have been among the three other most highly compensated executive officers if he remained as an employee of the Company at the end of 2012. For 2012, the named executive officers were:

•	Hikmet Ersek, President and Chief Executive Officer (September 2010 to present)

•	Scott T. Scheirman, Executive Vice President, Chief Financial Officer (September 2006 to present) and Global Operations (January 2012 to November 2012)

•	J. David Thompson, Executive Vice President, Global Operations (November 2012 to present) and Chief Information Officer (April 2012 to present)

•	Rajesh K. Agrawal, Executive Vice President (November 2011 to present) and President, Western Union Business Solutions (August 2011 to present)

•	John R. Dye, Executive Vice President, General Counsel and Secretary (November 2011 to present)

•	Stewart A. Stockdale, Former Executive Vice President and President, Global Consumer Financial Services (April 2011 to October 2012)
Our Executive Compensation Philosophy and Objectives
The committee believes the Company’s executive compensation program should reward actions and behaviors that build a foundation for the long-term strength and performance of the Company while also rewarding the achievement of short-term performance goals. Consistent with this philosophy, the following objectives provide a framework for the Company’s 2012 executive compensation program:

•	Hold our executives accountable and reward them for results;

•	Align our executives’ goals with our stockholders’ interests; and

•	Attract, retain, and motivate outstanding executive talent around the world, suited to the Company’s unique nature and structure.
Elements of 2012 Executive Compensation Program
The following table lists the material elements of the Company’s 2012 executive compensation program. The committee believes that the design of the Company’s executive compensation program balances fixed and variable compensation elements, provides alignment with the Company’s short and long-term financial and strategic priorities through the annual and long-term incentive programs, and provides stockholder value creation through the use of payout modifiers which limit the percentage of performance-based restricted stock units which may vest based on the Company’s relative TSR and stock price performance. Our incentives are designed to drive overall corporate performance and individual performance, with compensation payouts varying from target based on actual performance against pre-established and communicated performance objectives.

Fixed or Variable	Element	Key Characteristics	Why We Pay This Element	How We Determine Amount	2012 Decisions
Fixed	Base salary	Fixed compensation component payable in cash. Reviewed annually and adjusted when appropriate.	Establish a pay foundation at competitive levels to attract and retain talented executives.	Experience, job scope, responsibilities, market data, and individual performance.	Two of our six named executives received a salary increase in 2012. See page 31.

THE WESTERN UNION COMPANY-Proxy Statement 26

Compensation Discussion and Analysis

Fixed or Variable	Element	Key Characteristics	Why We Pay This Element	How We Determine Amount	2012 Decisions
Variable	Annual incentive awards	Variable compensation component payable in cash based on performance against annually established performance objectives.	Motivate and reward executives for performance on key objectives over the year.
Company performance on two financial measures:

-Revenue Growth
-Operating Income Growth

Company performance on two strategic objectives:

-New Revenue Realized relating to Global Consumer Financial Services, Business-to-Business, and westernunion.com.
-Development Implementation of Global Customer Database.

Based on performance relative to the Annual Incentive Plan financial and strategic performance objectives, the committee certified a payout amount of 24% of target for each named executive officer other than Mr. Ersek. Pursuant to the committee's exercise of negative discretion, Mr. Ersek did not receive a 2012 Annual Incentive Plan award payout. See pages 31-33.

Variable	Performance-Based Restricted Stock Units (excluding Mr. Thompson’s new hire equity grant)
Performance-based restricted stock units vest over three-year performance period based on the Company’s achievement of financial performance and strategic objectives. Also subject to payout modifiers which limit the percentage of awards that may vest based on Company’s TSR performance compared to the S&P 500 Index and stock price performance.
Coupled with stock options, aligns the interests of executives with those of our stockholders by focusing the executives on long-term objectives over a multi-year period.
Company performance on three financial and strategic measures over 2012-2013 performance period:

-Revenue Growth
-Earnings Before Interest, Taxes, Depreciation, and Amortization Growth
-Registered Customer Growth.

Maximum payout capped at 200% of target opportunity if Company’s three-year TSR performance does not at least meet the TSR performance of the S&P 500 Index.

Maximum payout capped at 150% of target opportunity if stock price on December 31, 2014 is less than the stock price on December 30, 2011.

Beginning with the annual 2012 awards, implemented payout modifiers to limit the number of restricted stock units that vest based on Company’s TSR and stock price performance over the performance period. See pages 33-34.

Variable	Stock Options	Nonqualified stock options that expire ten years after grant and become exercisable in 25% annual increments over a four-year vesting period.	Coupled with performance-based restricted stock units, aligns the interests of executives with those of our stockholders by focusing the executives on long-term objectives over a multi-year period.	Market practice and individual performance.
Similar to the 2011 long-term incentive program, stock options represent 33% of the long-term grant, reflecting the Company’s emphasis on tying long-term incentive awards to the Company’s strategic and financial performance. See page 33-34.

THE WESTERN UNION COMPANY-Proxy Statement 27

Compensation Discussion and Analysis

The Board of Directors and the Compensation Committee
The Board of Directors oversees the goals and objectives of the Company and of the Chief Executive Officer, evaluates succession planning with respect to the Chief Executive Officer and evaluates the Chief Executive Officer’s performance. The Compensation Committee supports the Board by establishing the Company’s general compensation philosophies and overseeing the development and implementation of the Company’s compensation and benefits policies. The Compensation Committee reviews and approves corporate goals and objectives relevant to the compensation of the Chief Executive Officer and other executive officers, sets the compensation levels of each of the Executive Vice Presidents and approves the compensation of the Chief Executive Officer, with the ratification of the independent directors of the Board. The Compensation Committee’s responsibilities under its charter are further described in the “Corporate Governance” section of this Proxy Statement. While not members of the Compensation Committee, the Chairman of the Board and the Chief Executive Officer attended all meetings of the Compensation Committee in 2012 to contribute to and understand the committee’s oversight of and decisions relating to executive compensation. The Chief Executive Officer did not attend portions of the meetings relating to his compensation.
The committee also engages in an ongoing dialog with the Chief Executive Officer and the Compensation Committee’s compensation consultant in the evaluation and establishment of the elements of our executive compensation program to ensure that they support the Company’s executive compensation philosophy and objectives. The committee also received input from the Senior Vice President, Talent Management and Total Rewards, in making executive compensation decisions.
The Independent Compensation Consultant
Frederic W. Cook & Co., Inc. (the “Compensation Consultant”) provides executive and director compensation consulting services to the Compensation Committee. The Compensation Consultant is retained by and reports to the Compensation Committee and participates in the committee meetings. The Compensation Consultant informs the committee on market trends, as well as regulatory issues and developments and how they may impact the Company’s executive compensation programs. The Compensation Consultant also:

•	Participates in the design of executive compensation programs to help the committee evaluate the linkage between pay and performance;

•	Reviews market data and advises the committee on recommending the Chief Executive Officer’s compensation levels to the Board;

•	Reviews and advises the committee regarding the compensation of the other executive officers;

•	Reviews and advises the committee regarding director compensation; and

•	Performs an annual risk assessment of the Company’s compensation programs, as described in the “Executive Compensation-Risk Management and Compensation” section of this Proxy Statement.
The Compensation Consultant does not provide any other services to the Company. The Compensation Committee has assessed the independence of the Compensation Consultant pursuant to the NYSE rules and the Company concluded that the Compensation Consultant’s work for the Compensation Committee did not raise any conflict of interest.
Setting 2012 Compensation
In late 2011, the Compensation Committee, working with the Compensation Consultant and the Chief Executive Officer, engaged in a detailed review of the Company’s executive compensation programs to ensure that the design and levels of each compensation element were:

•	Appropriate to support the Company’s strategic performance objectives;

•	Consistent with the philosophy and objectives described under “-Establishing and Evaluating Executive Compensation-Our Executive Compensation Philosophy and Objectives” above; and

•	Reasonable when compared to market pay practices (see “-Market Comparison” below).
In early 2012, Mr. Ersek presented to the Compensation Committee his evaluation of each of the then serving Executive Vice Presidents and the level of his or her salary, annual bonus targets under the Senior Executive Annual Incentive Plan (the “Annual Incentive Plan”), and long-term incentive award targets under The Western Union Company 2006 Long-Term Incentive Plan (the “Long-Term Incentive Plan”). Mr. Ersek’s assessments were based upon each executive’s performance and relative contributions to the Company’s success, the performance of the executive’s respective business unit or functional area, and

THE WESTERN UNION COMPANY-Proxy Statement 28

Compensation Discussion and Analysis

employee retention considerations. In his evaluations, Mr. Ersek also reviewed with the committee tally sheets which presented comprehensive historical and current compensation data for each of the Company’s executives. Please see “-Use of Tally Sheets” below for a description of this tool. The Compensation Consultant participated in the committee meetings to provide peer group and market data regarding executive compensation. Please see “-Market Comparison” for a discussion of the use of peer group and market data.
In early 2012, Mr. Ersek also submitted a self-evaluation to the Compensation Committee. The committee shared Mr. Ersek’s goals for the year and his self-evaluation with the independent members of the Board of Directors, who then evaluated Mr. Ersek’s performance in 2011 based on his actual performance versus such goals. In setting Mr. Ersek’s compensation, the committee considered this evaluation, peer group data regarding chief executive officer compensation levels provided by the Compensation Consultant, and a tally sheet of Mr. Ersek’s historical and current compensation data. No member of management, including Mr. Ersek, made any recommendations regarding Mr. Ersek’s compensation or participated in the portions of the Compensation Committee meeting or in the meeting of the independent directors of the Board during which Mr. Ersek’s compensation was determined and ratified.
Market Comparison
For 2012, the Compensation Committee considered market pay practices when setting executive compensation, but did not target the specific compensation elements or total compensation against the market data. Instead, the committee utilized market data to assess the overall competitiveness and reasonableness of the Company’s executive compensation program. Market pay practices are based on peer group proxy data and compensation survey data. While the Compensation Committee considers relevant market pay practices when setting executive compensation, the Compensation Committee does not believe that it is appropriate to establish compensation levels based only on market practices. The Compensation Committee believes that compensation decisions are complex and require a deliberate review of Company performance and peer compensation levels. The factors that influence the amount of compensation awarded include market competition for a particular position, an individual’s experience and past performance inside or outside the Company, compensation history, role and responsibilities within the Company, tenure with the Company and associated institutional knowledge, long-term potential with the Company, contributions derived from creative and innovative thinking and leadership, money transfer or financial services industry expertise, past and future performance objectives and value of the position within the Company. For example, in setting Mr. Thompson’s initial compensation levels, the Compensation Committee considered market data as well as the Company’s strategic objectives of further investing in the Company’s information technology capabilities. Accordingly, the committee assigned a significant value to the position for which Mr. Thompson was being hired and less value to its review of market data.
The Compensation Committee believes that the Company’s peer group should reflect the markets in which the Company competes for business, executive talent and capital. In 2011, as part of its ongoing review of the Company’s executive compensation program, the Compensation Committee instructed the Compensation Consultant to re-evaluate the Company’s historical peer group. Based on this review, the Compensation Consultant recommended a revised peer group to (i) address the financial size discrepancy between the Company and its peer companies, (ii) shift the peer group focus from physical to electronic or virtual goods and services, (iii) emphasize the payment processing industry, and (iv) be more consistent with how external organizations and equity analysts view the Company and the peers against which it competes. Accordingly, in September 2011, the committee revised the Company’s historical peer group to include companies meeting either of the following criteria:

•	global brands providing virtual products or services; or

•	companies involved with payment and processing services.
Based on the September 2011 peer group review, the committee approved the deletion from the Company’s historical peer group of Avon Products, Bank of NY Mellon, Equifax, Paychex, Starbucks and YUM! Brands and the addition to the Company’s peer group of CME Group, Discover Financial Services, Fidelity National Info Services, Global Payments, Intuit, NASDAQ OMX, and Total Systems Services.
The peer group used for evaluating 2012 compensation decisions consisted of the companies set forth below. The Compensation Consultant compiled compensation information from the peer group based on the publicly filed documents of each member of the peer group. Because the publicly filed documents generally reflected 2010 compensation data, the Compensation Consultant applied a 3% assumed growth rate to the cash compensation levels, with such growth rate determined based on projected 2011-2012 market changes.

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Compensation Discussion and Analysis

	2011 Revenues (in Millions)	2011 Operating Income (in Millions)	Employees (as of 12/31/11)	Market Capitalization (in Millions) (as of 12/31/11)
ADP	$10,350	$1,880	51,000	$26,395
Ameriprise Financial	$10,239	$1,797	11,139	$11,277
Charles Schwab	$4,884	$1,529	14,100	$14,300
CME Group	$3,308	$2,077	2,740	$16,177
Comerica	$2,601	$1,082	9,397	$5,132
Discover Financial Services	$8,543	$4,002	11,650	$13,191
eBay	$11,652	$2,431	27,770	$39,154
Fidelity National Info Services	$5,687	$1,096	33,000	$7,963
Fiserv	$4,337	$1,013	20,000	$8,274
Global Payments	$2,049	$381	3,753	$3,731
Intuit	$3,913	$1,047	8,000	$15,704
MasterCard	$6,714	$3,485	6,700	$47,322
MoneyGram	$1,248	$164	2,136	$1,018
NASDAQ OMX	$3,438	$769	2,433	$4,343
Northern Trust	$4,169	$1,902	14,100	$9,558
State Street	$10,207	$4,751	29,740	$19,876
Total Systems Services	$1,809	$323	8,200	$3,939
Visa	$9,497	$5,715	7,500	$69,709
75th Percentile	$8,543	$2,077	20,000	$16,177
Median	$4,611	$1,663	10,268	$12,234
25th Percentile	$3,308	$1,013	6,700	$5,132
Western Union	$5,491	$1,385	8,000	$11,305
All data was compiled by the Compensation Consultant who obtained peer company financial market intelligence from Capital IQ Compustat. The data generally represents revenue and operating income for the most recent four quarters available to the Compensation Consultant at the time the Compensation Consultant compiled the data in January 2012. Other than for the Company, operating income may reflect measures that are not in conformity with Generally Accepted Accounting Principles.
The Compensation Committee also uses general industry compensation survey data in its evaluation of executive pay. Survey data relies upon responses from participating companies to survey questions, which are compiled and sorted by the surveyor based on various factors, such as the period covered, the location of the company, and the positions under review. Survey data provides insight into positions that may not generally be reported in proxy statements and information about the compensation of executives of non-public companies. The survey data is, in some instances, a useful complement to the peer group proxy data. To assist the committee in its review of the general industry compensation survey data, the Compensation Consultant extracts compensation information from the surveys with respect to companies with annual revenues ranging from $3 billion to $10 billion. For the 2012 compensation review, the Compensation Consultant compiled compensation data from the following general industry compensation surveys: 2011 U.S. Mercer Benchmark Database-Executive (which included data from 58 companies with annual revenues between $5 billion and $10 billion); Equilar Top 25 (which included custom data from ten of the companies in the Company’s peer group described above: Charles Schwab, CME Group, eBay, Fiserv, Global Payments, MasterCard, NASDAQ OMX, State Street, Total Systems Services, and Visa); 2011 Hewitt Total Compensation Measurement Database (which included data from 74 companies with annual revenues between $5 billion and $10 billion); and 2011 Towers Watson U.S. Compensation Data Bank General Industry Executive Database (which included data from 101 companies with annual revenues between $3 billion and $6 billion). In addition, for performing the market evaluation of Mr. Thompson’s position, the committee also considered the Equilar Top IT compensation survey (which included custom data from seven of the companies in the Company’s peer group described above: ADP, Charles Schwab, CME Group, Fiserv, NASDAQ OMX, State Street, and Total Systems Services).
In the evaluation of 2012 compensation levels for the positions of Chief Executive Officer (Mr. Ersek) and Chief Financial Officer (Mr. Scheirman), the committee considered the proxy data from the peer group as the most relevant market data. For the executive positions which oversaw business units (Messrs. Stockdale and Agrawal) for which peer group proxy data was consistently available, the committee weighted the peer group proxy data at 75% with the remaining 25% of the comparator data from the surveys. For Messrs. Dye and Thompson, whose positions are not reported as consistently in proxy data, the committee considered the survey data in setting their initial compensation levels. When using the survey data, the survey data was weighted for each position, based on an assessment of the relevancy of the data sources to the particular position.

THE WESTERN UNION COMPANY-Proxy Statement 30

Compensation Discussion and Analysis

Use of Tally Sheets
The Compensation Committee reviews tally sheets that present comprehensive data on the total compensation and benefits package for each of the Company’s executives. These tally sheets include historical and current compensation data, valuations of future equity vesting, value of option exercises in the past five years as well as analyses for hypothetical terminations and retirements to allow the Compensation Committee to consider the Company’s obligations under such circumstances. The tally sheets provide context for the committee in the determination of the elements and amounts of compensation paid.
THE WESTERN UNION EXECUTIVE COMPENSATION PROGRAM

The Company’s executive compensation program consists of the following principle elements: base salary; annual incentive compensation; and long-term incentive compensation. In addition, each of our named executive officers receive certain perquisites that the committee believes to be competitive and our executives are eligible for coverage under the Company’s benefit programs, executive severance policy, and retirement savings plans. Each of Western Union’s 2012 executive compensation program elements is described in detail below and individual compensation decisions are discussed in “-Compensation of Our Named Executive Officers.”
Base Salary
Our philosophy is that base salaries should meet the objectives of attracting and retaining the executives needed to lead the business. Base salary is a fixed compensation component payable in cash. In setting the base salary levels, the committee considered peer group and survey data as well as the performance of the individual executive. For 2012, Messrs. Ersek and Scheirman received merit increases of 8.1% and 4.0%, respectively. Please see “-Compensation of Our Named Executive Officers” for further information regarding the 2012 base salary levels.
Annual Incentive Compensation
Our Annual Incentive Plan is designed to motivate and reward executive officers for achieving short-term performance objectives. The Annual Incentive Plan design is intended to provide annual incentive awards that qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code. The participants in the Annual Incentive Plan in 2012 were Mr. Ersek and the Company’s Executive Vice Presidents, which included all of the named executive officers other than Mr. Thompson. Because Mr. Thompson joined the Company in April 2012, Mr. Thompson received his annual bonus payout under the Company’s Performance Incentive Plan, subject to the achievement of the same financial and strategic performance objectives as established under the Annual Incentive Plan.
Compensation under the Annual Incentive Plan is intended to be a significant component of an executive’s total cash compensation opportunity in a given year, helping create a “pay for performance” culture. Annual Incentive Plan compensation holds executives accountable and rewards them based on the Company’s performance. Target payout opportunities under the Annual Incentive Plan are expressed as a percentage of a participant’s annual base salary, with actual payouts ranging from 0% to 200% of target for various levels of performance. The 2012 Annual Incentive Plan awards were based 70% on the Company’s achievement of financial performance metrics relating to revenue and operating income growth and 30% on the Company’s achievement of strategic business objectives relating to new revenue realized and the development and implementation of a global customer database. The committee designed the 2012 Annual Incentive Plan to include both financial and strategic business objectives because the committee believed that it was important to emphasize certain strategic priorities in 2012 in addition to financial goals and to align further the Annual Incentive Plan with the Company’s business strategy. In addition, the committee may utilize an individual performance modifier under the Annual Incentive Plan, which allows the committee to increase or reduce an award based on the individual performance of the executive. The committee believes that this modifier further emphasizes that each named executive officer is accountable for his performance and, ultimately, the performance of the Company.
Financial Performance Metrics. The Compensation Committee set the executives’ 2012 annual incentive compensation award targets for financial performance by establishing a grid based on the Company’s revenue and operating income as it had in previous years. These performance measures were used in order to tie annual incentive compensation to measures of the Company’s financial performance that the committee determined to be meaningful to and readily accessible by our investors.
The Compensation Committee established the grid metrics and corresponding payout percentages based upon input from management regarding the Company’s expected performance in the upcoming year, which included the impact of external factors on the Company, such as challenging economic conditions. For 2012, the committee designed the grid to encourage strong, focused performance by our executives. In 2011, the Annual Incentive Plan grid provided a payout of 90% of target if the Company achieved

THE WESTERN UNION COMPANY-Proxy Statement 31

Compensation Discussion and Analysis

its internal operating plan for operating income and revenue; however, for 2012, the committee established the grid to increase the payout to 100% of target if the Company achieved its internal operating plan for operating income and revenue (revenue of approximately $5.9 billion and operating income of approximately $1.5 billion). In approving the design change from 90% payout to 100% payout for target performance, the committee sought to simplify the design of the program and to reflect that the 2012 operating plan was set at a level that required the Company’s revenue performance to be above projected market growth rates. As much as 200% of target would be paid if both operating income and revenue were 104% or greater of operating plan. Within the grid, a higher rate of increase for one metric could counterbalance a lower rate of increase for the other metric. The 2012 payout curve for superior performance was structured to provide for steepened increases in payout levels in order to further incentivize participants to deliver above target performance.
When the grid was established and consistent with prior years, the committee determined that the effect of currency fluctuations on revenue and operating income performance should be excluded from the payout calculation, as they believed compensation should not be based on factors outside of the control of our executives. In addition, pursuant to the Annual Incentive Plan and subject to compliance with Section 162(m) of the Internal Revenue Code, the Compensation Committee retained discretion to adjust the performance objectives for major nonrecurring and non-operating expense and income items based on the facts and circumstances involved. The graph below demonstrates potential payout percentages relative to target for combinations of revenue and operating income achievement levels under the corporate performance grid for 2012.

•	In the graph, the 100% payout level assumed achievement of 2012 plan (revenue of approximately $5.9 billion and operating income of approximately $1.5 billion).

•	In 2012, the Company achieved 97.3% of plan for revenue and 91.3% of plan for operating income, resulting in no payout for the financial performance metric.
Strategic Performance Objectives. As noted above, 30% of the award payout under the 2012 Annual Incentive Plan was linked to the accomplishment of strategic performance objectives during 2012. The committee established the performance objectives described below for the payout of these awards based upon key strategic initiatives that were supportive of the Company’s strategic operating plan. The performance levels of the objectives were designed to be achievable, but required the coordinated, cross functional focus and effort of the executive officers. The payout opportunity for the accomplishment of the strategic performance goals ranged from 0% to 200% of each participant’s target award opportunity with respect to the strategic performance objectives. The strategic performance objectives, their respective weightings as well as the performance assessment for the 2012 Annual Incentive Plan awards are as follows:

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Compensation Discussion and Analysis

Strategic Performance Objective	2012 Annual Incentive Plan Strategic Performance Goals	2012 Actual Performance
New Revenue Realized (weighting 20%)	New revenue in Global Consumer Financial Services business unit	New revenue in Global Consumer Financial Services business unit was between threshold and target performance goals.
	Business-to-business new customer revenue growth	Growth in business-to-business new customer revenue was at the threshold performance goal.
	Increase new customer revenue originating from westernunion.com	Increase in new revenue originating from westernunion.com was between threshold and target performance goals.
Global Customer Database (weighting 10%)	Further develop and implement a global customer database	Development and implementation of a global customer database was achieved at the target performance level.
	Performance Level Achievement	80%
The following table sets forth the weighting of the financial performance metrics and strategic performance objectives, the actual payout percentage with respect to the financial performance metrics and strategic performance objectives, and the total payout percentage based on the achievement of such objectives for the 2012 Annual Incentive Plan. Based on management’s performance levels relative to the Annual Incentive Plan financial performance metrics and strategic performance objectives described above, the committee certified a payout amount of 24% of target for each named executive officer other than Mr. Ersek. Pursuant to the committee’s exercise of negative discretion, Mr. Ersek did not receive a 2012 Annual Incentive Plan award payout. In addition, the payouts for Messrs. Thompson and Dye were adjusted in recognition of their performance during 2012.

Objectives	Weighting	Actual Payout as Percentage of Target
Corporate Financial Performance Metrics	70%	0%
Strategic Performance Objectives	30%	80%
	Total Payout Percentage	24%
Long-Term Incentive Compensation
The Long-Term Incentive Plan allows the Compensation Committee to award various forms of long-term incentive grants, including stock options, performance-based equity and performance-based cash awards. The Compensation Committee has sole discretion in selecting participants for long-term incentive grants and the Compensation Committee approves all equity grants made to our senior executives. When making regular annual equity grants, the Compensation Committee’s policy is to approve them during the first quarter of each year as part of the annual compensation review. The grant date of the regular annual equity grants is the date upon which the award is approved by the committee.
Long-Term Incentive Awards Linked to Performance Objectives. In recent years, the Compensation Committee determined that long-term incentive awards granted to executive officers should be tied more closely to performance objectives. The multi-year awards granted to our executives in 2006 at the time of the Company's spin-off (the “Spin-off”) from its former parent company, First Data Corporation, were comprised of stock option awards and time-based restricted stock and restricted stock unit awards. To focus the executive officers and encourage cross-functional, collaborative effort, the committee granted annual long-term incentive awards to our executives in 2009 and 2010, with one-third of the targeted value of the long-term incentive award in the form of performance-based cash. Continuing the trend toward performance-based awards, in 2011 and 2012, approximately two-thirds of the target value of the long-term incentive awards were granted in the form of performance-based restricted stock units.
2012 Annual Long-Term Incentive Awards. In February 2012, the Compensation Committee granted the Chief Executive Officer and the then serving Executive Vice Presidents long-term incentive awards under the Long-Term Incentive Plan. The awards consisted of 33% stock option awards and 67% performance-based restricted stock units. The committee believed that the mix of stock options and performance-based restricted stock units was appropriate because the two forms of awards together

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Compensation Discussion and Analysis

represented a balanced reflection of stockholder returns, financial performance, and strategic performance. The stock options vest in 25% annual increments over four years and have a ten-year term. The performance-based restricted stock unit awards are described in greater detail below.
The Compensation Committee’s objectives for the 2012 long-term incentive awards were to:

•	Align the interests of our executives with the interests of our stockholders by focusing on objectives that result in stock price appreciation through the use of stock options;

•	Increase cross-functional executive focus in the coming years on key performance metrics through performance-based restricted stock unit awards; and

•	Retain the services of executives through multi-year vesting provisions.
The 2012 performance-based restricted stock unit awards will vest if and only to the extent that specific performance goals with respect to revenues, earnings before the deduction of interest, taxes, depreciation, and amortization expenses, and growth in registered customers are met during a two-year performance period. Further, the 2012 performance-based restricted stock unit awards are subject to two payout modifiers that limit the number of restricted stock units that may vest based on the Company’s TSR and stock price performance over a three-year measurement period. Under the terms of the performance-based restricted stock unit awards, as much as 300% of the targeted performance-based restricted stock unit awards may be earned based on the Company’s performance with respect to the two-year performance objectives described above. The maximum payout, however, is capped at 200% of the target opportunity if the Company’s TSR performance from January 1, 2012 through December 31, 2014 does not at least meet the TSR performance of the S&P 500 Index over the same period. The maximum payout is further capped at 150% of the target opportunity if the Company’s stock price on December 31, 2014 is less than the stock price on December 30, 2011. The committee designed the performance and vesting schedule to reflect the longer-term focus of the performance objectives as well as a linkage of the payout levels to the Company’s TSR and stock price performance over the three-year performance period.
The performance objectives for payment of the 2012 performance-based restricted stock unit awards and their respective weightings are set forth below. The committee believed that the performance objectives established for 2012 require successful execution of the Company’s strategic operating plan in order to earn awards and that these performance objectives reinforced the Company’s strategic priorities in addition to Company’s financial performance goals. The target payout level under the performance-based restricted stock unit awards was designed to be achievable with strong management performance, while the maximum payout level was designed to be difficult to achieve. The performance objectives relating to the 2012 performance-based restricted stock unit grants were:

•	Targeted compound annual constant currency growth rate for the Company’s revenue for 2012 through 2013, measured against 2011 revenue (weighting 34%);

•
Targeted compound annual constant currency growth rate for the Company’s earnings before the deduction of interest, taxes, depreciation, and amortization expenses for 2012 through 2013, measured against 2011 earnings before the deduction of interest, taxes, depreciation, and amortization expenses (weighting 33%); and

•	Targeted compound annual growth rate for registered customers for 2012 through 2013, measured against 2011 registered customer levels (weighting 33%).
Similar to the Annual Incentive Plan, when the financial performance objectives were established, the committee determined that the effect of currency fluctuations on revenue and earnings before interest, tax, depreciation, and amortization expenses over the course of the year should be excluded from the award calculation, as they believed compensation should not be based on factors outside of the control of our executives.
Severance and Change-in-Control Benefits
Western Union has an executive severance policy for our executive officers. The policy helps accomplish Western Union’s compensation philosophy of attracting and retaining exemplary talent. The committee believes it is appropriate to provide executives with the rewards and protections afforded by the Executive Severance Policy. The policy reduces the need to negotiate individual severance arrangements with departing executives and protects our executives from termination for circumstances not of their doing. The committee also believes that the policy promotes management independence and helps retain, stabilize, and focus the executive officers in the event of a change-in-control. During 2012, Mr. Stockdale became entitled to severance benefits pursuant to the policy. The terms of the departure of Mr. Stockdale are described further below under “Compensation of Our Named Executive Officers.”

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Compensation Discussion and Analysis

While the policy reduces the need to negotiate individual severance provisions, the committee recognizes that under certain circumstances individual severance arrangements may be desirable or beneficial to the Company. Accordingly, the severance policy provides the committee with the discretion to negotiate individual severance arrangements with participants covered by the policy, other than the Chief Executive Officer, when circumstances warrant such arrangement. Under the terms of the policy, only the Board has authority to negotiate an individual severance arrangement with the Chief Executive Officer.
In the event of a change-in-control, the policy’s severance benefits are generally payable only upon a so-called “double trigger.” This means that severance benefits are triggered only when an eligible executive is involuntarily terminated (other than for cause, death, or disability), or terminates his or her own employment voluntarily for “good reason” (including a material reduction in title or position, reduction in base salary or bonus opportunity or an increase in the executive’s commute to his or her current principal working location of more than 50 miles without consent) within 24 months after the date of a change-in-control. In addition, the Executive Severance Policy prohibits excise tax gross-up payments on change-in-control benefits for those individuals who became executives of the Company after April 2009. Please see the “Executive Compensation-Potential Payments Upon Termination or Change-in-Control” section of this Proxy Statement for further information regarding the Executive Severance Policy and the treatment of awards upon qualifying termination events or a change-in-control.
Retirement Savings Plans
Western Union executives on U.S. payroll are eligible for retirement benefits through a qualified defined contribution 401(k) plan, the Incentive Savings Plan, and a nonqualified defined contribution plan, the Supplemental Incentive Savings Plan. The Supplemental Incentive Savings Plan provides a vehicle for additional deferred compensation with matching contributions from the Company. We maintain the Incentive Savings Plan and the Supplemental Incentive Savings Plan because we wish to encourage our employees to save some percentage of their cash compensation for their eventual retirement. Mr. Ersek participates in the qualified defined contribution retirement plan made available to eligible employees in Austria.
The committee believes that these types of savings plans are consistent with competitive pay practices, and are an important element in attracting and retaining talent in a competitive market. Please see the 2012 Nonqualified Deferred Compensation Table in the “Executive Compensation” section of this Proxy Statement for further information regarding Western Union’s retirement savings plans.
Benefits and Perquisites
The Company’s global benefit philosophy for employees, including executives, is to provide a package of benefits consistent with local practices and competitive within individual markets. Each of our named executive officers participates in the health and welfare benefit plans and fringe benefit programs generally available to all other Western Union employees in the individual market in which they are located. In addition, in 2012 the Company provided the benefits and perquisites as described in the 2012 Summary Compensation Table in the “Executive Compensation” section of this Proxy Statement, including: relocation reimbursement; an annual physical examination and related travel expenses for the executive; tickets to sporting events; and Company-provided car. Mr. Ersek is also provided with a car and driver for security purposes and to maximize his efficiency. In addition, Mr. Dye received relocation benefits in connection with his relocation from Virginia to Colorado as part of our executive relocation program. These relocation benefits were deemed to be important to the recruiting of Mr. Dye to the Company and were subject to pro rata repayment if Mr. Dye resigned or was terminated by the Company with cause prior to the 12 month anniversary of his start date.
The Company provided its other named executive officers with competitive perquisites and other personal benefits which are consistent with the Company’s philosophy of attracting and retaining exemplary executive talent and, in some cases, such as the annual physical examination, the Company provides such personal benefits because the Compensation Committee believes they are in the interests of the Company and its stockholders. The committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers.
Stock Ownership Guidelines
To align our executives’ interests with those of our stockholders and to assure that our executives own meaningful levels of Western Union stock throughout their tenures with the Company, the Compensation Committee established stock ownership guidelines for our executives. The stock ownership guidelines require the Chief Executive Officer to own Western Union stock equal in value to five times his base salary and each of the other executive officers to own stock equal in value to two times his or her respective base salary.
The ownership guideline for the Chief Executive Officer is higher because (i) the committee desires that he maintain a significant interest in the future of the Company, (ii) he receives higher equity grants than the other executives, and (iii) this is

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Compensation Discussion and Analysis

consistent with market practices. Under the stock ownership guidelines, the executives must retain, until the required ownership guideline levels have been achieved, at least 50% of after-tax shares resulting from the vesting of restricted stock and restricted stock units and at least 50% of the shares acquired upon exercise of stock options after the payment of the exercise price, broker fees, and related tax withholding obligations. Included in the definition of stock ownership are the after-tax value of unvested shares of restricted stock and time-based restricted stock units, any Western Union stock owned outright, including stock acquired upon option exercises, and stock in any Western Union benefit plan. Unexercised stock options and performance-based restricted stock units do not count towards meeting stock ownership guidelines.
Employment Agreements
The Company generally executes an offer of employment prior to the time an executive joins the Company, which describes the basic terms of the executive’s employment, including his or her start date, starting salary, bonus target and long-term incentive award target. The terms of the executive’s employment are thereafter based on sustained good performance rather than contractual terms, and the Company’s policies, such as the Executive Severance Policy, will apply as warranted. Consistent with the Company’s historical practices, during 2012, the Company and Mr. Thompson executed an employment letter memorializing the terms of his offer of employment.
Under certain circumstances, the Compensation Committee recognizes that special arrangements with respect to an executive’s employment may be necessary or desirable. For example, Mr. Ersek, the Company, and a subsidiary of the Company entered into agreements in November 2009 relating to his 2009 promotion to Chief Operating Officer, which were amended effective September 2010 to reflect his 2010 promotion to President and Chief Executive Officer. Employment contracts are a competitive market practice in Austria where Mr. Ersek resided at the time he assumed his position as Chief Operating Officer and the Compensation Committee believes the terms of his agreements are consistent with those for similarly situated executives in Austria. In addition, the Company entered into a letter agreement with Mr. Agrawal in January 2012 describing the terms and conditions applicable to Mr. Agrawal’s expatriate assignment. Please see the “Executive Compensation-Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table-Employment Arrangements” section of this Proxy Statement for a description of the material terms of Mr. Ersek’s employment agreement, Mr. Thompson’s employment letter agreement, and Mr. Agrawal’s expatriate agreement.
Clawback Policy
The Board of Directors adopted a clawback policy in 2009. Under the policy, the Board may, in its discretion and subject to applicable law, recover incentive compensation paid to an executive officer of the Company (defined as an individual subject to Section 16 of the Securities Exchange Act of 1934, as amended, at the time the incentive compensation was received by or paid to the officer) if the compensation resulted from any financial result or performance metric that was impacted by the executive officer’s misconduct or fraud. The Board is monitoring this policy to ensure that it is consistent with applicable laws, including any requirements under the Dodd-Frank Wall Street Reform and Consumer Protection Act.
Tax Implications of Executive Compensation Program
Under Section 162(m) of the Internal Revenue Code, named executive officer (other than the Chief Financial Officer) compensation over $1 million for any year is generally not deductible for United States income tax purposes. Performance-based compensation is exempt from the deduction limit, however, if certain requirements are met. The Compensation Committee structures compensation to take advantage of this exemption under Section 162(m) to the extent practicable, while satisfying the Company’s compensation policies and objectives. Because the Compensation Committee also recognizes the need to retain flexibility to make compensation decisions that may not meet the standards of Section 162(m) when necessary to enable the Company to continue to attract, retain, and motivate highly-qualified executives, it reserves the authority to approve potentially non-deductible compensation in appropriate circumstances.
COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The following section describes the compensation paid to or earned by our named executive officers during 2012. In establishing the 2012 compensation levels for our named executive officers, the committee relied on the philosophy, objectives, and procedures set forth above under “-Establishing and Evaluating Executive Compensation,” including the committee’s review of market data and consideration of the input of the Compensation Consultant.

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Compensation Discussion and Analysis

Hikmet Ersek
President and Chief Executive Officer
__________________________________________________________________________________________________________________________________________________________________________
Mr. Ersek became President and Chief Executive Officer in September 2010, after serving as Chief Operating Officer, beginning January 1, 2010. Mr. Ersek is responsible for the performance of the Company and he also serves as a director of the Company. Since joining Western Union in 1999, Mr. Ersek held positions of increasing responsibility within the Company. Prior to joining Western Union, he held positions at General Electric (GE) Capital and Europay/MasterCard.
Mr. Ersek’s 2012 compensation was weighted significantly toward variable and performance-based incentive pay over fixed pay, and long-term, equity-based pay over annual cash compensation, because the Compensation Committee desired to tie a significant level of Mr. Ersek’s compensation to the performance of the Company. The percentage of compensation delivered in the form of performance-based compensation is higher for Mr. Ersek than compared to the other named executive officers because the Compensation Committee believes that the Chief Executive Officer’s leadership is one of the key drivers of the Company’s success. Accordingly, a greater percentage of the Chief Executive Officer’s total compensation should be variable as a reflection of the Company’s level of performance. Market data provided by the Compensation Consultant supported this practice as well. Accordingly, at target-level performance for 2012, Mr. Ersek’s annual compensation was weighted 12% base salary, 18% annual incentive award, and 70% long-term incentive award. Eighty-eight percent of Mr. Ersek’s targeted total annual compensation varies based on the Company’s performance.
In February 2012, the Compensation Committee set Mr. Ersek’s 2012 compensation levels, including his annual and long-term incentive award targets, as discussed below. In determining Mr. Ersek’s 2012 target compensation levels, the committee considered Mr. Ersek’s 2011 performance and peer group data. Mr. Ersek’s compensation as Chief Executive Officer is set higher relative to the other named executive officers. The Compensation Committee considers this to be appropriate, based on market data provided by the Compensation Consultant, and because his level of pay reflects his ultimate responsibility to oversee the performance of the Company.

•	Base Salary. In February 2012, the committee increased Mr. Ersek’s base salary from $925,000 to $1,000,000, effective March 1, 2012.

•
Annual Incentive Plan Target and Payout Level. For 2012, the committee increased Mr. Ersek’s annual incentive plan target from 135% of his base salary to 150% of his base salary, or $1,500,000. The maximum Annual Incentive Plan award that Mr. Ersek could have earned during 2012 was 200% of Mr. Ersek’s target, or $3,000,000. The Compensation Committee exercised negative discretion in determining not to award Mr. Ersek a 2012 Annual Incentive Plan award payout.

•	Long-Term Incentive Award. For 2012, the committee increased Mr. Ersek’s long-term incentive award target from $4,500,000 to $6,000,000.
Scott T. Scheirman
Executive Vice President, Chief Financial Officer (September 2006 to present) and Global Operations (January 2012 to November 2012)
__________________________________________________________________________________________________________________________________________________________________________
Mr. Scheirman joined our former parent, First Data Corporation, in 1992, where he held positions of increasing responsibility. Mr. Scheirman served as the Senior Vice President and Chief Financial Officer for the Western Union business unit from 1999 through 2006, and assumed his role as Executive Vice President, Chief Financial Officer at the time of the Spin-off in 2006. In addition to serving as Executive Vice President, Chief Financial Officer, Mr. Scheirman served as Executive Vice President, Global Operations from January 2012 to November 2012, and as such led the Company’s global operational and service strategies, product delivery, customer service initiatives, and other matters related to the Company’s global operations. Prior to joining First Data, Mr. Scheirman was with Ernst & Young LLP.
In February 2012, the Compensation Committee set Mr. Scheirman’s 2012 compensation levels, including his annual and long-term incentive award targets, as discussed below. In determining Mr. Scheirman’s 2012 target compensation levels, the committee considered Mr. Scheirman’s 2011 performance and peer group data. The committee increased Mr. Scheirman’s annual base salary and long-term incentive target to bring his total compensation into closer alignment with market levels.

•	Base Salary. In February 2012, the committee increased Mr. Scheirman’s base salary from $562,800 to $585,312, effective March 1, 2012.

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Compensation Discussion and Analysis

•
Annual Incentive Plan Target and Payout Level. No changes were made to Mr. Scheirman’s annual incentive target, as a percentage of base salary. Accordingly, for 2012, Mr. Scheirman’s 2012 annual incentive plan target was 95% of his base salary, or $556,046. The maximum Annual Incentive Plan award that Mr. Scheirman could have earned during 2012 was 200% of Mr. Scheirman’s target, or $1,112,092. Mr. Scheirman’s 2012 Annual Incentive Plan award payout was $133,451, which reflected the payout of 24% of Mr. Scheirman’s target.

•	Long-Term Incentive Award. For 2012, the committee increased Mr. Scheirman’s long-term incentive award target from $1,500,000 to $1,750,000.
J. David Thompson
Executive Vice President, Global Operations (November 2012 to present) and Chief Information Officer (April 2012 to present) __________________________________________________________________________________________________________________________________________________________________________
Mr. Thompson is responsible for overseeing, building, and developing the Company’s information technology infrastructure to support its payment products and services. In addition, in November 2012, Mr. Thompson assumed responsibility for leading the Company’s global operational and service strategies, product delivery, customer service initiatives, and other matters related to the Company’s global operations. Prior to joining the Company in April 2012, Mr. Thompson was Group President, Services & Support and Global Chief Information Officer of Symantec Corporation since January 2008. From February 2006 to January 2008, Mr. Thompson served as Symantec’s Executive Vice President, Chief Information Officer. Prior to joining Symantec, Mr. Thompson was Senior Vice President and Chief Information Officer for Oracle Corporation from January 2005 to January 2006. From August 1995 to January 2005, he was Vice President of Services and Chief Information Officer at PeopleSoft, Inc. Mr. Thompson also serves as a director of CoreSite Realty Corporation.
When Mr. Thompson joined the Company, his compensation was established based upon survey data for executives serving as chief information officers. As noted above, in setting Mr. Thompson’s initial compensation levels, the Compensation Committee considered the Company’s strategic objectives of further investing in the Company’s information technology capabilities. Accordingly, the committee assigned a significant value to the position for which Mr. Thompson was being hired and less value to its review of the survey data. In addition, the committee also considered his compensation levels at his previous employer and those of other Company executives.

•	Base Salary. Mr. Thompson’s initial base salary level was set at $500,000 per year.

•
Annual Incentive Plan Target and Payout Level. Because Mr. Thompson was not eligible to participate in the Annual Incentive Plan, Mr. Thompson was eligible to receive a bonus under the Company’s Performance Incentive Plan with payouts subject to the same financial and strategic performance metrics set under the Annual Incentive Plan. Mr. Thompson’s target bonus under the Performance Incentive Plan was set at 90% of his base salary, with the 2012 award payout to be prorated for the number of days Mr. Thompson was with the Company in 2012. The maximum Performance Incentive Plan award that Mr. Thompson could have earned during 2012 was 200% of Mr. Thompson’s target, prorated to reflect his service with the Company. Mr. Thompson’s 2012 Performance Incentive Plan award payout was $74,666, which reflected the payout of 24% of Mr. Thompson’s prorated target.

•	Discretionary Bonus. For 2012, the committee also awarded Mr. Thompson a discretionary bonus of $158,633 in recognition of his performance during 2012 and for retention purposes.

•	Long-Term Incentive Award. For 2012, the committee set Mr. Thompson’s long-term incentive award target at $1,000,000.

•
New Hire Equity Grant. Pursuant to the terms of Mr. Thompson’s offer letter, Mr. Thompson received a one-time new hire award of $1,900,000 in the form of time-based restricted stock units to compensate him for forfeited compensation under his prior employer’s incentive programs. These restricted stock units vest ratably over three years from the date of grant.

Rajesh K. Agrawal
Executive Vice President and President, Western Union Business Solutions __________________________________________________________________________________________________________________________________________________________________________
As President, Western Union Business Solutions, Mr. Agrawal is responsible for leading the continued growth and expansion of all Business Solutions’ products and services worldwide. Prior to taking his current position in November 2011, Mr. Agrawal served as General Manager, Western Union Business Solutions from November 2010. Prior to that time, Mr. Agrawal held positions of increasing responsibility in the finance and treasury areas, including Senior Vice President of Finance and Senior Vice President

THE WESTERN UNION COMPANY-Proxy Statement 38

Compensation Discussion and Analysis

and Treasurer. Prior to joining Western Union in 2006, Mr. Agrawal served as Treasurer and Vice President of Investor Relations for Deluxe Corporation.
In February 2012, the Compensation Committee set Mr. Agrawal’s 2012 compensation levels, including his annual and long-term incentive award targets, as discussed below. In determining Mr. Agrawal’s 2012 target compensation levels, the committee considered Mr. Agrawal’s 2011 performance and peer group and survey data. The committee increased Mr. Agrawal’s long-term incentive target to bring his total compensation into closer alignment with market levels.

•	Base Salary. For 2012, no changes were made to Mr. Agrawal’s 2012 annual base salary.

•
Annual Incentive Plan Target and Payout Level. No changes were made to Mr. Agrawal’s annual incentive target. Accordingly, for 2012, Mr. Agrawal’s 2012 annual incentive plan target was 100% of his base salary, or $405,000. The maximum Annual Incentive Plan award that Mr. Agrawal could have earned during 2012 was 200% of Mr. Agrawal’s target, or $810,000. Mr. Agrawal’s 2012 Annual Incentive Plan award payout was $97,200, which reflected the payout of 24% of Mr. Agrawal’s target.

•	Long-Term Incentive Award. For 2012, the committee increased Mr. Agrawal’s long-term incentive award target from $850,000 to $1,300,000.
John R. Dye
Executive Vice President, General Counsel and Secretary __________________________________________________________________________________________________________________________________________________________________________
Mr. Dye is responsible for overseeing the Company’s legal and regulatory compliance matters. Prior to joining the Company in November 2011, Mr. Dye was Senior Vice President, Interim General Counsel and Corporate Secretary of the Federal Home Loan Mortgage Corporation (“FHLMC”). From July 2007 to July 2011, Mr. Dye served as Senior Vice President, Principal Deputy General Counsel Corporate Affairs, of FHLMC. Prior to joining FHLMC, Mr. Dye served as Associate General Counsel at Citigroup Inc. from August 1999 to July 2007, and as Senior Vice President and Senior Counsel at Salomon Smith Barney from 1994 to 1999. Prior to that time, Mr. Dye was an attorney at the law firm of Brown & Wood.
Mr. Dye’s 2012 compensation levels were determined in connection with his 2011 commencement of employment with the Company. When Mr. Dye joined the Company, his compensation was established based upon survey data and his compensation levels at his previous employer and those of other Company executives.

•	Base Salary. Mr. Dye’s initial base salary level was set at $500,000 per year.

•
Annual Incentive Plan Target and Payout Level. For 2012, Mr. Dye’s annual incentive plan target was 80% of his base salary, or $400,000. The maximum Annual Incentive Plan award that Mr. Dye could have earned during 2012 was 200% of Mr. Dye’s target, or $800,000. Mr. Dye’s 2012 Annual Incentive Plan award payout was $96,000, which reflected the payout of 24% of Mr. Dye’s target.

•	Discretionary Bonus. For 2012, the committee also awarded Mr. Dye a discretionary bonus of $204,000 in recognition of his performance during 2012 and for retention purposes.

•	Long-Term Incentive Award. For 2012, the committee set Mr. Dye’s long-term incentive award target at $750,000.

•
New Hire Awards. In connection with Mr. Dye’s commencement of employment with the Company, the committee approved a new hire cash award equal to $600,000, payable in three equal annual installments beginning in 2012 subject to Mr. Dye’s continued employment with the Company. As part of the new hire award, Mr. Dye also received a time-based restricted stock unit award in 2011, with a grant date value equal to $600,000 and vesting ratably over three years from the date of grant.

Stewart A. Stockdale
Executive Vice President and President, Global Consumer Financial Services (through October 31, 2012)__________________________________________________________________________________________________________________________________________________________________________
In the position of Executive Vice President and President, Global Consumer Financial Services, Mr. Stockdale was responsible for Western Union’s global agent network, the Company’s global core consumer money transfer business, and the consumer payments business. Prior to joining Western Union, Mr. Stockdale served as the President of Simon Brand Ventures and as Chief Marketing Officer of Simon Property Group, and held senior positions at Conseco, Inc., MasterCard, American Express, and Procter & Gamble.

THE WESTERN UNION COMPANY-Proxy Statement 39

Compensation Discussion and Analysis

In February 2012, the Compensation Committee set Mr. Stockdale’s 2012 compensation levels, including his annual and long-term incentive award targets, as discussed below. In determining Mr. Stockdale’s 2012 target compensation levels, the committee considered Mr. Stockdale’s 2011 performance and peer group and survey data.

•	Base Salary. For 2012, no changes were made to Mr. Stockdale’s 2012 annual base salary.

•
Annual Incentive Plan Target and Payout Level. No changes were made to Mr. Stockdale’s annual incentive target. Accordingly, for 2012, Mr. Stockdale’s annual incentive plan target was 100% of his base salary, or $700,000. The maximum Annual Incentive Plan award that Mr. Stockdale could have earned during 2012 was 200% of Mr. Stockdale’s target, or $1,400,000. Mr. Stockdale’s 2012 Annual Incentive Plan award payout was $168,000, which represents a payout under the Annual Incentive Plan based on actual performance during the year, consistent with the terms of the Executive Severance Policy.

•
Long-Term Incentive Award. For 2012, the committee increased Mr. Stockdale’s long-term incentive award target from $2,000,000 to $2,200,000 to bring his total compensation in further alignment with market levels.

•
Severance Benefits. In October 2012, Mr. Stockdale’s position with the Company was eliminated. In connection with his departure, Mr. Stockdale became eligible for benefits under the Company’s Executive Severance Policy, which is described under “The Western Union Executive Compensation Program-Severance and Change-in-Control Benefits,” above, and the “Executive Compensation-Potential Payments Upon Termination or Change-in-Control” section of this Proxy Statement. In addition, in lieu of notice, the Company agreed to continue Mr. Stockdale’s regular base salary through November 15, 2012.

2013 Compensation
At its February 20, 2013 meeting, the Compensation Committee approved the following compensation amounts and awards for the named executive officers serving at the time of that meeting. In setting executive compensation levels for 2013, the committee considered a number of factors including peer group and survey data, individual characteristics and responsibilities, and the Company’s financial performance in 2012. Other than increases to the long-term incentive targets for Messrs. Thompson and Dye, the committee did not increase the base salaries, annual incentive plan targets, or long-term incentive plan targets from the levels set in 2012 for the named executive officers.

Named Executive Officer	Base Salary	Annual Incentive Award Target	Long-Term Incentive Award Target
Hikmet Ersek	$1,000,000	$1,500,000	$6,000,000
Scott T. Scheirman	$585,312	$556,046	$1,750,000
J. David Thompson	$500,000	$450,000	$1,200,000
Rajesh K. Agrawal	$405,000	$405,000	$1,300,000
John R. Dye	$500,000	$400,000	$1,000,000

THE WESTERN UNION COMPANY-Proxy Statement 40

Executive Compensation

EXECUTIVE COMPENSATION
The following table contains compensation information for our named executive officers for the last three fiscal years.
2012 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($000)	Bonus ($000)		Stock Awards ($000) (1)		Option Awards ($000) (1)		Non-Equity Incentive Plan Compensation ($000) (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($000)	All Other Compensation ($000) (3)	Total ($000)
Hikmet Ersek (4)	2012	987.5	—		3,758.9		1,980.0		—	—	265.8	6,992.2
President and Chief Executive Officer	2011	920.8	—		2,897.3		1,485.0		2,258.3	—	311.0	7,872.4
	2010	835.7	—		2,416.7		2,416.7		1,509.9	—	683.8	7,862.8
Scott T. Scheirman	2012	581.6	—		1,096.4		577.5		133.5	—	74.2	2,463.2
EVP and Chief Financial Officer	2011	558.3	200.0		965.8		495.0		871.3	—	40.4	3,130.8
	2010	536.0	50.9		400.0		400.0		709.2	—	51.3	2,147.4
J. David Thompson	2012	344.7	158.6	(5)	2,453.8	(6)	330.0	(6)	74.7	—	64.7	3,426.5
EVP, Global Operations and Chief Information Officer	2011	N/A	N/A		N/A		N/A		N/A	N/A	N/A	N/A
	2010	N/A	N/A		N/A		N/A		N/A	N/A	N/A	N/A
Rajesh K. Agrawal	2012	405.0	—		814.4		429.0		97.2	—	960.6	2,706.2
EVP, President, Western Union Business Solutions	2011	387.2	—		498.8		204.9		300.4	—	276.5	1,667.8
	2010	N/A	N/A		N/A		N/A		N/A	N/A	N/A	N/A
John R. Dye	2012	500.0	404.0	(7)	469.9		247.5		96.0	—	603.4	2,320.8
EVP, General Counsel and Secretary	2011	N/A	N/A		N/A		N/A		N/A	N/A	N/A	N/A
	2010	N/A	N/A		N/A		N/A		N/A	N/A	N/A	N/A
Stewart A. Stockdale (8)	2012	583.3	—		1,378.3		726.0		168.0	—	1,160.3	4,015.9
Former EVP, President, Global Consumer Financial Services	2011	675.7	—		1,285.7		662.0		1,093.4	—	76.9	3,793.7
	2010	600.0	—		1,466.7		466.7		925.5	—	65.9	3,524.8
Footnotes:

(1)
The amounts in these columns represent equity awards granted under The Western Union Company 2006 Long-Term Incentive Plan (the “Long-Term Incentive Plan”). Except as noted below with respect to additional equity awards granted to Mr. Thompson, the amounts reported in these columns for 2012 represent the annual equity grants to the named executive officers under the Long-Term Incentive Plan. The amounts reported in these columns are valued based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The amounts included in the Stock Awards column for the performance-based restricted stock units granted during 2012 are calculated based on the probable satisfaction of the performance conditions for such awards. Assuming the highest level of performance is achieved for these performance-based restricted stock units, the maximum value of these awards at the grant date would be as follows: Mr. Ersek—$11,276,708; Mr. Scheirman—$3,289,065; Mr. Thompson—$1,882,570; Mr. Agrawal—$2,443,327; Mr. Dye—$1,409,614; and Mr. Stockdale—$4,134,803. See Note 16 to the Consolidated Financial Statements included in our Annual Reports on Form 10-K for the years ended December 31, 2012, 2011 and 2010, respectively, for a discussion of the relevant assumptions used in calculating the amounts reported for the applicable year.

(2)	For 2012, the amounts reflect the actual payout received under the applicable annual incentive plan.

(3)	Amounts included in this column for 2012 are set forth by category in the 2012 All Other Compensation Table below.

(4)
For 2012, Mr. Ersek’s salary and retirement plan contributions were denominated in U.S. dollars but were paid to or on behalf of Mr. Ersek in euros, based on a conversion rate that was determined each calendar quarter. The conversion rates 0.76834, 0.76447, 0.79177 and 0.77012 were applied for quarters one, two, three and four, respectively.

(5)	This amount represents a discretionary bonus paid in 2013 with respect to 2012 performance and for retention purposes.

(6)	These amounts include equity awards granted pursuant to the terms of Mr. Thompson’s offer of employment.

(7)
Mr. Dye’s bonus represents a sign on bonus payable pursuant to the terms of Mr. Dye’s offer of employment ($200,000) and a discretionary bonus paid in 2013 with respect to 2012 performance and for retention purposes.

(8)	Mr. Stockdale departed from the Company on October 31, 2012.

THE WESTERN UNION COMPANY-Proxy Statement 41

Executive Compensation

2012 ALL OTHER COMPENSATION TABLE

Name	Perquisites & Other Personal Benefits ($000) (1)		Tax Reimbursements ($000) (2)	Company Contributions to Defined Contribution Plans ($000) (3)	Insurance Premiums ($000)	Other Compensation ($000) (4)	Post- Termination Payments ($000)		Total ($000)
Hikmet Ersek	125.3	(5)	70.0	70.5	—	—	—		265.8
Scott T. Scheirman	12.7		—	29.7	1.4	30.4	—		74.2
J. David Thompson	49.1	(6)	2.6	12.5	0.5	—	—		64.7
Rajesh K. Agrawal	901.9	(7)	15.7	23.7	0.6	18.7	—		960.6
John R. Dye	551.3	(8)	27.3	10.0	1.2	13.6	—		603.4
Stewart A. Stockdale	1.7		—	57.6	1.5	30.3	1,069.2	(9)	1,160.3
Footnotes:

(1)
Amounts in this column include the incremental cost or valuation of relocation expenses for Messrs. Ersek, Thompson, Agrawal and Dye (as described in Footnotes 5, 6, 7 and 8, respectively, to this table), sporting event tickets for each of the executive officers, car service for Mr. Ersek, an annual physical examination, including travel expenses, for certain executives, and gift cards received by Messrs. Ersek, Scheirman, Agrawal, Dye and Stockdale at a Company leadership conference.

(2)
Amounts in this column include tax gross-ups of approximately $70,000, $2,600, $15,700 and $27,300 for Messrs. Ersek, Thompson, Agrawal and Dye, respectively, for certain relocation expenses, as described in Footnotes 5, 6, 7 and 8 to this table.

(3)
Amounts shown in this column represent contributions made by the Company on behalf of each of the named executive officers, except for Mr. Ersek, to the Company’s Incentive Savings Plan and/or the Supplemental Incentive Savings Plan, and contributions made by the Company on behalf of Mr. Ersek to the Company’s defined contribution plan in Austria, the Victoria Volksbanken Pensionskassen AG.

(4)
Amounts shown in this column represent accrued vacation of approximately $30,400, $18,700 and $13,600 paid to Messrs. Scheirman, Agrawal and Dye, respectively, pursuant to changes to the Company's vacation policy. The amount shown for Mr. Stockdale represents approximately $30,300 of accrued vacation paid in connection with his separation from the Company.

(5)
This amount includes approximately $106,700 paid to or on behalf of Mr. Ersek in connection with his relocation from Austria to Colorado. These relocation expenses were valued on the basis of the aggregate incremental cost to the Company and represent the amount accrued for payment or paid to the service provider or Mr. Ersek, as applicable.

(6)
This amount includes approximately $30,600 paid to or on behalf of Mr. Thompson in connection with his relocation from California to Colorado. These relocation expenses were valued on the basis of the aggregate incremental cost to the Company and represent the amount accrued for payment or paid to the service provider or Mr. Thompson, as applicable.

(7)
This amount includes approximately $901,500 paid to or on behalf of Mr. Agrawal in connection with his relocation from Colorado to the United Kingdom, including foreign tax equalization payments ($451,800), a housing allowance ($172,400), dependent education allowance ($84,700), and a cost of living allowance ($53,000). These relocation expenses were valued on the basis of the aggregate incremental cost to the Company and represent the amount accrued for payment or paid to the service provider or Mr. Agrawal, as applicable.

(8)
This amount includes approximately $551,300 paid to or on behalf of Mr. Dye in connection with his relocation from Virginia to Colorado. As part of our relocation program, in 2012, Mr. Dye received assistance with relocation expenses, including travel, shipping household goods, temporary housing and the costs associated with the sale of Mr. Dye’s home in Virginia based on its then current appraised value. Mr. Dye’s relocation benefits were subject to pro rata repayment if Mr. Dye resigned or was terminated by the Company with cause prior to the 12 month anniversary of his start date. These relocation expenses were valued on the basis of the aggregate incremental cost to the Company and represent the amount accrued for payment or paid to the service provider or Mr. Dye, as applicable.

(9)
This amount represents payments made to Mr. Stockdale pursuant to his separation agreement. Please see the “Potential Payments Upon Termination or Change-in-Control” section of this Proxy Statement for further information regarding the amount of compensation received or to be received by Mr. Stockdale in connection with his separation.

THE WESTERN UNION COMPANY-Proxy Statement 42

Executive Compensation

The following table summarizes awards made to our named executive officers in 2012.
2012 GRANTS OF PLAN-BASED AWARDS TABLE

Name	Grant Date	Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards (3)			All Other Stock Awards: Number of Shares of Stock or Units (#) (4)	All Other Option Awards: Number of Securities Underlying Options (#) (5)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($000) (6)
			Target ($000)		Maximum ($000)		Threshold (#)	Target (#)	Maximum (#)
Hikmet Ersek			1,500.0	(1)	3,000.0	(1)
	2/23/2012	2/23/2012					112,542	225,084	675,252				3,758.9
	2/23/2012	2/23/2012									400,810	$17.86	1,980.0
Scott T. Scheirman			556.0	(1)	1,112.1	(1)
	2/23/2012	2/23/2012					32,825	65,650	196,950				1,096.4
	2/23/2012	2/23/2012									116,903	$17.86	577.5
J. David Thompson			311.1	(2)	622.1	(2)
	4/26/2012	4/18/2012					18,317	36,633	109,899				627.6
	4/26/2012	4/18/2012								103,882			1,826.2
	4/26/2012	4/18/2012									67,902	$18.29	330.0
Rajesh K. Agrawal			405.0	(1)	810.0	(1)
	2/23/2012	2/23/2012					24,385	48,769	146,307				814.4
	2/23/2012	2/23/2012									86,843	$17.86	429.0
John R. Dye			400.0	(1)	800.0	(1)
	2/23/2012	2/23/2012					14,068	28,136	84,408				469.9
	2/23/2012	2/23/2012									50,102	$17.86	247.5
Stewart A. Stockdale			700.0	(1)	1,400.0	(1)
	2/23/2012	2/23/2012					41,266	82,531	247,593				1,378.3
	2/23/2012	2/23/2012									146,964	$17.86	726.0

Footnotes:

(1)
These amounts consist of the target and maximum cash award levels set in 2012 under the Annual Incentive Plan. The amount actually earned by each named executive officer is included in the Non-Equity Incentive Plan Compensation column in the 2012 Summary Compensation Table. Pursuant to the terms of Mr. Stockdale’s separation agreement, Mr. Stockdale received a cash payment equal to his bonus under the Annual Incentive Plan, based on actual performance. Please see “Compensation Discussion and Analysis” for further information regarding the Annual Incentive Plan award.

(2)
These amounts consist of the target and maximum cash award levels set for Mr. Thompson under the Company’s Performance Incentive Plan. Pursuant to the terms of Mr. Thompson’s offer of employment, the actual amount earned was subject to the achievement of the same performance metrics as those established for the Annual Incentive Plan and prorated for the number of days in 2012 that Mr. Thompson performed services for the Company. The actual amount earned by Mr. Thompson is included in the Non-Equity Incentive Plan Compensation column in the 2012 Summary Compensation Table. Please see “Compensation Discussion and Analysis” for further information regarding Mr. Thompson’s Performance Incentive Plan award.

(3)
These amounts represent the threshold, target and maximum performance-based restricted stock units granted under the Long-Term Incentive Plan. For actively employed executives, these performance-based restricted stock units are scheduled to vest on February 23, 2015, subject to the achievement of the threshold performance goals. In connection with his separation from the Company, Mr. Stockdale forfeited this award in its entirety. See “Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table” for further information regarding this award.

(4)
This amount represents a new hire grant in the form of restricted stock units granted under the Long-Term Incentive Plan and pursuant to the terms of Mr. Thompson’s offer of employment. Of these restricted stock units, 35,320 vested on October 26, 2012 and the remainder are scheduled to vest in equal installments on April 26, 2014 and April 26, 2015.

(5)
These amounts represent stock options granted under the Long-Term Incentive Plan. For actively employed executives, these options vest in 25% increments on each of the first through fourth year anniversaries of the date of grant. In connection with his separation from the Company, Mr. Stockdale received a prorated portion of this award.

(6)
The amounts shown in this column are valued based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 and, in the case of the performance-based restricted stock units, are based upon the probable outcome of the applicable performance conditions. See Note 16 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2012 for a discussion of the relevant assumptions used in calculating the amounts.

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Executive Compensation

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Arrangements
As noted in the Compensation Discussion and Analysis, the Company generally executes a written offer of employment prior to the time an executive joins the Company which describes the basic terms of the executive’s employment, including his or her start date, starting salary, bonus target, and long-term incentive award target. The terms of the executive’s employment are thereafter based on sustained good performance rather than contractual terms, and the Company’s policies, such as the Executive Severance Policy, will apply as warranted. Consistent with the Company’s historical practices, during 2012, the Company and Mr. Thompson executed an employment letter memorializing the terms of his offer of employment. In addition, during 2012, the Company and Mr. Agrawal executed a letter agreement describing the terms and conditions applicable to Mr. Agrawal’s expatriate assignment.
As noted in the Compensation Discussion and Analysis, under certain circumstances, the Compensation Committee recognizes that special arrangements with respect to an executive’s employment may be necessary or desirable. Accordingly, during 2012, Mr. Ersek was party to an employment agreement pursuant to which Mr. Ersek agreed to serve as the Company’s President and Chief Executive Officer. The terms of Mr. Ersek’s employment agreement provide for (i) an initial base salary of US $900,000, subject to merit increases, (ii) eligibility to participate in the Company’s Annual Incentive Plan and Long-Term Incentive Plan, and (iii) eligibility to participate in retirement, health, and welfare benefit programs on the same basis as similarly situated employees in Austria. Mr. Ersek’s employment agreement also includes non-competition, non-solicitation, and confidentiality provisions.
In January 2012, the Company entered into a letter agreement with Mr. Agrawal describing the terms and conditions applicable to Mr. Agrawal’s expatriate assignment and his relocation from Colorado to the United Kingdom. Mr. Agrawal’s letter agreement provides for, among other benefits, (i) an annual base salary of $405,000, subject to merit increases, (ii) eligibility to participate in the Company’s Long-Term Incentive Plan, with a minimum 2012 long-term incentive award target equal to $850,000, (iii) eligibility to participate in the Company’s Annual Incentive Plan, with a 2012 target bonus under the Annual Incentive Plan equal to 100% of his annualized base salary, (iv) eligibility to participate in Western Union’s health and welfare benefit programs, and (v) relocation benefits, which include (A) customary relocation benefits and allowances, (B) an annual relocation bonus equal to one month of base salary for each 12 months of Mr. Agrawal’s assignment, (C) a housing and utility allowance not to exceed $22,000 per month, (D) a company car, (E) limited travel expenses for Mr. Agrawal and his immediate family, and (F) an education allowance for dependent children.
On April 12, 2012, the Company extended an offer of employment to J. David Thompson. Mr. Thompson’s offer of employment provides for, among other benefits, (i) an annual base salary of $500,000, subject to merit increases, (ii) eligibility to participate in the Company’s 2012 Performance Incentive Plan, with a 2012 target bonus equal to 90% of his annualized base salary and prorated for the number of days during 2012 that Mr. Thompson performed services for the Company, (iii) eligibility to participate in Western Union’s retirement, health, welfare and financial security benefit programs, (iv) eligibility for a 2012 annual long-term incentive award target valued at $1,000,000, with 33% of the award delivered as stock options and 67% of the award delivered as performance-based restricted stock units, and (v) relocation benefits. The terms of Mr. Thompson’s offer of employment also provided for a sign-on restricted stock unit award of $1,900,000.
The Company has an executive severance policy for the payment of certain benefits to senior executives, including our named executive officers, upon termination of employment from Western Union and upon a change-in-control of Western Union. As noted earlier, Mr. Stockdale departed from the Company during 2012 and became entitled to benefits under the Executive Severance Policy. Please see the “Potential Payments Upon Termination or Change-in-Control” section for a description of the policy as well as a description of the post-termination benefits that Mr. Stockdale received or is eligible to receive in connection with his separation from the Company.
Awards
In February 2012, the Compensation Committee granted the Chief Executive Officer and the then serving Executive Vice Presidents long-term term incentive awards under the Long-Term Incentive Plan, consisting of 33% stock option awards and 67% performance-based restricted stock units. The stock options granted to each of the named executive officers as well as the sign-on restricted stock units granted to Mr. Thompson are subject to time-based vesting provisions described in the footnotes to the 2012 Grants of Plan-Based Awards Table. The 2012 performance-based restricted stock unit awards will vest if and only to the extent that specific performance goals with respect to revenues, earnings before the deduction of interest, taxes, depreciation, and amortization expenses, and growth in registered customers are met during a two-year performance period. Further, the 2012 performance-based restricted stock unit awards are subject to two payout modifiers that limit the number of restricted stock units that may vest based on the Company’s TSR and stock price performance over a three-year measurement period. Please see the

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Executive Compensation

“Compensation Discussion and Analysis” section of this Proxy Statement for further information regarding the 2012 performance-based restricted stock units, including the performance metrics and payout modifiers applicable to such awards.
At its February 2012 meeting, the Compensation Committee established performance objectives to be considered under the Annual Incentive Plan for the 2012 plan year. Under the Annual Incentive Plan, 70% of the award opportunity was tied to the achievement of financial performance metrics, while the remaining 30% of the award opportunity was tied to the achievement of strategic performance objectives. Please see the “Compensation Discussion and Analysis” section of this Proxy Statement for more information regarding the annual incentive awards, including the performance metrics applicable to such awards.
Salary and Bonus in Proportion to Total Compensation
In 2012, our named executive officers employed by the Company as of December 31, 2012 received 14% to 43% of their total compensation reported in the 2012 Summary Compensation Table in the form of base salary, bonus, and cash incentive awards under the Company’s annual incentive plans. As noted in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Compensation Committee heavily weighted total direct compensation toward the variable elements, which includes annual incentive compensation and long-term incentive compensation, in order to hold executives accountable and reward them for the results of the Company. Our Compensation Committee structured the compensation program to give our named executive officers substantial alignment with stockholders, while also permitting our Compensation Committee to incentivize the named executive officers to pursue performance that increases stockholder value. Please see the “Compensation Discussion and Analysis” section of this Proxy Statement for a description of the objectives of our compensation program and overall compensation philosophy.

THE WESTERN UNION COMPANY-Proxy Statement 45

Executive Compensation

The following table provides information regarding outstanding option awards and unvested stock awards held by each of the named executive officers at December 31, 2012.
2012 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($000) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($000) (3)
Hikmet Ersek	—	400,810	(5)	17.86	2/23/2022	228,869	(11)	3,114.9	256,114	(16)	3,485.7
	58,464	175,395	(7)	21.00	2/24/2021
	115,314	115,314	(8)	17.45	9/1/2020
	106,254	106,254	(9)	16.00	2/24/2020
	107,021	35,674	(10)	11.86	2/17/2019
	10,000			22.14	2/21/2017
	276,127			19.13	9/29/2016
	87,820			20.10	2/13/2016
	43,910			19.07	12/8/2014
	131,730			17.78	2/12/2014
	21,955			17.94	9/2/2013
	8,400			15.65	1/22/2013
Scott T. Scheirman	—	116,903	(5)	17.86	2/23/2022	25,000	(12)	340.3	80,683	(17)	1,098.1
	19,488	58,465	(7)	21.00	2/24/2021
	36,430	36,430	(9)	16.00	2/24/2020
	—	14,270	(10)	11.86	2/17/2019
	180,798			19.13	9/29/2016
	87,820			20.10	2/13/2016
	65,865			19.07	12/8/2014
J. David Thompson	—	67,902	(4)	18.29	4/26/2022	68,562	(13)	933.1	18,317	(18)	249.3
Rajesh K. Agrawal	—	86,843	(5)	17.86	2/23/2022	22,872	(14)	311.3	37,421	(19)	509.3
	6,199	18,597	(6)	16.49	9/15/2021
	4,223	12,672	(7)	21.00	2/24/2021
	12,276	12,277	(9)	16.00	2/24/2020
	16,462	5,488	(10)	11.86	2/17/2019
	32,925			20.99	2/21/2018
	21,612			22.55	2/7/2017
	9,263			19.13	9/29/2016
	87,820			20.87	6/12/2016
John R. Dye	—	50,102	(5)	17.86	2/23/2022	22,706	(15)	309.0	14,068	(20)	191.5
Stewart A. Stockdale	25,248	—		17.86	10/31/2014	—		—	35,224	(21)	479.4
	17,424	—		20.95	10/31/2014
	41,159	—		21.00	10/31/2014
	54,508	—		16.00	10/31/2014
	15,846	—		11.86	10/31/2014
	172,335	—		25.89	10/31/2014

THE WESTERN UNION COMPANY-Proxy Statement 46

Executive Compensation

Footnotes:

(1)
Grants prior to September 29, 2006 represent option awards granted to the named executive officer under the First Data equity compensation plans that were replaced with substitute Western Union options that were adjusted to preserve the pre-conversion intrinsic value of the First Data options. A portion of these substitute options became fully vested in December 2005 when the First Data Compensation and Benefits Committee accelerated the vesting of all First Data options outstanding under the 2002 First Data Corporation Long Term Incentive Plan in anticipation of the adoption of FASB ASC Topic 718 (previously Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123), Share-Based Payment, in the first quarter of 2006. A portion of the substitute options also vested through the normal passage of time. The remainder of these substitute options became fully vested in September 2007 upon consummation of a change-in-control of First Data.

(2)	The market value of shares or units of stock that have not vested reflects a stock price of $13.61, the closing stock price on December 31, 2012.

(3)
In accordance with the SEC executive compensation disclosure rules, the amounts reported in this column are based on achieving target performance goals for awards granted in 2011 and threshold performance goals for awards granted in 2012. The market value of performance-based restricted stock units that have not vested reflects a stock price of $13.61, the closing stock price on December 31, 2012.

(4)	These options were awarded on April 26, 2012, and vest in 25% increments on each of the first through fourth year anniversaries of the date of grant.

(5)	These options were awarded on February 23, 2012, and vest in 25% increments on each of the first through fourth year anniversaries of the date of grant.

(6)	These options were awarded on September 15, 2011, and vest in 25% increments on each of the first through fourth year anniversaries of the date of grant.

(7)	These options were awarded on February 24, 2011, and vest in 25% increments on each of the first through fourth year anniversaries of the date of grant.

(8)	These options were awarded on November 2, 2010, and vest in 25% increments on each of the first through fourth year anniversaries of September 1, 2010.

(9)	These options were awarded on February 24, 2010, and vest in 25% increments on each of the first through fourth year anniversaries of the date of grant.

(10)	These options were awarded on February 17, 2009, and vest in 25% increments on each of the first through fourth year anniversaries of the date of grant.

(11)
This amount consists of 84,318 restricted stock units that vested on February 17, 2013, 72,917 restricted stock units that vested on February 24, 2013, and 71,634 restricted stock units that are scheduled to vest on September 1, 2013; provided that, Mr. Ersek is still employed by the Company on the vesting date or as otherwise provided for pursuant to the Executive Severance Policy.

(12)	This amount consists of 25,000 restricted stock units that vested on February 24, 2013.

(13)
This amount consists of 34,281 restricted stock units that are scheduled to vest on April 26, 2014, and 34,281 restricted stock units that are scheduled to vest on April 26, 2015; provided that, in each case, Mr. Thompson is still employed by the Company on the vesting date or as otherwise provided for pursuant to the Executive Severance Policy.

(14)
This amount consists of 8,300 restricted stock units that vested on February 24, 2013, 5,000 restricted stock units that are scheduled to vest on February 8, 2014, and 9,572 restricted stock units that are scheduled to vest on February 24, 2014; provided that, in each case, Mr. Agrawal is still employed by the Company on the vesting date or as otherwise provided for pursuant to the Executive Severance Policy.

(15)
This amount consists of 11,353 restricted stock units that are scheduled to vest on November 30, 2013, and 11,353 restricted stock units that are scheduled to vest on November 30, 2014; provided that, in each case, Mr. Dye is still employed by the Company on the vesting date or as otherwise provided for pursuant to the Executive Severance Policy.

(16)
This amount consists of 143,572 performance-based restricted stock units that are scheduled to vest on February 24, 2014, and 112,542 performance-based restricted stock units that are scheduled to vest on February 23, 2015; provided that, in each case, (i) the applicable performance-based vesting conditions are satisfied and (ii) Mr. Ersek is still employed by the Company on the vesting date or as otherwise provided for pursuant to the Executive Severance Policy.

(17)
This amount consists of 47,858 performance-based restricted stock units that are scheduled to vest on February 24, 2014, and 32,825 performance-based restricted stock units that are scheduled to vest on February 23, 2015; provided that, in each case, (i) the applicable performance-based vesting conditions are satisfied and (ii) Mr. Scheirman is still employed by the Company on the vesting date or as otherwise provided for pursuant to the Executive Severance Policy.

(18)
This amount consists of 18,317 performance-based restricted stock units that are scheduled to vest on February 23, 2015; provided that (i) the applicable performance-based vesting conditions are satisfied and (ii) Mr. Thompson is still employed by the Company on the vesting date or as otherwise provided for pursuant to the Executive Severance Policy.

(19)
This amount consists of 13,036 performance-based restricted stock units that are scheduled to vest on February 24, 2014, and 24,385 performance-based restricted stock units that are scheduled to vest on February 23, 2015; provided that, in each case, (i) the applicable performance-based vesting conditions are satisfied and (ii) Mr. Agrawal is still employed by the Company on the vesting date or as otherwise provided for pursuant to the Executive Severance Policy.

(20)
This amount consists of 14,068 performance-based restricted stock units that are scheduled to vest on February 23, 2015; provided that (i) the applicable performance-based vesting conditions are satisfied and (ii) Mr. Dye is still employed by the Company on the vesting date or as otherwise provided for pursuant to the Executive Severance Policy.

(21)
This amount consists of 35,224 performance-based restricted stock units that are scheduled to vest on February 24, 2014; provided that the applicable performance-based vesting conditions are satisfied.

THE WESTERN UNION COMPANY-Proxy Statement 47

Executive Compensation

The following table provides information concerning each exercise of stock options and each vesting of stock during 2012 for each of the named executive officers.
2012 OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Hikmet Ersek	43,910	9,543	70,265	1,262,662
Scott T. Scheirman	14,269	87,041	28,106	505,065
J. David Thompson	—	—	35,320	633,288
Rajesh K. Agrawal	—	—	7,317	131,486
John R. Dye	—	—	11,698	147,512
Stewart A. Stockdale	17,123	96,973	121,765	1,726,798

The following table provides information regarding compensation that has been deferred by our named executive officers pursuant to the terms of our Supplemental Incentive Savings Plan.
2012 NONQUALIFIED DEFERRED COMPENSATION TABLE

Name	Executive Contributions in Last FY ($000) (1)	Registrant Contributions in Last FY ($000) (2)	Aggregate Earnings in Last FY ($000)	Aggregate Withdrawals/ Distributions ($000)	Aggregate Balance at Last FYE ($000) (3)
Hikmet Ersek	—	—	—	—	—
Scott T. Scheirman	29.0	19.7	42.0	—	1,310.9
J. David Thompson	25.0	3.8	1.3	—	30.1
Rajesh K. Agrawal	21.9	13.7	25.2	—	189.4
John R. Dye	—	—	—	—	—
Stewart A. Stockdale	64.6	47.6	57.5	—	534.0
Footnotes:

(1)
These amounts represent deferrals of the named executive officer’s salary and compensation received under the annual incentive plan applicable to each named executive officer and are included in the “Salary” and “Non-Equity Incentive Plan Compensation” columns in the 2012 Summary Compensation Table.

(2)	These amounts are included in the “All Other Compensation” column in the 2012 Summary Compensation Table.

(3)
Amounts in this column include the following amounts that were previously reported in Summary Compensation Table as compensation for 2011 or 2010 (in $000s): Mr. Scheirman—$128.4, Mr. Agrawal—$35.2 and Mr. Stockdale—$207.8.

Incentive Savings Plan
We maintain a defined contribution retirement plan (the “Incentive Savings Plan” or “ISP”) for our employees on U.S. payroll, including each of our named executive officers other than Mr. Ersek. The ISP is structured with the intention of qualifying under Section 401(a) of the Internal Revenue Code. Under the ISP, participants are permitted to make contributions up to the maximum allowable amount under the Internal Revenue Code. In addition, we make matching contributions equal to 100% of the first 3% of eligible compensation contributed by participants and 50% of the next 2% of eligible compensation contributed by participants. For 2012, each participating named executive officer was eligible to receive a company contribution equal to 4% of his eligible compensation. During 2012, Mr. Ersek participated in the qualified retirement savings plan made available to eligible employees in Austria.
Supplemental Incentive Savings Plan
We maintain a nonqualified supplemental savings plan (the “Supplemental Incentive Savings Plan” or “SISP”) for certain of our employees on U.S. payroll, including each of our named executive officers other than Mr. Ersek. Under the SISP, participants may defer up to 80% of their salaries, including commissions and incentive compensation (other than annual bonuses), and may

THE WESTERN UNION COMPANY-Proxy Statement 48

Executive Compensation

make a separate election to defer up to 80% of any annual bonuses and up to 100% of any performance-based cash awards they may earn. The SISP also provides participants the opportunity to receive credits for matching contributions equal to the difference between the matching contributions that a participant could receive under the ISP but for the contribution and compensation limitations imposed by the Internal Revenue Code, and the matching contributions allowable to the participant under the ISP. Participants are generally permitted to choose from among the mutual funds available for investment under the ISP for purposes of determining the imputed earnings, gains, and losses applicable to their SISP accounts. The SISP is unfunded. Participants may specify the timing of the payment of their accounts by choosing either a specified payment date or electing payment upon separation from service (or a date up to five years following separation from service), and in either case may elect to receive their accounts in a lump sum or in annual or quarterly installments over a period of up to ten years. With respect to each year’s contributions and imputed earnings, the participant may make a separate distribution election. Subject to the requirements of Section 409A of the Internal Revenue Code, applicable Internal Revenue Service guidance, and the terms of the SISP, participants may receive an early payment in the event of a severe financial hardship and may make an election to delay the timing of their scheduled payment by a minimum of five years.
Potential Payments Upon Termination or Change-in-Control

Executive Severance Policy
We maintain an Executive Severance Policy for the payment of certain benefits to senior executives, including our named executive officers, upon termination of employment from Western Union and upon a change-in-control of Western Union. Under the Executive Severance Policy, an eligible executive will become eligible for benefits if (i) prior to a change-in-control, he or she is involuntarily terminated by the Company other than on account of death, disability or for cause, or (ii) after a change-in-control, he or she is involuntarily terminated by the Company other than on account of death, disability or for cause or terminates his or her own employment voluntarily for “good reason” (including a material reduction in title or position, reduction in base salary or bonus opportunity or an increase in the executive’s commute to his or her current principal working location of more than 50 miles without consent) within 24 months after the date of the change-in-control. Under the Executive Severance Policy, a change-in-control is generally defined to include:

•	Acquisition by a person or entity of 35% or more of either the outstanding shares of the Company or the combined voting power of such shares, with certain exceptions;

•	An unapproved change in a majority of the Board members; and

•	Certain corporate restructurings, including certain mergers, dissolution and liquidation.
The Executive Severance Policy provides for the following severance and change-in-control benefits:

•
Effective for senior executives hired before February 24, 2011, a severance payment equal to the senior executive’s base pay plus target bonus for the year in which the termination occurs, multiplied by two. Effective for senior executives hired on and after February 24, 2011, a senior executive who has been employed by the Company for 12 months or less shall receive a severance payment equal to the sum of the senior executive’s base pay and target bonus for the year in which termination occurs and, for every month employed in excess of 12 months, the senior executive shall receive an additional severance payment equal to a pro rata portion of the severance pay, up to a maximum severance payment equal to the senior executive’s base pay plus target bonus for the year in which the termination occurs, multiplied by two.

•
A cash payment equal to the lesser of the senior executive’s prorated bonus under the Annual Incentive Plan for the year in which the termination occurs or the maximum bonus which could have been paid to the senior executive under the Annual Incentive Plan for the year in which the termination occurs, based on actual Company performance during such year. No bonus will be payable unless the Compensation Committee certifies that the performance goals under the Annual Incentive Plan have been achieved for the year in which the termination occurs (except for eligible terminations following a change-in-control).

•
Provided that the senior executive properly elects continued health care coverage under applicable law, a lump sum payment equal to the difference between active employee premiums and continuation coverage premiums for eighteen months of coverage.

•	At the discretion of the Compensation Committee, outplacement benefits may be provided to the executive.

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Executive Compensation

•
All awards made pursuant to our Long-Term Incentive Plan, including those that are performance-based, generally will become fully vested and exercisable if a senior executive is involuntarily terminated without cause, or terminates for good reason, within twenty-four months following a change-in-control. The right to exercise stock options will continue for twenty-four months (thirty-six months in the case of the Chief Executive Officer) after the senior executive’s termination (but not beyond their original terms).

•
If a senior executive is involuntarily terminated without cause and no change-in-control has occurred, awards granted pursuant to our Long-Term Incentive Plan (other than most “career share” grants) generally will vest on a prorated basis based on the period from the grant date to the termination date and stock options will remain exercisable until the end of severance period under the Executive Severance Policy, but not beyond the stock options’ original terms. “Career shares” are time-based restricted share units that become 100% vested on the fourth anniversary of their grant date that were previously granted to certain executives as additional retention awards. Generally, “career shares” are forfeited upon a termination for any reason.

•
With respect to executives not eligible to receive tax gross-ups, benefits triggered by a change-in-control are subject to an automatic reduction to avoid the imposition of excise taxes under Section 4999 of the Internal Revenue Code in the event such reduction would result in a better after-tax result for the executive.

•
For individuals who were senior executives on or before April 30, 2009, if benefits payable after a change-in-control exceed 110% of the maximum amount of such benefits that would not be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, an additional cash payment in an amount that, after payment of all taxes on such benefits (and on such amount), provides the senior executive with the amount necessary to pay such tax. (If the benefits so payable do not exceed such 110% threshold, the amount thereof will be reduced to the maximum amount not subject to such excise tax.)

The provision of severance benefits under the Executive Severance Policy is conditioned upon the executive executing an agreement and release which includes, among other things, non-competition and non-solicitation restrictive covenants as well as a release of claims against the Company. These restrictive covenants vary in duration, but generally do not exceed two years.
As noted in the “Compensation Discussion and Analysis” section of this Proxy Statement, Mr. Stockdale separated from the Company on October 31, 2012. In connection with Mr. Stockdale’s departure, Mr. Stockdale became eligible to receive separation benefits pursuant to the Executive Severance Policy. Pursuant to the policy and in exchange for Mr. Stockdale signing a general release of claims in favor of the Company, Mr. Stockdale will receive separation pay in an aggregate amount equal to approximately $2,794,000. In addition, Mr. Stockdale was eligible to receive (i) his 2012 bonus under the Annual Incentive Plan, based on actual performance of the Company for 2012 ($168,000), (ii) a lump sum payment equal to the difference between active employee premiums and healthcare continuation coverage premiums ($20,947), (iii) his 2010 performance cash awards, based on actual performance of the Company ($415,333), (iv) dividend equivalents with respect to restricted stock units that vested in connection with Mr. Stockdale’s termination of employment ($75,713), (v) accelerated vesting of restricted stock units and certain career shares, representing 88,038 restricted stock units, and performance-based restricted stock units, representing 35,224 restricted stock units based on achieving target performance goals with actual payout determined based upon Company performance, (vi) accelerated vesting of 106,745 of Mr. Stockdale’s outstanding options, and (vii) outplacement assistance for a maximum of 12 months (estimated to be $25,000). In addition, in lieu of notice, Mr. Stockdale received his regular base salary from his October 31, 2012 separation date through November 15, 2012.
For the named executive officers serving as of December 31, 2012, we have quantified the potential payments upon termination under various termination circumstances in the tables set forth below. While the terms of our equity awards include retirement-vesting provisions, none of our current named executive officers are retirement eligible.

THE WESTERN UNION COMPANY-Proxy Statement 50

Executive Compensation

PAYMENTS UPON A TERMINATION OR CHANGE-IN-CONTROL

Termination Following a Change-in-Control (1)

			Long-Term Incentives (5)
Name	Severance ($000) (2)	Welfare Benefits ($000) (3)	Performance Cash ($000)	Stock Options ($000)	Shares ($000)	Gross-Up ($000) (4)	Total ($000)
Hikmet Ersek	6,500.0	20.5	—	62.4	8,349.9	4,857.8	19,790.6
Scott T. Scheirman	2,838.8	20.7	—	25.0	1,909.7	—	4,794.2
J. David Thompson	1,261.9	20.7	—	—	1,431.7	—	2,714.3
Rajesh K. Agrawal	2,025.0	20.5	—	9.6	1,152.5	—	3,207.6
John R. Dye	1,375.0	13.5	—	—	692.0	—	2,080.5
Involuntary Termination Other Than for Death, Disability, or Cause

			Long-Term Incentives (5)
Name	Severance ($000) (2)	Welfare Benefits ($000) (3)	Performance Cash ($000)	Stock Options ($000)	Shares ($000)	Gross-Up ($000) (4)	Total ($000)
Hikmet Ersek	6,500.0	20.5	—	60.4	3,005.0	—	9,585.9
Scott T. Scheirman	2,838.8	20.7	—	24.2	748.3	—	3,632.0
J. David Thompson	1,261.9	20.7	—	—	212.2	—	1,494.8
Rajesh K. Agrawal	2,025.0	20.5	—	—	94.0	—	2,139.5
John R. Dye	1,375.0	13.5	—	—	111.9	—	1,500.4
Death or Disability

			Long-Term Incentives (5)
Name	Severance ($000) (2)	Welfare Benefits ($000)	Performance Cash ($000)	Stock Options ($000)	Shares ($000)	Gross-Up ($000) (4)	Total ($000)
Hikmet Ersek	—	—	—	62.4	8,349.9	—	8,412.3
Scott T. Scheirman	—	—	—	25.0	1,909.7	—	1,934.7
J. David Thompson	—	—	—	—	1,431.7	—	1,431.7
Rajesh K. Agrawal	—	—	—	9.6	1,152.5	—	1,162.1
John R. Dye	—	—	—	—	692.0	—	692.0
Change-in-Control Without Termination

Long-Term Incentives (5)
Name	Severance ($000) (2)	Welfare Benefits ($000)	Performance Cash ($000)	Stock Options ($000)	Shares ($000)	Gross-Up ($000) (4)	Total ($000)
Hikmet Ersek	—	—	—	—	—	—	—
Scott T. Scheirman	—	—	—	—	—	—	—
J. David Thompson	—	—	—	—	—	—	—
Rajesh K. Agrawal	—	—	—	—	—	—	—
John R. Dye	—	—	—	—	—	—	—

THE WESTERN UNION COMPANY-Proxy Statement 51

Executive Compensation

Footnotes:

(1)
Under the Executive Severance Policy, following a change-in-control, an eligible executive will become entitled to severance benefits if he or she is involuntarily terminated by the Company other than on account of death, disability or for cause or terminates his or her own employment voluntarily for good reason within 24 months after the date of the change-in-control.

(2)
Amounts in this column represent severance payments equal to the named executive officer’s bonus for 2012 plus two times the sum of the named executive officer’s base salary and target bonus, with the exceptions of Messrs. Thompson and Dye, who commenced employment after February 24, 2011. In accordance with the Executive Severance Policy (i) the amount for Mr. Thompson represents payments equal to the sum of his base salary and target bonus for the current year and (ii) the amount for Mr. Dye represents payments equal to 1.2 times his base salary and target bonus for the current year.

(3)
Amounts in this column represent a lump sum cash payment equal to the product of (i) the difference in cost between the named executive officer’s actual health premiums and COBRA health premiums as of December 31, 2012 and (ii) 18, the number of months of continuing COBRA coverage.

(4)
Amounts in this column reflect tax gross-up calculations assuming a blended effective tax rate of approximately 40% and a 20% excise tax incurred on excess parachute payments, as calculated in accordance with Internal Revenue Code Sections 280G and 4999. The equity is valued using a closing stock price of $13.61 on December 31, 2012. Pursuant to the terms of the Executive Severance Policy, Messrs. Thompson, Agrawal and Dye are not eligible to receive tax-gross up payments following a change-in-control.

(5)
Amounts in these columns reflect the long-term incentive awards to be received upon a termination or a change-in-control calculated in accordance with the Executive Severance Policy and the Long-Term Incentive Plan. In the case of stock grants, the equity value represents the value of the shares (determined by multiplying the closing price of $13.61 per share on December 31, 2012 by the number of unvested shares of restricted stock that would vest upon a change-in-control or following termination, death or disability) plus the value of related dividend equivalents credited to the account of each named executive officer. In the case of option awards, the equity value was determined by multiplying (i) the spread between the exercise price and the closing price of $13.61 per share on December 31, 2012 and (ii) the number of unvested option shares that would vest following termination, death, disability or upon a change-in-control. The calculation with respect to unvested long-term incentive awards reflects the following additional assumptions under the Executive Severance Policy and the Long-Term Incentive Plan:

THE WESTERN UNION COMPANY-Proxy Statement 52

Executive Compensation

Event	Unvested Stock Options	Unvested Restricted Stock	Performance-Based Restricted Stock Units
Change-in-Control and Termination for Eligible Reason within 24-month Period	Accelerate	Accelerate	Accelerated vesting and award is payable to the extent earned based on actual performance results.
Change-in-Control (No Termination)	Vesting continues under normal terms.	Vesting continues under normal terms.	Vesting continues under normal terms.
Involuntary Termination (Not for Cause prior to a Change-in-Control or after the 24-month Period following a Change-in-Control)
Prorated vesting by tranche based on ratio of days since grant to total days in vesting period.

Effective for grants on February 24, 2011 and later, prorated vesting by grant based on ratio of days since grant to total days in vesting period.
Prorated vesting by grant based on ratio of days since grant to total days in vesting period. Career share awards are forfeited.
Prorated vesting by grant based on actual performance results and ratio of days since grant to total days in vesting period.

Effective for grants in 2012, if termination occurs prior to the one year anniversary of the grant date, the awards are forfeited.

Death or Disability	Accelerate	Accelerate	Accelerated vesting and award is payable to the extent earned based on actual performance results.
Retirement
Vesting continues for a period of four years, or if earlier, until the expiration date.

Effective for grants on January 31, 2011 and later, prorated vesting by grant based on ratio of days since grant to total days in vesting period, with an exercise period equal to the earlier of (i) two years post-termination (three years, in the case of the CEO) and (ii) the expiration date.
		Forfeit Effective for grants on January 31, 2011 and later, prorated vesting by grant based on ratio of days since grant to total days in vesting period.	Prorated vesting by grant based on actual performance results and ratio of days since grant to total days in vesting period.

Risk Management and Compensation

Appropriately incentivizing behaviors which foster the best interests of the Company and its stockholders is an essential part of the compensation-setting process. The Company believes that risk-taking is necessary for continued innovation and growth, but that risks should be encouraged within parameters that are appropriate for the long-term health and sustainability of the business. As part of its compensation setting process, the Company evaluates the merits of its compensation programs through a comprehensive review of its compensation policies and programs to determine whether they encourage unnecessary or inappropriate risk-taking by the Company’s executives and employees below the executive level. Based on this review, the Company has concluded that the risks arising from its compensation programs are not reasonably likely to have a material adverse effect on the Company.
Management and the Compensation Consultant review the Company’s compensation programs, including the broad-based employee programs and the programs tied to the performance of individual business units. The team maps the level of “enterprise” risk for each business area, as established through the Company’s enterprise risk management oversight process, with the level of compensation risk for the associated incentive programs. In developing the risk assessment, the team reviews the compensation programs within each business area for:

•	The mix of fixed versus variable pay;

•	The performance metrics to which pay is tied;

•	Whether the pay opportunity is capped;

•	The timing of payout;

THE WESTERN UNION COMPANY-Proxy Statement 53

Executive Compensation

•	Whether “clawback” adjustments are permitted;

•	The use of equity awards; and

•	Whether stock ownership guidelines apply.
Annual cash incentive awards and long-term incentive awards granted to executives are tied primarily to corporate performance goals, including earnings before interest, taxes, depreciation, and amortization, revenue, operating income growth, and strategic performance objectives. These metrics encourage performance that supports the business as a whole. The executive annual cash incentive awards include a maximum payout opportunity equal to 200% of target. Our executives are also expected to meet share ownership guidelines in order to align the executives’ interests with those of our stockholders. The replacement of performance-based cash awards with performance-based restricted stock unit awards under the long-term incentive plan increases cross-functional executive focus on the Company’s overall performance, including the Company’s strategic initiatives which are critical to addressing regulatory, market and operational risks and opportunities facing the business in the coming years. Also, if an executive’s fraud or misconduct results in excessive incentive award payments, the Company’s clawback policy permits the Company to recover those payments. This policy helps to discourage inappropriate and excessive risks, as executives will be held accountable for conduct which is harmful to the Company’s financial and reputational health.

THE WESTERN UNION COMPANY-Proxy Statement 54

Proposal 2

Proposal 2
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Company is providing stockholders an advisory vote to approve executive compensation as required by Section 14A of the Exchange Act. Section 14A was added to the Exchange Act by Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). The advisory vote to approve executive compensation is a non-binding vote on the compensation of the Company’s named executive officers, as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in this Proxy Statement. The advisory vote to approve executive compensation is not a vote on the Company’s general compensation policies or the compensation of the Company’s Board of Directors. The Dodd-Frank Act requires the Company to hold the advisory vote to approve executive compensation at least once every three years.
At the 2012 Annual Meeting of Stockholders, the Company provided stockholders with the opportunity to cast an advisory vote to approve the compensation of the Company’s named executive officers as disclosed in the Proxy Statement for the 2012 Annual Meeting of Stockholders, and the Company’s stockholders overwhelmingly approved the proposal, with approximately 98% of the votes cast in favor. At the 2011 Annual Meeting of Stockholders, the Company also asked stockholders to indicate if it should hold an advisory vote to approve the compensation of named executive officers every one, two or three years, with the Board recommending an annual advisory vote. Because the Board views it as a good corporate governance practice, and because at the 2011 Annual Meeting of Stockholders more than 91% of the votes cast were in favor of an annual advisory vote, the Company is again asking stockholders to approve the compensation of named executive officers as disclosed in this Proxy Statement.
The Company believes that its compensation policies and procedures, which are outlined in the Compensation Discussion and Analysis section of this Proxy Statement, support the goals of:

•	holding our executives accountable and rewarding them for successful results;

•	aligning our executives’ goals with our stockholders’ interests; and

•	attracting, retaining, and motivating outstanding executive talent around the world, suited to the Company’s unique nature and structure.
The Compensation and Benefits Committee of the Board continually reviews the Company’s executive compensation and benefits program in order to ensure that it achieves these goals, and ultimately serves the best interests of the Company’s stockholders. The Company’s executive compensation practices include the following:

•	close linkage between long-term incentive awards and the achievement of strategic and financial goals;

•	emphasis on the appropriate mix of compensation elements, including current versus long-term compensation and cash versus equity-based compensation;

•	no tax gross-ups for severance payments resulting from a change-in-control of the Company for new executives;

•	a policy that allows the Company to recapture incentive payments paid to an executive who engages in financial misconduct; and

•	stock ownership requirements for executives designed to align executives’ interests with those of our stockholders.

In addition, in February 2012, the committee implemented modifiers which limit the percentage of the 2012 performance-based restricted stock unit awards that may be payable based on the Company’s total stockholder return performance relative to the total stockholder return performance of the S&P 500 index and based on the Company’s stock price performance.
These practices, in combination with a competitive market review, limited executive perquisites, and reasonable severance pay multiples contribute to an executive compensation program that is competitive yet strongly aligned with stockholder interest.
The Board recommends that you vote in favor of the following “say-on-pay” resolution:
RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, each as set forth in the Company’s Proxy Statement for its 2013 Annual Meeting of Stockholders.
Required Vote
The affirmative vote of the holders of a majority of shares of the Company’s common stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter is required to approve this Proposal 2.

THE WESTERN UNION COMPANY-Proxy Statement 55

Proposal 2

Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Compensation and Benefits Committee may take into account the outcome of the vote when considering future executive compensation arrangements.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL 2.

THE WESTERN UNION COMPANY-Proxy Statement 56

Proposal 3

Proposal 3
RATIFICATION OF SELECTION OF AUDITORS

The Board of Directors and the Audit Committee recommend to the stockholders the ratification of the selection of Ernst & Young LLP, independent registered public accounting firm, to audit the accounts of the Company and its subsidiaries for 2013. Ernst & Young LLP has served as the independent registered public accounting firm for the Company since the Spin-off. Consistent with the regulations adopted pursuant to the Sarbanes-Oxley Act of 2002, the lead audit partner having primary responsibility for the audit and the concurring audit partner are rotated every five years.
A representative of Ernst & Young LLP will be present at the meeting, will have the opportunity to make a statement, and will be available to respond to appropriate questions.
Summary of Independent Registered Public Accounting Firm’s Fees for 2012 and 2011
Audit Fees. Ernst & Young LLP’s fees for the Company’s annual audits were $5.5 million and $4.8 million in 2012 and 2011, respectively. Audit fees primarily include fees related to the integrated audit of the Company’s annual consolidated financial statements and internal control over financial reporting; the review of its quarterly consolidated financial statements; statutory audits required domestically and internationally; comfort letters, consents, and assistance with and review of documents filed with the SEC; and other accounting and financial reporting consultation and research work billed as audit fees or necessary to comply with the standards of the Public Company Accounting Oversight Board (United States).
Audit-Related Fees. Ernst & Young LLP’s fees for audit-related services that are reasonably related to the performance of the audits or reviews of the Company’s consolidated financial statements were $0.3 million and $0.4 million in 2012 and 2011, respectively. Audit-related fees primarily include fees related to service auditor examinations, due diligence related to mergers and acquisitions, attest services that are not required by statute or regulation and consultation concerning financial accounting and reporting standards not classified as audit fees.
Tax Fees. Ernst & Young LLP’s fees for tax compliance, tax advice and tax planning services to the Company were $0.6 million in each of 2012 and 2011. Tax advice and tax planning fees included consultations, analysis, and assistance with domestic and foreign tax matters, including value-added and goods and service taxes, local tax authority audits, and other miscellaneous tax consultations, including tax services requested as part of the Company’s procedures for commercial agreements, the acquisition of new entities, and other potential business transactions.
During 2012 and 2011, all audit and non-audit services provided by the independent registered public accounting firm were pre-approved, consistent with the pre-approval policy of the Audit Committee. The pre-approval policy requires that all services provided by the independent registered public accounting firm be pre-approved by the Audit Committee of the Board of Directors, the Chairman of the Committee or his designee.
Required Vote
The affirmative vote of the holders of a majority of shares of the Company’s common stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter is required to approve this Proposal 3. In the event the stockholders fail to ratify the appointment of Ernst & Young LLP, the Audit Committee of the Board of Directors will consider it a direction to select another independent registered public accounting firm for the subsequent year. Even if the selection is ratified, the Audit Committee, in its discretion, may select a new independent registered public accounting firm at any time during the year, if it feels that such a change would be in the best interest of the Company and its stockholders.
THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE RECOMMEND THAT YOU VOTE FOR PROPOSAL 3.

THE WESTERN UNION COMPANY-Proxy Statement 57

Proposal 4

Proposal 4
APPROVAL OF AMENDMENTS TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE STOCKHOLDERS WITH THE RIGHT TO CALL SPECIAL MEETINGS OF STOCKHOLDERS

We are asking you to adopt and approve amendments to our Amended and Restated Certificate of Incorporation (the “Amendments”) to add a right permitting stockholders who have held at least a 20% “net long position” in our outstanding capital stock for at least one year to call a special meeting of stockholders, subject to the conditions set forth in our By-Laws, as described below. The Board of Directors believes that permitting stockholders who have held at least a 20% “net long position” in our outstanding capital stock for at least one year to call a special meeting of stockholders is in the best interests of our stockholders. The Corporate Governance and Public Policy Committee of the Board of Directors, which is composed entirely of independent directors, regularly considers and evaluates a broad range of corporate governance issues affecting the Company and reports to the Board regarding the same. The Board of Directors, upon the recommendation of the Corporate Governance and Public Policy Committee, has unanimously approved the Amendments, declares their advisability, and recommends that the Company’s stockholders adopt and approve the Amendments.
Our Amended and Restated Certificate of Incorporation currently provides that special meetings “may only be called by the officers and directors as provided in the Bylaws of the Corporation.” The By-Laws currently provide that only (i) the Chairman of the Board of Directors, (ii) the Chief Executive Officer, (iii) the President, if there be one, (iv) the Secretary, (v) the Chairman of the Governance Committee, or (vi) any such officer at the request in writing of a majority of the Board of Directors may call a special meeting of our stockholders. The Board of Directors and the Corporate Governance and Public Policy Committee have carefully considered the implications of amending our Amended and Restated Certificate of Incorporation to allow stockholders to call a special meeting of stockholders. The ability of stockholders to call special meetings is increasingly considered an important aspect of good corporate governance. The Board of Directors is strongly committed to good corporate governance and supports the practice of permitting stockholders to request special meetings, provided that the meeting is called by stockholders owning a significant percentage of the shares of the Company. The Board of Directors believes that special meetings should only be called to consider extraordinary events that are of interest to a broad base of stockholders and that cannot be delayed until the next annual meeting. They believe that establishing a 20% ownership threshold to request a special meeting strikes a reasonable balance between enhancing stockholder rights and protecting against the risk that a small minority of stockholders, including stockholders with special interests, could call one or more special meetings that could result in unnecessary financial expense and disruption to our business. For every special meeting, the Company is required to provide each stockholder a notice of meeting and proxy materials, which results in significant legal, printing and mailing expenses, as well as other costs normally associated with holding a stockholder meeting. Additionally, preparing for stockholder meetings requires significant attention of the Company’s directors, officers and employees, diverting their attention away from performing their primary function, which is to operate the Company’s business in the best interests of the stockholders. Likewise, the Board believes that only stockholders with a true economic and non-transitory interest in the Company should be entitled to utilize the special meeting mechanism.
Establishing a 20% threshold for the right of stockholders to call a special meeting provides stockholders with a meaningful ability to request that the Board call a special meeting while helping protect against these concerns. Additionally, by reference to Rule 14e-4 under the Securities Exchange Act of 1934, as amended, the proposed Amendments would require that stockholders requesting a special meeting hold the requisite stock ownership percent in a “net long position.” A stockholder’s “net long position” is the amount of our shares of common stock in which the stockholder holds a positive (also known as “long”) economic interest, reduced by the amount of our shares of common stock which the stockholder holds a negative (also known as “short”) economic interest. Taking into account the extent to which stockholders requesting a special meeting hedge their shares (or otherwise reduce or offset their economic exposure in their shares) and how long they have held those shares ensures that on balance, stockholders seeking to call a special meeting share the same economic interest in the Company as the majority of stockholders. Requiring that stockholders have held their shares for at least one year helps to ensure that their economic interest in the Company’s affairs is more than transitory.
This description of the proposed Amendments is a summary and is qualified by and subject to the full text of the Amendments, which is attached to this Proxy Statement as Annex A. Additions of text to our Amended and Restated Certificate of Incorporation contained in Annex A are indicated by underlining and deletions of text are indicated by strike-outs.

THE WESTERN UNION COMPANY-Proxy Statement 58

Proposal 4

In addition, the Board of Directors, upon recommendation of the Corporate Governance and Public Policy Committee, has provisionally approved corresponding amendments to our By-Laws to provide for stockholders calling a special meeting of stockholders. The amendments to our By-Laws are subject to stockholder approval of the proposed Amendments to our Amended and Restated Certificate of Incorporation. Under the proposed amendments to our By-Laws, subject to the notice, information and other requirements set forth therein, a special meeting of stockholders may be called upon receipt by the Company’s Secretary of a written request from one or more stockholders of record who have continuously held at least a 20% “net long position” of our outstanding common stock for at least one year prior to the date such request is delivered to the Company’s Secretary. In general, a stockholder who wishes to call a special meeting must first deliver to the Company a written request to call a special meeting. Each written request must be signed by the requesting stockholder and must include information concerning both the requesting stockholder and the business proposed to be brought before the special meeting, similar in some respects to the information currently required by the By-Laws with respect to presenting stockholder business at annual meetings. A requesting stockholder must also include documentary evidence as to whether such stockholder meets the ownership requirements discussed above. Requesting stockholders must update and supplement their requests so that the information previously provided to the Company is true and correct as of the record date. The Board of Directors would be entitled to submit its own proposal or proposals for consideration at the special meeting. The proposed amendments to our By-Laws also contain various exceptions and timing mechanisms that are intended to avoid the cost and disruption that would result from multiple stockholder meetings being held in a short time period and to prevent duplicative and unnecessary stockholder meetings. If a requesting stockholder does not comply with the requirements and conditions provided for in the proposed amendments to the By-Laws, a special meeting request will be deemed ineffective and will not be accepted by the Company.
The description of the proposed amendments to our By-Laws is a summary and is qualified by and subject to the full text of the proposed amendments, which is attached to this Proxy Statement as Annex B. Additions of text to our By-Laws contained in Annex B are indicated by underlining and deletions of text are indicated by strike-outs.
Required Vote
The proposed Amendments to our Amended and Restated Certificate of Incorporation require the affirmative vote of a majority of the outstanding shares of common stock entitled to vote on the subject matter. If the proposal to amend our Amended and Restated Certificate of Incorporation to implement the right of stockholders to call a special meeting is approved by our stockholders, the Board will amend and restate our Amended and Restated Certificate of Incorporation to reflect the revisions set forth in Annex A, and the resulting Amended and Restated Certificate of Incorporation will be filed with the Secretary of State of the State of Delaware shortly after the Annual Meeting. The proposed corresponding amendments to the Company’s By-Laws will become effective if and when the Amendments become effective. If this proposal to amend our Amended and Restated Certificate of Incorporation is not adopted and approved, the corresponding amendments to the Company’s By-Laws will not become effective and stockholders will not be permitted to request a special meeting of stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 4.

THE WESTERN UNION COMPANY-Proxy Statement 59

Proposal 5

Proposal 5
STOCKHOLDER PROPOSAL REGARDING POLITICAL CONTRIBUTIONS

NorthStar Asset Management Funded Pension Plan, P.O. Box 301840, Boston, Massachusetts 02130, owner of more than $2,000 worth of shares of the Company’s common stock, has notified the Company that it intends to present a proposal for consideration at the 2013 Annual Meeting of Stockholders. As required by the Exchange Act, the text of the stockholder proposal and supporting statement appear as submitted to the Company by the proponent. The Board of Directors and the Company accept no responsibility for the contents of the proposal or the supporting statement.
Congruency between Corporate Values and Political Contributions
Whereas, the Supreme Court ruling in Citizens United v. Federal Election Commission interpreted the First Amendment right of freedom of speech to include certain corporate political expenditures involving “electioneering communications,” which resulted in greater public and shareholder concern about corporate political spending;
Whereas, proponents believe Western Union should establish policies that minimize risk to the firm’s reputation and brand through possible future missteps in corporate political contributions;
Western Union serves many of the financial needs of immigrant populations, with a major presence in poor and racially diverse neighborhoods (Urban Institute, 2004);
Many immigrants rely on companies like Western Union to send money to their families. According to the World Bank, the total remittances to developing countries was estimated at $372 billion for 2011;
Whereas, Western Union is committed to “foster[ing] a work environment of diversity and mutual trust,” that is “characterized by respect and dignity for people,” yet just since 2010, the Western Union Company Political Action Committee (WUPAC) gave to politicians including Congressmen David Dreier, Ed Royce, and Spencer Bachus who signed a legal brief in support of the State of Arizona’s draconian law on immigration that even conservative presidential candidate Governor Rick Perry of Texas does not support because it would harm relations “with Mexico, our largest trading partner.”
WUPAC made contributions in the most recent 2011/2012 election cycle to seven additional candidates holding positions on immigration that are incongruent with Western Union’s core business interests, including candidates opposed to a pathway to citizenship, voting against the Dream Act, and holding positions that have received ratings tantamount to a “sealed-border stance,” with no rationale for the benefit of these electioneering contributions.
Western Union has faced numerous boycotts and lawsuits based on predatory fees and unfair exchange rates, which have resulted in millions of company and shareholder dollars being spent on settlements. Challenging immigration through ill-considered political contributions may negatively affect Western Union’s image and has potential to damage shareholder value.
Resolved: Shareholders request that the Board of Directors create and implement a policy requiring consistent incorporation of corporate values as defined by Western Union’s stated policies (including Our Values, Corporate Citizenship, Corporate Governance and especially Our Code of Conduct) into Company and WUPAC political and electioneering contribution decisions, and to report to shareholders at reasonable expense and excluding confidential information on a quarterly basis, listing any electioneering or political contribution expenditures during the prior quarter, identifying any contributions that raised an issue of incongruency with corporate values, and stating the justification for any such exceptions.
Supporting Statement: Proponents recommend that the report contain management’s analysis of risks to our company’s brand, reputation, or shareholder value. “Expenditures for electioneering communication” means spending directly, or through a third party, at any time during the year, on printed, internet or broadcast communications, which are reasonably susceptible to interpretation as in support of or opposition to a specific candidate.

Board of Directors Statement in Opposition

The Board of Directors recommends that you vote AGAINST this proposal.

The Company has historically made only an extremely limited number of political contributions. In 2012, 2011, and 2010, these contributions totaled approximately $13,700, $32,000, and $18,700, respectively. The Company is and has been committed to complying with all laws governing these political contribution activities and to incorporation of its values into such activities. Accordingly, we maintain a formal policy regarding political activities, political contributions and lobbying activities, which is contained in the Company’s Code of Conduct and which is publicly available in the “Corporate Governance” section of

THE WESTERN UNION COMPANY-Proxy Statement 60

Proposal 5

our Investor Relations website. That policy sets forth standards for participation in the political process by the Company and its employees. The Code of Conduct also provides that the permission of the Company’s General Counsel’s office is needed before any political contributions are made on behalf of the Company. Further, the Code of Conduct provides that a senior executive officer of the Company’s Government Relations department and the General Counsel’s office be consulted prior to contacting a government official or retaining a lobbyist.

The proposal requests that the Company prepare a quarterly report to stockholders listing any political and electioneering contribution expenditures made during the quarter, identifying any such expenditures that raise an “issue of incongruency” with Company values and policies and stating the justification for such expenditures. The Company believes that preparing such a report is not necessary because significant disclosure regarding its political activities and related policies is already publicly available, and that disclosure of the information requested by the proposal would cause unnecessary work and distraction and would not be in the best interests of the Company or its stockholders, particularly given the small amount of the Company’s contributions in recent years. Furthermore, the Company believes that the proposal’s request for a quarterly report that identifies “issue[s] of incongruency” is misguided, too indefinite in its scope to implement, and not in the Company’s best interests for reasons including the following:

•
It is not clear when a contribution would be sufficiently incongruent with Company values such that it would require identification in the proposed report. On the one hand, the Company strives to always make contributions that are in line with its corporate values. On the other, the Company recognizes that any one individual political candidate may be, on the whole, supportive of the Company’s policy values but may also hold one or more positions with which the Company does not agree. The proposal does not provide any meaningful guidance on how the Company should determine “issue[s] of incongruency.”

•
We continuously evaluate our support of office-holders, industry groups, and other associations to focus on key supporters of initiatives of value to the interests of Western Union and its stockholders, recognizing that it is impractical to identify every relevant issue or candidate, and unrealistic to expect that the Company or its stockholders will agree with every issue that a politician may have supported. We believe that it is best to focus our expenditures on candidates and organizations that can best support our public policy priorities, including those that enable us to continue to increase stockholder value. We do so recognizing that we may not be aligned 100% with every position supported by those candidates or organizations on all policy matters. Likewise, given how issues and positions can develop and shift rapidly during a year, we believe that it is important that we maintain the flexibility to analyze and respond to issues so that we can make decisions that are in the best interests of the Company and our stockholders.

•
We believe that participating in the political process in a transparent manner is an important way to enhance stockholder value and promote good corporate citizenship. We do not believe, however, that implementing a quarterly report on our political activity would provide stockholders with any more meaningful information than is already available.

•
Disclosure of the Company’s rationale for political contributions could disclose sensitive information regarding the Company’s business plans and strategies and, as a result, is not in the best interests of the Company’s stockholders.

Required Vote; Recommendation Only

The affirmative vote of the holders of a majority of shares of the Company’s common stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter is required to approve this Proposal 5. Stockholders should be aware that this stockholder proposal is simply a request that the Board of Directors take the action stated in the proposal. Approval of this proposal may not result in the requested action being taken by the Board of Directors, and therefore, its approval would not effectuate the actions requested by the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST PROPOSAL 5.

THE WESTERN UNION COMPANY-Proxy Statement 61

Equity Compensation Plan Information

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information, as of December 31, 2012, about our Common Stock that may be issued upon the exercise of options and settlement of other equity awards under all compensation plans under which equity securities are reserved for issuance. The Western Union Company 2006 Long-Term Incentive Plan and The Western Union Company 2006 Non-Employee Director Equity Compensation Plan are our only equity compensation plans pursuant to which our equity securities are authorized for issuance.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders	31,793,169	(1)	18.46	(2)	35,114,515	(3)
Equity compensation plans not approved by security holders	—		N/A		—
Total	31,793,169	(1)	18.46	(2)	35,114,515	(3)
Footnotes:

(1)
Includes 4,798,209 restricted stock units, performance-based restricted stock units, deferred stock units, and bonus stock units that were outstanding on December 31, 2012 under The Western Union Company 2006 Long-Term Incentive Plan and The Western Union Company 2006 Non-Employee Director Equity Compensation Plan. Restricted stock unit awards, deferred stock unit awards and bonus stock units may be settled only for shares of Common Stock on a one-for-one basis. The number included for performance-based restricted stock units reflect grant date units awarded. Assuming maximum number payout for performance-based restricted stock units that have not completed the required performance period, the number of securities to be issued would increase by 1,166,898. Please see the “Compensation Discussion and Analysis” section of this Proxy Statement for further information regarding the 2012 performance-based restricted stock units, including the performance metrics applicable to such awards.

(2)	Only option awards were used in computing the weighted-average exercise price.

(3)
This amount represents shares of Common Stock available for issuance under The Western Union Company 2006 Long-Term Incentive Plan and The Western Union Company 2006 Non-Employee Director Equity Compensation Plan. Awards available for grant under The Western Union Company 2006 Long-Term Incentive Plan include stock options, stock appreciation rights, restricted stock, restricted stock units, bonus stock, bonus stock units, performance grants, and any combination of the foregoing awards. Awards available for grant under The Western Union Company 2006 Non-Employee Director Equity Compensation Plan include non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, unrestricted stock units, and any combination of the foregoing awards.

THE WESTERN UNION COMPANY-Proxy Statement 62

Stock Beneficially Owned by Directors, Executive Officers and Our Largest Stockholders

STOCK BENEFICIALLY OWNED BY DIRECTORS, EXECUTIVE OFFICERS AND OUR LARGEST STOCKHOLDERS

The following table sets forth the beneficial ownership of Common Stock by each person or group that is known by us to be the beneficial owner of more than five percent (5%) of our Common Stock, all directors and nominees, each of the executive officers named in the 2012 Summary Compensation Table contained in this Proxy Statement (except as otherwise noted), and all directors and executive officers as a group. Except as otherwise noted, (i) the information is as of April 1, 2013, (ii) each person has sole voting and investment power of the shares, and (iii) the business address of each person shown below is 12500 East Belford Avenue, Englewood, Colorado 80112.

Name of Beneficial Owner	Address	Amount and Nature of Beneficial Ownership		Percentage of Outstanding Shares
5% Owners
BlackRock, Inc.	40 East 52nd Street, New York, NY 10022	41,456,250	(1)	6.95%	(1)
Directors and Named Executive Officers (2)
Dinyar S. Devitre		172,996		*
Hikmet Ersek		1,373,761		*
Richard A. Goodman		20,441		*
Jack M. Greenberg		586,201		*
Betsy D. Holden		58,980		*
Linda Fayne Levinson		143,253		*
Roberto G. Mendoza		135,636		*
Michael A. Miles, Jr.		53,980		*
Wulf von Schimmelmann		26,789		*
Solomon D. Trujillo		32,241		*
Rajesh K. Agrawal		247,857		*
John R. Dye		20,657		*
Scott T. Scheirman		527,082		*
J. David Thompson		41,527		*
All directors and executive officers as a group (17 persons) (3)		3,711,467		*

* Less than 1%.
Footnotes:

(1)
The number of shares held and percentage of outstanding shares were obtained from the holder’s Amendment No. 2 to Schedule 13G filing with the Securities and Exchange Commission dated February 4, 2013, which reports ownership as of December 31, 2012. The Schedule 13G filing indicates that the holder had sole power to vote or direct the vote of, and sole power to dispose of or direct the disposition of 41,456,250 shares, and shared power to vote or direct the vote of, and shared power to dispose of or direct the disposition of, no shares.

(2)
Does not include ownership by Stewart A. Stockdale as he is no longer employed by the Company and the Company does not have access to information regarding his ownership. The number of shares reported includes shares covered by options that are exercisable within 60 days of April 1, 2013 as follows: Mr. Agrawal, 228,340; Mr. Devitre, 149,146; Mr. Dye, 12,525; Mr. Ersek, 1,206,063; Mr. Greenberg, 513,489; Mr. Goodman, 20,441; Ms. Holden, 53,980; Ms. Fayne Levinson, 143,253; Mr. Mendoza, 135,636; Mr. Miles, 53,980; Mr. von Schimmelmann, 26,789; Mr. Scheirman, 471,599; Mr. Thompson, 16,975; Mr. Trujillo, 20,441; all directors and executive officers as a group, 3,299,487.

(3)	Does not include Mr. Stockdale as he is no longer employed by the Company.

THE WESTERN UNION COMPANY-Proxy Statement 63

Certain Transactions and Other Matters

CERTAIN TRANSACTIONS AND OTHER MATTERS

We or one of our subsidiaries may occasionally enter into transactions with certain “related persons.” Related persons include our executive officers, directors, nominees for directors, 5% or more beneficial owners of our Common Stock and immediate family members of these persons. We refer to transactions involving amounts in excess of $120,000 and in which the related person has a direct or indirect material interest as “related person transactions.” Each related person transaction must be approved or ratified in accordance with the Company’s written Related Person Transactions Policy by the Corporate Governance and Public Policy Committee of the Board of Directors or, if the Corporate Governance and Public Policy Committee of the Board of Directors determines that the approval or ratification of such related person transaction should be considered by all disinterested members of the Board of Directors, by the vote of a majority of such disinterested members.
The Corporate Governance and Public Policy Committee considers all relevant factors when determining whether to approve a related person transaction including, without limitation, the following:

•	the size of the transaction and the amount payable to a related person;

•	the nature of the interest of the related person in the transaction;

•	whether the transaction may involve a conflict of interest; and

•
whether the transaction involves the provision of goods or services to the Company that are available from unaffiliated third parties and, if so, whether the transaction is on terms and made under circumstances that are at least as favorable to the Company as would be available in comparable transactions with or involving unaffiliated third parties.

The Company’s Related Person Transactions Policy is available through the “Investor Relations, Corporate Governance” portion of the Company’s website, www.westernunion.com.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and persons who own more than 10% of the Company’s Common Stock, as well as certain affiliates of such persons, to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of the Company’s Common Stock. Based solely on the Company’s review of the reports that have been filed by or on behalf of such persons in this regard and written representations from our executive officers and directors that no other reports were required, during and for the fiscal year ended December 31, 2012, the Company believes that all Section 16(a) filing requirements applicable to the Company’s directors, executive officers, and greater than 10% stockholders were met, except that one Form 4 filing for each of John R. Dye and J. David Thompson related to the re-investment of dividends in Company Common Stock was inadvertently filed late.
* * *
This Proxy Statement is provided to you at the direction of the Board of Directors.
John R. Dye
Executive Vice President,
General Counsel and
Secretary

THE WESTERN UNION COMPANY-Proxy Statement 64

ANNEX A

PROPOSED AMENDMENT TO ARTICLE SEVENTH, SECTION B OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE WESTERN UNION COMPANY TO PROVIDE STOCKHOLDERS WITH THE RIGHT TO CALL SPECIAL MEETINGS OF STOCKHOLDERS

B. Unless otherwise prescribed by law or by this Certificate of Incorporation (including any Certificates of Designation with respect to any Preferred Stock, the “Certificate of Incorporation”), Special Meetings of Stockholders, for any purpose or purposes, may ~~only~~ be called only by the officers and directors or holders of record of at least 20% aggregate of the outstanding capital stock of the Corporation, subject to the procedures and other requirements as provided in the By-Laws of the Corporation.

A-1

ANNEX B

PROPOSED AMENDMENTS TO ARTICLE II OF THE BY-LAWS OF THE WESTERN UNION COMPANY
TO PROVIDE STOCKHOLDERS WITH THE RIGHT TO CALL SPECIAL MEETINGS OF STOCKHOLDERS
ARTICLE II
MEETINGS OF STOCKHOLDERS
Section 1. Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.
Section 2. Annual Meetings. The Annual Meetings of Stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meetings the stockholders shall elect Directors, and transact such other business as may properly be brought before the meeting. Written notice or, to the extent permitted by law, electronic notice of the Annual Meeting stating the place, date and hour of the meeting, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.
Section 3. Special Meetings. ~~Unless otherwise prescribed by law or by the Certificate of Incorporation (including any Certificates of Designation with respect to any Preferred Stock, the “Certificate of Incorporation”), Special Meetings of Stockholders, for any purpose or purposes, may be called by (i) the Chairman of the Board of Directors, (ii) the Chief Executive Officer (iii) the President, if there be one, (iii) the Secretary, (iv) the Chairman of the Governance Committee, or (v) any such officer at the request in writing of a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting. Written notice of a Special Meeting stating the place, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and the purpose or purposes for which the meeting is called shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.~~
(a) Unless otherwise prescribed by law or by the Certificate of Incorporation (including any Certificates of Designation with respect to any Preferred Stock, the “Certificate of Incorporation”), Special Meetings of Stockholders, for any purpose or purposes, may be called by: (i) the Chairman of the Board of Directors; (ii) the Chief Executive Officer; (iii) the President, if there be one; (iv) the Secretary; (v) the Chairman of the Governance Committee; or (vi) any such officer at the request in writing of a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting.

(b) Subject to this Section 3(b) and other applicable provisions of these By-laws, a Special Meeting of Stockholders shall be called by the Secretary upon the written request (each such request, a “Special Meeting Request” and such meeting, a “Stockholder Requested Special Meeting”) of one or more stockholders of record of the Corporation that together have continuously held, for their own account or on behalf of others, beneficial ownership of at least a twenty percent (20%) aggregate “net long position” of the capital stock issued and outstanding (the “Requisite Percentage”) for at least one year prior to the date such request is delivered to the Corporation (such period, the “One-Year Period”). For purposes of determining the Requisite Percentage, “net long position” shall be determined with respect to each requesting holder in accordance with the definition thereof set forth in Rule 14e-4 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”); provided that (x) for purposes of such definition, (A) “the date that a tender offer is first publicly announced or otherwise made known by the bidder to the holders of the security to be acquired” shall be the date of the relevant Special Meeting Request, (B) the “highest tender offer price or stated amount of the consideration offered for the subject security” shall refer to the closing sales price of capital stock on the New York Stock Exchange (or any successor thereto) on such date (or, if such date is not a trading day, the next succeeding trading day), (C) the “person whose securities are the subject of the offer” shall refer to the Corporation, and (D) a “subject security” shall refer to the outstanding capital stock; and (y) the net long position of such holder shall be reduced by the number of shares of capital stock as to which such holder does not, or will not, have the right to vote or direct the vote at the Stockholder Requested Special Meeting or as to which such holder has, at any time during the One-Year Period, entered into any derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares. Whether the requesting holders have complied with the requirements of this Section 3(b) and related provisions of these By-laws shall be determined in good faith by the Board of Directors or its designees, which determination shall be conclusive and binding on the Corporation and the stockholders.

(c) In order for a Stockholder Requested Special Meeting to be called, one or more Special Meeting Requests must be signed by the Requisite Percentage of stockholders submitting such request and by each of the beneficial owners, if any, on

ANNEX B

whose behalf the Special Meeting Request is being made and must be delivered to the Secretary. The Special Meeting Request(s) shall be delivered to the Secretary at the principal executive offices of the Corporation by nationally recognized private overnight courier service, return receipt requested. Each Special Meeting Request shall (i) set forth a statement of the specific purpose(s) of the Stockholder Requested Special Meeting and the matters proposed to be acted on at it, (ii) bear the date of signature of each such stockholder signing the Special Meeting Request, (iii) set forth (A) the name and address, as they appear in the Corporation's books, of each stockholder signing such request and the beneficial owners, if any, on whose behalf such request is made and (B) the class or series and number of shares of capital stock of the Corporation that are, directly or indirectly, owned of record or beneficially (within the meaning of Rule 13d-3 under the Exchange Act) by each such stockholder and the beneficial owners, if any, on whose behalf such request is made, (iv) set forth any material interest of each stockholder signing the Special Meeting Request in the business desired to be brought before the Stockholder Requested Special Meeting, (v) include documentary evidence that the stockholders requesting the special meeting own the Requisite Percentage as of the date on which the Special Meeting Request is delivered to the Secretary of the Corporation; provided, however, that if the stockholders are not the beneficial owners of the shares constituting all or part of the Requisite Percentage, then to be valid, the Special Meeting Request must also include documentary evidence (or, if not simultaneously provided with the Special Meeting Request, such documentary evidence must be delivered to the Secretary of the Corporation within ten (10) days after the date on which the Special Meeting Request is delivered to the Secretary of the Corporation) that the beneficial owners on whose behalf the Special Meeting Request is made beneficially own such shares as of the date on which such Special Meeting Request is delivered to the Secretary, (vi) an agreement by each of the stockholders requesting the special meeting and each beneficial owner, if any, on whose behalf the Special Meeting Request is being made to notify the Corporation promptly in the event of any decrease in the net long position held by such stockholder or beneficial owner following the delivery of such Special Meeting Request and prior to the Stockholder Requested Special Meeting and an acknowledgement that any such decrease shall be deemed to be a revocation of such Special Meeting Request by such stockholder or beneficial owner to the extent of such reduction, (vii) contain any other information that would be required to be provided by a stockholder seeking to bring an item of business before an annual meeting of stockholders pursuant to Article II, Section 9 of these By-laws, and, (viii) if the purpose of the Stockholder Requested Special Meeting includes the election of one or more Directors, contain any other information that would be required to be set forth with respect to a proposed nominee pursuant to Article II, Section 8 of these By-laws. Each Stockholder making a Special Meeting Request and each beneficial owner, if any, on whose behalf the Special Meeting Request is being made is required to update such Special Meeting Request delivered pursuant to this Section 3 in accordance with the requirements of Article II, Sections 8 and 9 of these By-laws. Any requesting Stockholder may revoke his, her or its Special Meeting Request at any time prior to the Stockholder Requested Special Meeting by written revocation delivered to the Secretary of the Corporation at the principal executive offices of the Corporation. If at any time after sixty (60) days following the earliest dated Special Meeting Request, the unrevoked (whether by specific written revocation or by a reduction in the net long position held by such Stockholder, as described above) valid Special Meeting Requests represent in the aggregate less than the Requisite Percentage, there shall be no requirement to hold a Stockholder Requested Special Meeting.
(d) In determining whether Special Meeting Requests have met the requirements of this Section 3, multiple Special Meeting Requests will be considered together only if (i) each Special Meeting Request identifies substantially the same purpose or purposes of the requested special meeting and substantially the same matters proposed to be acted on at the Stockholder Requested Special Meeting (in each case as determined in good faith by the Board), and (ii) such Special Meeting Requests have been delivered to the Secretary within 60 days of the delivery to the Secretary of the earliest dated Special Meeting Request relating to such item(s) of business.
(e) If none of the stockholders who submitted a Special Meeting Request appears or sends a qualified representative to present the item of business submitted by the stockholders for consideration at the Stockholder Requested Special Meeting, such item of business shall not be submitted for vote of the stockholders at such Stockholder Requested Special Meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation or such stockholder(s).
(f) Except as provided in the next sentence, a Stockholder Requested Special Meeting shall be held at such date, time and place within or without the State of Delaware as may be fixed by the Board of Directors; provided, however, that the date of any such Stockholder Requested Special Meeting shall be not more than ninety (90) days after the date on which valid Special Meeting Request(s) constituting the Requisite Percent are delivered to the Secretary of the Corporation (such date of delivery being the “Delivery Date”). Notwithstanding the foregoing, the Secretary of the Corporation shall not be required to call a Stockholder Requested Special Meeting if (i) the Board of Directors calls an annual meeting of stockholders, or a special meeting of stockholders at which a Similar Item (as defined in this Section 3(f)) is to be presented pursuant to the notice of such meeting, in either case to be held not later than sixty (60) days after the Delivery Date; (ii) the Delivery Date is during the period commencing ninety (90) days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the earlier of (A) the date of the next annual meeting and (B) thirty (30) days after the first anniversary of the date of the immediately preceding annual meeting; or (iii) the Special Meeting Request(s) (A) contain an identical or substantially similar item (as determined in good faith by the Board of Directors, a “Similar Item”) to an item that was presented at any meeting of stockholders held not more

ANNEX B

than one hundred and twenty (120) days before the Delivery Date (and, for purposes of this clause (iii) the election of directors shall be deemed a “Similar Item” with respect to all items of business involving the election or removal of directors); (B) relate to an item of business that is not a proper subject for action by the stockholders under applicable law; (C) were made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law or would cause the Corporation to violate any law; or (D) do not comply with the provisions of this Section 3. The procedures set forth in this Section 3 are the exclusive means by which items of business may be raised by stockholders at a Stockholder Requested Special Meeting.
(g) Written notice of a special meeting stating the place, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and the purpose or purposes for which the meeting is called shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. Any notice relating to a special meeting appropriately called pursuant to this Section 3 shall describe the item or items of business to be considered at such special meeting. Business transacted at any special meeting shall be limited to the matters identified in the Corporation's notice given pursuant to this Section 3; provided, however, that nothing herein shall prohibit the Board of Directors from including in such notice and submitting to the Stockholders additional matters to be considered at any Stockholder Requested Special Meeting.
Section 4. Quorum. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.
Section 5. Voting. Unless otherwise required by law, the Certificate of Incorporation or these By-Laws, all voting shall be conducted in accordance with this Section 5. Each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote on the subject matter held by such stockholder or such other vote as set forth in the Certificate of Incorporation. Such votes may be cast in person or by proxy but no proxy shall be voted on or after three years from its date, unless such proxy provides for a longer period. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in such officer's discretion, may require that any votes cast at such meeting shall be cast by written ballot.
In all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders.
Each director shall be elected by the vote of a majority of the votes cast with respect to that director's election at any meeting for the election of directors at which a quorum is present. However, if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. A majority of votes cast in an election of directors shall mean that the number of votes cast “for” a director's election exceeds the number of votes cast “against” that director's election (with “abstentions” and “broker nonvotes” not counted as a vote cast either “for” or “against” that director's election).
If a nominee for director, who is an incumbent director, is not elected, the director shall promptly tender his or her resignation to the Board of Directors. The Corporate Governance Committee, or such other committee designated by the Board of Directors, shall make a recommendation to the Board of Directors as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken. The Board of Directors shall act on the resignation, taking into account the committee's recommendation, and publicly disclose (by a press release, a filing with the Securities Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days following certification of the election results. The director who tenders his or her resignation shall not participate in the recommendation of the committee or the decision of the Board of Directors with respect to his or her resignation. If such incumbent director's resignation is not accepted by the Board of Directors, such director shall continue to serve until the next annual meeting and until his or her successor is duly elected or his or her earlier resignation or removal.
If the Board of directors accepts a director's resignation pursuant to this Section 5, or if a nominee for director is not elected and the nominee is not an incumbent director, the Board of Directors may fill the resulting vacancy pursuant to the provisions of Article III, Section 2 or may decrease the size of the Board of Directors pursuant to the provisions of Article III, Section 1 of these By-Laws.

ANNEX B

Section 6. List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least 10 days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present. If the meeting is to be held solely by means of remote communication, the list shall also be open to the examination of any stockholder of the Corporation during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.
Section 7. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to vote in person or by proxy at any meeting of stockholders.
Section 8. Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Certificate of Incorporation of the Corporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances.
(a) Nominations of persons for election to the Board of Directors may be made ~~at any annual meeting of stockholders~~ by or at the direction of the Board of Directors (or any duly authorized committee thereof) at any annual meeting of stockholders or any special meeting of stockholders (but only if the election of directors is a matter specified in the notice of meeting).
(b) Nominations of persons for election to the Board of Directors may also be made at any annual or special (but only if the election of directors is a matter specified in the notice of meeting) meeting of stockholders by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 8(b) and on the record date for the determination of stockholders entitled to vote at such ~~annual~~ meeting and (ii) who complies with the notice procedures set forth in this Section 8(b). A stockholder may also nominate persons for election to the Board of Directors pursuant to a Special Meeting Request in accordance with the requirements set forth in Article II, Section 3.
In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.
~~To~~For a stockholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting pursuant to this Section 8(b), to be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs. If the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling a special meeting, then for a stockholder to make any nomination of a person or persons for election to the Board of Directors at a special meeting, to be timely, the stockholder's notice for nominations to be made at a special meeting must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the special meeting or, if later, the tenth day following the day on which public disclosure of the date of such special meeting was first made.
To be in proper written form, a stockholder's notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder and the beneficial owner, if any, on whose behalf the nomination is made, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder or such beneficial owner, (iii) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such

ANNEX B

stockholder or beneficial owner with respect to any share of stock of the Corporation (which information shall be updated by such stockholder and beneficial owner, if any, as of the record date of the meeting not later than 10 days after the record date for the meeting), (iv) a description of all arrangements or understandings between such stockholder or such beneficial owner and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to nominate the persons named in its notice and (vi) any other information relating to such stockholder or such beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.
(c) The Corporation shall include in its proxy statement for an annual meeting of stockholders the name, together with the Required Information (as defined below), of any person nominated for election (the “Stockholder Nominee”) to the Board of Directors by a stockholder that satisfies, or by a group of stockholders that satisfy, the requirements of this Section 8(c) (such individual or stockholder group, including each member thereof, to the extent the context so requires, the “Eligible Stockholder”), and who expressly elects at the time of providing the notice required by this Section 8(c) to have its nominee included in the Corporation's proxy statement pursuant to this Section 8(c). Any stockholder or group of stockholders seeking to nominate one or more Stockholder Nominees pursuant to this Section 8(c) shall provide the Corporation with the information called for by the final paragraph of Section 8(b) with respect to such Eligible Stockholder or group of stockholders and each such Stockholder Nominee, as applicable.
For purposes of this Section 8(c), the “Required Information” that the Corporation will include in its proxy statement is (i) the information concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation's proxy statement by the regulations promulgated under the Exchange Act; and (ii) if the Eligible Stockholder so elects, a Statement (defined below).
The Corporation shall not be required to include, pursuant to this Section 8(c), any information concerning any Stockholder Nominee in its proxy statement for any meeting of stockholders (w) with respect to whom the Secretary of the Corporation receives a notice that a stockholder has nominated such person for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees for director set forth in Section 8(b), (x) who would cause the number of Stockholder Nominees included in the Corporation's proxy statement to exceed the maximum number permitted by this Section 8(c), (y) who is not independent under the listing standards of the principal U.S. exchange upon which the common stock of the Corporation is listed, any applicable rules of the Securities and Exchange Commission or any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation's directors (collectively, the “Independence Standards”), or (z) (A) whose election as a member of the Board of Directors would cause the Corporation to be in violation of these By-laws, the Corporation's Amended and Restated Certificate of Incorporation, the rules and listing guidelines of the principal U.S. securities market in which the common stock of the Corporation trades or any other applicable state or federal law or regulation, (B) who has been an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, within the past three years, or (C) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten years.
The Corporate Governance and Public Policy Committee shall determine if the Stockholder Nominee satisfies the Independence Standards based on the information regarding such independence of such Stockholder Nominee that is received by the Board of Directors. At the request of the Corporation, the Stockholder Nominee must complete and submit the questionnaires that are required of the Corporation's directors and officers. The Corporation may also request such additional information as is necessary to permit the Board of Directors to determine if each Stockholder Nominee satisfies the Independence Standards. The Corporate Governance and Public Policy Committee may, in its sole discretion, permit the Eligible Stockholder and/or the Stockholder Nominee and its or their representatives an opportunity to appear before such committee in connection with its consideration as to whether the Stockholder Nominee satisfies the Independence Standards.
If a Stockholder Nominee or an Eligible Stockholder fails to continue to meet the requirements of this Section 8(c) or if the Eligible Stockholder fails to meet the all of the requirements of the notice provisions set forth in the last paragraph of Section 8(b) to properly nominate a candidate for election as a director at the annual meeting of stockholders or if a Stockholder Nominee dies, becomes disabled or is otherwise disqualified from being nominated for election or serving as a director prior to the annual meeting of stockholders:
(i)    The Corporation may, to the extent feasible, remove the name of the Stockholder Nominee and the Statement from its proxy statement, remove the name of the Stockholder Nominee from its form of proxy and/or otherwise communicate to its stockholders that the Stockholder Nominee will not be eligible for nomination at the annual meeting of stockholders; and

ANNEX B

(ii)    The Eligible Stockholder may not name another Stockholder Nominee or, subsequent to the last day on which a stockholder's notice of an intent to make a nomination would be timely, otherwise cure in any way any defect preventing the nomination of the Stockholder Nominee at the annual meeting of stockholders.
The number of Stockholder Nominees (including Stockholder Nominees that were submitted by an Eligible Stockholder for inclusion in the Corporation's proxy statement pursuant to this Section 8(c) but either are subsequently withdrawn or that the Board of Directors decides to nominate as Board of Director nominees) appearing in the Corporation's proxy statement with respect to an annual meeting of stockholders shall not exceed 20% of the number of directors in office as of the last day on which notice of a nomination in accordance with the procedures set forth in this Section 8(c) may be delivered pursuant to this Section 8(c), or if such amount is not a whole number, the closest whole number below 20%. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 8(c) exceeds this maximum number, each Eligible Stockholder will select one Stockholder Nominee for inclusion in the Corporation's proxy statement until the maximum number is reached, going in order of the amount (largest to smallest) of shares of common stock of the Corporation each Eligible Stockholder disclosed as owned in the written notice of the nomination submitted to the Corporation. If the maximum number is not reached after each Eligible Stockholder has selected one Stockholder Nominee, this selection process will continue as many times as necessary, following the same order each time, until the maximum number is reached.
For purposes of this Section 8(c), an Eligible Stockholder shall be deemed to “own” only those outstanding shares of common stock of the Corporation as to which the stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (x) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, (y) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder's or affiliates' full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such stockholder or affiliate. A stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A stockholder's ownership of shares shall be deemed to continue during any period in which the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the common stock of the Corporation are “owned” for these purposes shall be determined by the Board of Directors.
An Eligible Stockholder must have owned (as defined above) 3% or more of the Corporation's outstanding common stock continuously for at least three years (the “Required Shares”) as of both the date the written notice of the nomination is delivered to or mailed and received by the Corporation in accordance with this Section 8(c) and the record date for determining stockholders entitled to vote at the annual meeting. Within the time period specified in this Section 8(c) for providing notice of a nomination in accordance with the procedures set forth in this Section 8(c), an Eligible Stockholder must provide the following information in writing to the Secretary of the Corporation: (i) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within seven calendar days prior to the date the written notice of the nomination is delivered to or mailed and received by the Corporation, the Eligible Stockholder owns, and has owned continuously for the preceding three years, the Required Shares, and the Eligible Stockholder's agreement to provide, within five (5) business days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying the Eligible Stockholder's continuous ownership of the Required Shares through the record date; (ii) information regarding the Stockholder Nominee and Eligible Stockholder that is the same as that which would be required to be set forth in the stockholder's notice of nomination of such Stockholder Nominee pursuant to Section 8(b), together with the written consent of each Stockholder Nominee to being named in the proxy statement as a nominee and to serving as a director if elected; (iii) a copy of the Schedule 14N that has been filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act, as may be amended; (iv) a representation that the Eligible Stockholder (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and does not presently have such intent, (B) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 8(c), (C) has not engaged and will not engage in, and has not and will not be a “participant” in another person's, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee or a nominee of the Board of Directors, and (D) will not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the Corporation; and (v)

ANNEX B

an undertaking that the Eligible Stockholder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder's communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provided to the Corporation and (B) comply with all other laws and regulations applicable to any solicitation in connection with the annual meeting.
The Eligible Stockholder may provide to the Secretary of the Corporation, at the time the information required by this Section 8(c) is provided, a written statement for inclusion in the Corporation's proxy statement for the annual meeting, not to exceed 250 words, in support of the Stockholder Nominee's candidacy (the “Statement”). Notwithstanding anything to the contrary contained in this Section 8(c), the Corporation may omit from its proxy statement any information or Statement that it, in good faith, believes would violate any applicable law or regulation or otherwise cause harm to the Corporation.
Within the time period specified in this Section 8(c) for providing notice of a nomination in accordance with the procedures set forth in this Section 8(c), a Stockholder Nominee must deliver to the Secretary of the Corporation a written representation and agreement that such person (i) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question that has not been disclosed to the Corporation, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, and (iii) will comply with all the Corporation corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines, and any other the Corporation policies and guidelines applicable to directors. If the Stockholder Nominee fails to comply with any of the requirements included in this paragraph or this Section 8(c) the Stockholder Nominee will not be eligible for inclusion in the Corporation's proxy statement.
Any Stockholder Nominee who is included in the Corporation's proxy statement for a particular annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at such annual meeting, or (ii) does not receive at least 25% of the votes cast in favor of the Stockholder Nominee's election, will be ineligible to be a Stockholder Nominee pursuant to this Section 8(c) for the next two annual meetings.
Notwithstanding anything herein to the contrary, to be timely, a stockholder's notice of a nomination in accordance with the procedures set forth in this Section 8(c) must be delivered or mailed and received at the principal executive offices of the Corporation no later than 120 calendar days before the first anniversary of the date that the Corporation distributed its proxy statement to stockholders for the previous year's annual meeting of stockholders.
(d) No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 8. If the Chairman of the annual meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.
Section 9. Business at ~~Annual~~Stockholder Meetings. No business may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 9 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 9. Except for proposals properly made in accordance with Rule 14a-8 under the Exchange Act, and included in the notice of meeting given by or at the direction of the Board of Directors, the foregoing clause (c) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders. Stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders (other than pursuant to a Special Meeting Request in accordance with the requirements set forth in Article II, Section 3), and the only matters that may be brought before a special meeting are the matters specified in the Corporation's notice of meeting. Stockholders seeking to nominate persons for election to the Board of Directors must comply with Article II, Section 8 of these By-laws.
In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.
To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which

ANNEX B

notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs.
To be in proper written form, a stockholder's notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder or such beneficial owner, (iv) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such stockholder or beneficial owner with respect to any share of stock of the Corporation (which information shall be updated by such stockholder and beneficial owner, if any, as of the record date of the meeting not later than 10 days after the record date for the meeting), (v) a description of all arrangements or understandings between such stockholder or such beneficial owner and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder or such beneficial owner in such business and (vi) a representation that such stockholder or such beneficial owner intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.
No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 9, provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 9 shall be deemed to preclude discussion by any stockholder of any such business. If the Chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

WESTERN UNION WU

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945

Address Change? Mark box, sign, and indicate changes below: ☐

COMPANY #

TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

The Board of Directors Recommends a Vote FOR Items 1 through 7.

Election of directors:

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
1. Dinyar S. Devitre	☐	☐	☐	**3.** Wulf von Schimmelmann	☐	☐	☐
2. Betsy D. Holden	☐	☐	☐	**4.** Solomon D. Trujillo	☐	☐	☐

Please fold here – Do not separate

Other Matters:

5. Advisory Vote to Approve Executive Compensation	☐ For	☐ Against	☐ Abstain
6. Ratification of Selection of Auditors	☐ For	☐ Against	☐ Abstain
7. Approval of amendments to the Company's Amended and Restated Certificate of Incorporation to provide stockholders the right to call special meetings of stockholders	☐ For	☐ Against	☐ Abstain

The Board of Directors Recommends a Vote AGAINST Item 8.

8. Stockholder Proposal Regarding Political Contributions	☐ For	☐ Against	☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEMS 1 through 7, AND AGAINST ITEM 8. For shares held in The Western Union Company Incentive Savings Plan (the Plan), the Plan's Trustee will vote the shares as directed. If no direction is given on how to vote the shares to the Trustee by mail on or before May 24, 2013 or by internet or phone by 11:59 p.m. (CT) on May 27, 2013, the Plan's Trustee will vote your shares held in the Plan in the same proportion as the shares for which it receives instructions from all other participants in the Plan.

Date ______________________________

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

THE WESTERN UNION COMPANY

ANNUAL MEETING OF STOCKHOLDERS

May 30, 2013
8:00 a.m.
505 Fifth Avenue, 7th Floor
New York, NY 10017

The Western Union Company
12500 East Belford Avenue
Englewood, CO 80112

proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 30, 2013.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted "FOR" Items 1 through 7 and "AGAINST" Item 8.

By signing the proxy, you revoke all prior proxies and appoint Hikmet Ersek and John R. Dye, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments and postponements thereof.

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET
www.eproxy.com/wu
Use the Internet to vote your proxy until 12:00 p.m. (CT) on May 29, 2013.

PHONE
1-800-560-1965
Use a touch-tone telephone to vote your proxy until 12:00 p.m. (CT) on May 29, 2013.

MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.